As filed with the Securities and Exchange Commission on December 12, 2014

Registration No. 333-200567

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ply Gem Holdings, Inc.	Ply Gem Industries, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
3089	3089
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

20-0645710	11-1727150
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

5020 Weston Parkway, Suite 400

Cary, North Carolina 27513

(919) 677-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shawn K. Poe

Chief Financial Officer

Ply Gem Holdings, Inc.

5020 Weston Parkway, Suite 400

Cary, North Carolina 27513

(919) 677-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(4)
6.50% Senior Notes due 2022	$150,000,000	100%	$150,000,000	$17,430
Guarantees of 6.50% Senior Notes due 2022	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.
(2)	The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933.
(3)	No additional consideration is being received for the guarantees and, therefore, no additional fee is required.
(4)	Previously paid.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Alenco Building Products Management, L.L.C.	Delaware	3089	76-0674044
Alenco Extrusion GA, L.L.C.	Delaware	3089	74-2994904
Alenco Extrusion Management, L.L.C.	Delaware	3089	76-0674041
Alenco Holding Corporation	Delaware	3089	75-2908312
Alenco Interests, L.L.C.	Delaware	3089	58-2609498
Alenco Trans, Inc.	Delaware	3089	75-2908315
Alenco Window GA, L.L.C.	Delaware	3089	74-2994900
Aluminum Scrap Recycle, L.L.C.	Delaware	3089	76-0674046
AWC Arizona, Inc.	Delaware	3089	30-3399914
AWC Holding Company	Delaware	3089	20-1096406
Foundation Labs by Ply Gem, LLC	Delaware	3089	36-4738285
Glazing Industries Management, L.L.C.	Delaware	3089	76-0674043
Great Lakes Window, Inc.	Ohio	3089	34-1548026
Kroy Building Products, Inc.	Delaware	3089	04-3248415
Mastic Home Exteriors, Inc.	Ohio	3089	31-0459490
MW Manufacturers Inc.	Delaware	3089	63-0400153
MWM Holding, Inc.	Delaware	3089	22-3889412
Napco, Inc.	Delaware	3089	13-3637496
New Alenco Extrusion, Ltd.	Texas	3089	76-0674016
New Alenco Window, Ltd.	Texas	3089	76-0674017
New Glazing Industries, Ltd.	Texas	3089	76-0674018
Ply Gem Pacific Windows Corporation	Delaware	3089	20-5169626
SimEx, Inc.	West Virginia	3089	54-1962894
Simonton Building Products LLC	Delaware	3089	32-0448651
Simonton Industries, Inc.	California	3089	68-0360844
Simonton Windows, Inc.	West Virginia	3089	75-3107574
Simonton Windows & Doors, Inc.	Delaware	3089	20-5192833
Variform, Inc.	Missouri	3089	43-0799731

The address of each of the additional registrants is c/o Ply Gem Holdings, Inc., 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 12, 2014

PROSPECTUS

Ply Gem Industries, Inc.

Exchange Offer for $150,000,000

6.50% Senior Notes due 2022 and Related Guarantees

The Notes and the Guarantees

•

We are offering to exchange $150,000,000 of our outstanding 6.50% Senior Notes due 2022 and certain related guarantees, which were issued on September 19, 2014 and which we refer to collectively as the initial notes, for a like aggregate amount of our registered 6.50% Senior Notes due 2022 and certain related guarantees, which we refer to collectively as the exchange notes. The exchange notes will be issued under an indenture dated as of January 30, 2014. We previously issued $500,000,000 aggregate principal amount of our 6.50% Senior Notes due 2022 on January 30, 2014, which we refer to collectively as the existing notes, pursuant to the indenture, which allows us to issue additional notes from time to time.

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The exchange notes will mature on February 1, 2022. We will pay interest on the exchange notes semi-annually on February 1 and August 1 of each year, commencing on February 1, 2015, at a rate of 6.50% per annum, to holders of record on the January 15 or July 15 immediately preceding the interest payment date.

•	The exchange notes will be guaranteed on a senior unsecured basis by our parent, Ply Gem Holdings, Inc., and substantially all of our subsidiaries located in the United States.

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The exchange notes and the related guarantees will be unsecured and will be equal in right of payment to all of our existing and future senior indebtedness, including borrowings under our senior secured asset-based revolving credit facility, or ABL Facility, and our senior secured term loan facility, or Term Loan Facility.

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The exchange notes and the related guarantees will be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness, including borrowings under the ABL Facility and the Term Loan Facility, to the extent of the value of the assets securing such indebtedness.

•	The exchange notes and the related guarantees will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries that are not guarantors.

Terms of the exchange offer

•	It will expire at 5:00 p.m., New York City time, on , 2015, unless we extend it.

•	If all the conditions to this exchange offer are satisfied, we will exchange all of our initial notes that are validly tendered and not withdrawn for the exchange notes.

•	You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

•

The exchange notes that we will issue you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

•	The exchange notes that we will issue you in exchange for your initial notes are new securities with no established market for trading.

Before participating in this exchange offer, please refer to the section in this prospectus entitled “Risk Factors” commencing on page 23.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where those initial notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is             , 2014.

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MARKET AND INDUSTRY DATA

Market data and other statistical information used throughout this prospectus and in the documents incorporated by reference into this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on good faith estimates by our management, which are derived from their review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy or completeness. Gary E. Robinette, our President and Chief Executive Officer, is a member of the Policy Advisory Board of Harvard University’s Joint Center for Housing Studies, and we have relied, in part, on its study for the market and statistical information included or incorporated by reference into this prospectus.

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PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. You should read this prospectus carefully in its entirety before making an investment decision. In particular, you should read the section entitled “Risk Factors” included elsewhere in this prospectus and the consolidated financial statements and notes thereto incorporated by reference into this prospectus.

Unless otherwise specified or the context requires otherwise, (i) the term “Ply Gem Holdings” refers to Ply Gem Holdings, Inc.; (ii) the term “Ply Gem Industries” refers to Ply Gem Industries, Inc., the principal operating subsidiary of Ply Gem Holdings; and (iii) the terms “we,” “us,” “our,” “Ply Gem” and the “Company” refer collectively to Ply Gem Holdings and its subsidiaries. The use of these terms is not intended to imply that Ply Gem Holdings and Ply Gem Industries are not separate and distinct legal entities. “Adjusted EBITDA” and “Pro Forma adjusted EBITDA” have the meanings set forth in the footnotes to “—Summary Historical Financial Information.”

Our Company

We are a leading manufacturer of exterior building products in North America, operating in two reportable segments: (i) Siding, Fencing and Stone and (ii) Windows and Doors, which comprised approximately 54% and 46% of our net sales, respectively, for the fiscal year ended December 31, 2013 and approximately 55% and 45% of our net sales, respectively, for the nine months ended September 27, 2014. These two segments produce a comprehensive product line of vinyl siding, designer accents, cellular polyvinyl chloride (“PVC”) trim, vinyl fencing, vinyl and composite railing, stone veneer and vinyl windows and doors used in both the new construction market and the home repair and remodeling market in the United States and Canada. Vinyl building products have the leading share of sales volume in siding and windows in the United States. We also manufacture vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors, enabling us to bundle complementary and color-matched products and accessories with our core products. We believe that our comprehensive product portfolio and geographically diverse, low cost manufacturing platform allow us to better serve our customers and provide us with a competitive advantage over other exterior building products suppliers. For the nine months ended September 27, 2014, we had net sales of $1,116.5 million, adjusted EBITDA of $98.2 million, Pro Forma adjusted EBITDA of $119.8 million and a net loss of $18.8 million. For the year ended December 31, 2013, we had net sales of $1,365.6 million, adjusted EBITDA of $117.5 million and a net loss of $79.5 million. See “—Summary Historical Financial Information” for a reconciliation of adjusted EBITDA and Pro Forma adjusted EBITDA to net loss.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and are critical to our continued success:

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Leading Manufacturer of Exterior Building Products. Based on our internal estimates and industry experience, we believe we have established leading positions in many of our core product categories including: No. 1 in vinyl siding in the U.S.; No. 1 in aluminum accessories in the U.S.; No. 2 in vinyl and aluminum windows in the U.S.; No. 1 in windows and doors in Western Canada; and a leading position in vinyl siding and accessories in Canada. We achieved this success by developing a broad offering of high quality products and providing superior service to our customers. We are one of the few companies in our industry that operate a geographically diverse manufacturing platform capable of servicing our customers across the United States and Canada. The scale of our operations also positions us well as customers look to consolidate their supplier base. We believe our broad offering of leading products, geographically diverse manufacturing platform and long-term customer relationships make us the manufacturer of choice for our customers’ exterior building products needs.

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Comprehensive Product Portfolio with Strong Brand Recognition. We offer a comprehensive portfolio of over twenty exterior building product categories covering a full range of price points. Our broad product line gives us a competitive advantage over other exterior building product suppliers who provide a narrower range of products by enabling us to provide our customers with a differentiated value proposition to meet their own customers’ needs. Our leading brands, such as Ply Gem®, Mastic® Home Exteriors, Variform®, Napco®, Georgia-Pacific (which we license), Mitten®, Great Lakes® Window and Simonton®, are well recognized in the industry. Many of our customers actively support our brands and typically become closely tied to our brands through joint marketing and training, fostering long-term relationships under the common goal of delivering a quality product.

We believe a distinguishing factor in our customers’ selection of Ply Gem as a supplier is our innovation and quality for which our brands are known. As a result, our customers’ positive experiences with one product or brand affords us the opportunity to cross-sell additional products and effectively introduce new products. Since 2007, we have successfully implemented a more unified brand strategy to expand our cross-selling opportunities between our siding and window product offerings. For instance, we consolidated certain window product offerings under the Ply Gem brand to offer a national window platform to our customers, which we believe represents a comprehensive line of new construction and home repair and remodeling windows. Our unified branding and cross-selling strategy has produced market share gains across all product categories since 2011 with a significant retail home center, a large building products distributor, a large national builder, and several regional home builders. With our extensive product line breadth, industry-leading brands and national platform, we believe we can provide our current and future customers with a more cost-effective, single source from which to purchase their exterior building products.

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Multi-Channel Distribution Network Servicing a Broad Customer Base. We have a multi-channel distribution network that serves both the new construction and home repair and remodeling end markets through our broad customer base of specialty and wholesale distributors, retail home centers, lumberyards, remodeling dealers and builders. Our multi-channel distribution strategy has increased our sales and penetration within these end markets, while limiting our exposure to any one customer or channel, such that our top ten customers only accounted for approximately 40.0% of our net sales in 2013. We believe our strategy enables us to minimize channel conflict, reduce our reliance on any one channel and reach the greatest number of end customers while providing us with the ability to increase our sales and to sustain our financial performance through economic fluctuations.

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Balanced Exposure to New Construction and Home Repair and Remodeling. Our products are used in new construction and home repair and remodeling, with our diversified product mix reducing our overall exposure to any single sector. We operate in two reportable segments: (i) Siding, Fencing and Stone, which has been weighted towards home repair and remodeling, and (ii) Windows and Doors, which has historically focused on new construction. We have begun to expand our presence in the home repair and remodel window sector and the Simonton acquisition will enable us to further penetrate this market as Simonton is a premier repair and remodeling window company with leading brand recognition. We have also launched a new series of repair and remodel window products focusing on the unique requirements of this sector while leveraging our existing customer relationships. This is one of several initiatives that have been well received by our customers and that complement our established product offerings by utilizing our national sales force to sell multiple products in our portfolio. For example, our Mastic window product, which launched in 2011, has produced favorable results with rapid net sales growth in the repair and remodeling market by leveraging our existing relationships within this sector. We believe the diversity of our end markets and products provides us with a unique opportunity to capitalize on the overall housing market recovery.

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Highly Efficient, Low Cost Operating Platform. Since mid-2006, we have closed or consolidated eight plants, generating savings of over $30.0 million annually, and significantly reduced our workforce. Since

2006, we also invested approximately $98.3 million in capital expenditures, including new product introductions and upgrades to equipment, facilities and technology, to continue improving our vertically integrated manufacturing platform. For example, our multi-plant window manufacturing platform allows us to service our customers with minimal lead times across a broad geographic coverage area as long as demand increases are not limited to a certain region or area, providing us a competitive advantage with the ability to operate in just-in-time fashion. This capability provides a unique service proposition to our customers while allowing us to maintain minimal inventory levels in our window product offerings. In addition, as a result of our PVC resin purchasing scale (we are one of the largest purchasers in North America based on industry estimates), we are able to secure favorable prices, terms and input availability through various cycles. Furthermore, since 2008, we have centralized numerous back office functions to our corporate office that previously resided in our business segments. This enabled us to maximize our efficiencies and minimize selling, general, and administrative expenses during the U.S. housing downturn. Through our strong cost controls, vertically-integrated manufacturing platform, continued investment in technology, focus on safety and significant purchasing scale, we have maintained a low fixed cost structure of approximately 21% of our total cost structure, which provides significant operating leverage as the housing market recovers. Furthermore, our manufacturing facilities are among the safest in North America with four of them having received the highest federal, state and/or provincial safety award and rating. We believe that we have one of the most efficient and safest operating platforms in the exterior building products industry, helping to drive our profitability.

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Proven Track Record of Acquisition Integration and Cost Savings Realization. Our nine acquisitions since early 2004 have enhanced our geographic diversity, expanded our product offerings and enabled us to enter new product categories. Our acquisition of United Stone Veneer (now branded Ply Gem Stone) in 2008 enabled us to enter the stone veneer product category, which is one of the fastest growing categories of exterior cladding products. We have maintained a disciplined focus on integrating new businesses and have realized meaningful synergies as a result. Through facility and headcount rationalizations, strategic sourcing and other manufacturing improvements, we have permanently eliminated over $50.0 million in aggregate costs. We view our ability to identify, execute and integrate acquisitions as one of our core strengths and expect that this offering will significantly improve our financial position and flexibility, enabling us to lead the continued consolidation of the exterior building products industry.

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Strong Management Team with Significant Ownership. We are led by a committed senior management team that has an average of over 20 years of relevant industry experience. Our current senior management, with financial and advisory support from affiliates of CI Capital Partners LLC, has successfully transformed Ply Gem from operating as a holding company with a broad set of brand offerings to an integrated business model under the Ply Gem brand, positioning our Company to grow profitably and rapidly as the housing market recovers.

We are pursuing the following business and growth strategies:

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Capture Growth Related to Housing Market Recovery. As a leading manufacturer of exterior building products, we intend to capitalize on the continued recovery in new construction and the anticipated recovery in the home repair and remodeling market. The National Association of Home Builders’ (“NAHB”) 2014 estimate of single family housing starts was 637,000, which was approximately 40% below the 50-year average, representing a significant opportunity for growth as activity improves to rates that are more consistent with historical levels. Furthermore, we believe that the underinvestment in homes during the recent recession and the overall age of the U.S. housing stock will drive significant future spending for home repair and remodeling.

We expect homeowners’ purchases to focus on items that provide the highest return on investment, have positive energy efficiency attributes and provide potential cost savings. Our broad product offering addresses expected demand growth from all of these key trends through our exposure to the new construction and the home repair and remodeling end markets, diverse price points, the high recovery value for home improvements derived from our core product categories and the ability to provide products that qualify for energy efficiency rebate and tax programs currently in effect or under consideration.

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Continue to Increase Market Penetration. We intend to increase the market penetration of our siding, fencing and stone products and our window and door products by leveraging the breadth of our product offering and broad geographical footprint to serve customers across North America and by pursuing cross-selling opportunities. Additionally, our continued investments in product innovation and quality, coupled with strong customer service, further enhance our ability to capture increased sales in each of our core product categories. In 2013, we increased our U.S. vinyl siding leading market position to approximately 37.0% after maintaining our 36.0% position in 2012 from 2011. This 2013 vinyl siding market position would be increased to 39.4% in the U.S. and 26.8% in Canada as a result of our 2013 Mitten acquisition. In 2013, we continued to achieve strategic market share gains obtaining new regional window business with a large home center.

A national builder win by our siding business in 2011 was an existing top ten customer in our window business. We believe that this demonstrates the substantial opportunity across our product categories to cross-sell and bundle products, thereby increasing revenues from our existing channel partners and industry relationships. Another example of this cross-selling opportunity is our 2010 introduction of a new vinyl windows line under our Ply Gem brand as well as under our Mastic Home Exteriors brand, historically associated with vinyl siding products. We expect to build upon our market positions as the housing market recovers from its current levels and further enhance our leading positions.

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Expand Brand Coverage and Product Innovation. Ply Gem’s brand building efforts extend across multiple media platforms, including national trade journals, website marketing and broad social media, and national consumer magazines such as Better Homes and Gardens and The New York Times. These actions, combined with national television and other broadcast outlets, both in the United States and Canada, allowed the Ply Gem brand to reach nearly 4 million trade impressions and more than 125 million consumer impressions in 2013. Significant brand recognition in 2013 included nearly all notable trade journals and a limited number of consumer magazines, including Angie’s List Magazine, which reaches approximately 2 million readers each month. Ply Gem’s brand building efforts focus primarily on Ply Gem’s ability to deliver a complete exterior as a single manufacturer, something we call “The Designed Exterior by Ply Gem.” In addition, Ply Gem was awarded “Marketer of the Year” in 2013 by Hanley-Wood.

We will continue to increase the value of the Ply Gem brands by introducing new product categories for our customers and by developing innovative new products within our existing product categories. For example, in 2013 new color offerings were launched for our Mira premium series window line, a window system aimed at the upscale, high margin custom home market. Furthermore, we began manufacturing and selling cellular PVC trim and mouldings in 2013, offering a low-maintenance alternative to traditional wood trim designed to work well with siding, within the estimated $1.4 billion residential trim market.

During 2012, we continued our focus on innovation by establishing a new entity under Ply Gem Industries, Foundation Labs by Ply Gem, LLC (“Foundation Labs”), whose mission and purpose is to house product development from idea creation to product commercialization. By having dedicated resources committed to product development, we are investing in our future.

The result of our commitment to product development and innovation has been demonstrated in the approximately $620.7 million of incremental annualized sales that we recognized for new products introduced from 2009 to 2013.

We also invest in our future and further brand development by pursuing certain strategic acquisitions if they fit our geographical footprint and strategic focus. For example, in April 2013 we acquired Gienow, a manufacturer of windows and doors in Western Canada, and in May 2013 we acquired Mitten, a leading manufacturer of vinyl siding and accessories in Canada. These acquisitions provided us with a significant presence in Canada and with operating efficiencies to drive further market gains. On September 19, 2014, we acquired Simonton, a window manufacturer specializing in the repair and remodeling market.

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Drive Operational Leverage and Further Improvements. While we reduced our production capacity during the housing downturn, we have retained the flexibility to bring back idled lines, facilities and production shifts in order to increase our production as market conditions improve. This incremental capacity can be selectively restarted, providing us with the ability to match increasing customer demand levels once the housing market returns to historical levels of single family housing starts without the need for significant capital investment. In our Windows and Doors segment, where we have historically focused on new construction, we believe that our new window products for home repair and remodeling will be able to drive increased volumes through these manufacturing facilities and enhance operating margins.

Over the past several years, we have significantly improved our manufacturing cost structure; however, there are opportunities for further improvements. We believe that the continued expansion of lean manufacturing and vertical integration in our manufacturing facilities, along with the further consolidation of purchases of key raw materials, supplies and services will continue to provide us with cost advantages compared to our competitors. In addition, the integration of our sales and marketing efforts across our product categories provides an ongoing opportunity to significantly improve our customer penetration and leverage the strength of our brands. Furthermore, we have centralized many back office functions into our corporate office in Cary, North Carolina, and believe that additional opportunities remain. We believe all of these factors should drive continued growth in profitability while improving our cash flow and capital efficiency.

Building Products End Markets

Demand for exterior building products, including siding, fencing, stone, windows and doors, is primarily driven by construction of new homes and repair and remodeling of existing homes, which are affected by changes in national and local economic and demographic conditions, employment levels, availability of financing, interest rates, consumer confidence and other economic factors.

New Home Construction

Management believes that a U.S. housing recovery is underway on a national basis, supported by favorable demographic trends, historically low interest rates and consumers who are increasingly optimistic about the U.S. housing market. New construction in the United States experienced strong growth from the early 1990s to 2006, with housing starts increasing at a compounded annual growth rate of 3.8%. However, from 2006 to 2013, single family housing starts are estimated to have declined 58% according to the NAHB. While the industry has experienced a period of severe correction, management believes that the long-term economic outlook for new construction in the United States is favorable and supported by an attractive interest rate environment, increasing consumer confidence, improving employment growth and strong demographics, as new household formations and increasing immigration drives demand for starter homes. According to the Joint Center for Housing Studies of Harvard University, net new household formations between 2010 and 2020 are expected to be approximately 11.8 million units.

Moreover, during 2012, single family housing starts increased 23.2% to 535,000 compared to 2011. During 2013, single family housing starts are estimated to have increased 15.7% to 621,000 compared to 2012. The NAHB is currently forecasting single family housing starts to further increase in 2014 and 2015 by 2.5% and 26.0%, respectively.

Home Repair and Remodeling

Management believes that the U.S. home repair and remodeling products market is poised for a recovery. Since the early 1990s and through 2006, demand for home repair and remodeling products in the United States increased at a compounded annual growth rate of 4.3%, according to the U.S. Census Bureau, as a result of strong economic growth, low interest rates and favorable demographics. However, beginning in 2007 the ability for homeowners to finance repair and remodeling expenditures, such as replacement windows or vinyl siding, has been negatively impacted by a general tightening of lending requirements by financial institutions and the significant decrease in home values, which limited the amount of home equity against which homeowners could borrow. Management believes that expenditures for home repair and remodeling products are also affected by consumer confidence that continued to be lower than historical levels during 2013 due to general economic conditions, debt ceiling and national budget deliberations, and unemployment levels. Management believes the long-term economic outlook of the demand for home repair and remodeling products in the United States is favorable and supported by the move towards more energy-efficient products, recent underinvestment in home maintenance and repair, and an aging housing stock.

Recent Developments

ABL Incremental Increase

On November 6, 2014, we entered into Amendment No. 2 and Incremental Assumption Agreement to Amended Restated Credit Agreement with certain financial institutions and institutional lenders providing incremental revolving credit commitments and UBS AG, Stamford Branch, as U.S. administrative agent, exercising a portion of the accordion under the ABL Facility for $50.0 million.

The accordion exercise for $50.0 million increased the aggregate amount of the commitments under the ABL Facility from $250.0 million to $300.0 million. Under the terms of the ABL Facility, we have the ability to further increase the revolving commitments up to another $50.0 million to $350.0 million, subject to certain terms and conditions. All other terms and conditions under the ABL Facility remain unchanged. See “Description of Other Indebtedness” for a description of the other terms of the ABL Facility.

The Simonton Acquisition

On September 19, 2014, we acquired Fortune Brand Windows, Inc., a Delaware corporation (“Simonton”), and its directly and indirectly wholly owned subsidiaries, including Simonton Building Products LLC (formerly known as Simonton Building Products, Inc.), a Delaware limited liability company, Simonton Industries, Inc., a California corporation, Simonton Windows, Inc., a West Virginia corporation, and SimEx, Inc., a West Virginia corporation (collectively with Simonton, the “Simonton Companies”) for $130.0 million in cash. The Simonton Acquisition was funded with proceeds from the issuance of the initial notes and approximately $3.1 million of cash on hand.

Simonton is a premier repair and remodeling window company with leading brand recognition within this market. Simonton manufactures top quality vinyl windows and doors and provides industry-leading customization options, delivery times and customer service. The Simonton Acquisition balances our end window market mix by moving our market exposure to approximately 60% and 40% for the new construction and repair and remodeling markets, respectively, as compared to the approximate 80% and 20% legacy split for our window business. By incorporating our siding net sales, our market exposure is expected to be approximately 50% and 50% for the new construction and repair and remodeling markets, respectively. The Simonton Acquisition strategically fits into our existing footprint and broadens our service offering to existing and new customers within the building product industry. For the nine months ended September 27, 2014, Simonton had net sales of approximately $234.1 million, adjusted EBITDA of approximately $9.2 million and net income of approximately $1.2 million excluding asset impairment charges. See “—Summary Historical Financial Information” for a reconciliation of Simonton’s adjusted EBITDA to net loss.

The 2014 Refinancing Transactions

On January 30, 2014, we completed the offering of the existing notes and also entered into the Term Loan Facility, a $430.0 million senior secured term loan facility due 2021. The approximate $927.9 million of net proceeds from the issuance of the existing notes and the borrowings under the Term Loan Facility were used by us to purchase all of our 8.25% Senior Secured Notes due 2018 (the “8.25% Senior Secured Notes”) and 9.375% Senior Notes due 2017 (the “9.375% Senior Notes”) tendered in respective tender offers, to satisfy and discharge the remaining obligations under the indentures governing the 8.25% Senior Secured Notes and 9.375% Senior Notes and to pay related fees and expenses.

On February 16, 2014, pursuant to the terms of the indenture governing the 9.375% Senior Notes, we redeemed the remaining approximate $1.3 million principal amount of the outstanding 9.375% Senior Notes at a redemption price equal to 100% of the principal amount plus the “make-whole” premium required under the indenture governing the 9.375% Senior Notes (which equated to 110.179% of the principal amount thereof), plus accrued and unpaid interest. As of February 16, 2014, there were no longer outstanding any 9.375% Senior Notes. On March 1, 2014, pursuant to the terms of the indenture governing the 8.25% Senior Secured Notes, we redeemed the remaining approximate $50.1 million principal amount of the outstanding 8.25% Senior Secured Notes at a redemption price equal to 106.188% of the principal amount thereof, plus accrued and unpaid interest. As of March 1, 2014, there were no longer outstanding any 8.25% Senior Secured Notes.

Ownership Structure

The chart below summarizes our ownership and corporate structure:

Our Principal Stockholders

As of the date of this prospectus, affiliates of, and companies managed by, CI Capital Partners LLC, formerly known as Caxton-Iseman Capital LLC, including Caxton-Iseman (Ply Gem), L.P. and Caxton-Iseman (Ply Gem) II, L.P. (collectively, the “CI Partnerships”) and Frederick J. Iseman (collectively, the “Principal Stockholders”), beneficially own approximately 67.4% of the common stock of Ply Gem Holdings, Inc., the direct parent company of Ply Gem Industries.

Ply Gem Industries is incorporated under the laws of the State of Delaware. Our principal executive offices are located at 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513. Our telephone number is (919) 677-3900.

The following table describes the guarantors. All of their principal offices are located at 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513, telephone number (919) 677-3900.

Name of Guarantor	Jurisdiction of Formation	Year of Formation
Ply Gem Holdings, Inc.	Delaware	2004
Alenco Building Products Management, L.L.C.	Delaware	2001
Alenco Extrusion GA, L.L.C.	Delaware	2001
Alenco Extrusion Management, L.L.C.	Delaware	2001
Alenco Holding Corporation	Delaware	2000
Alenco Interests, L.L.C.	Delaware	2001
Alenco Trans, Inc.	Delaware	2000
Alenco Window GA, L.L.C.	Delaware	2001
Aluminum Scrap Recycle, L.L.C.	Delaware	2001
AWC Arizona, Inc.	Delaware	2005
AWC Holding Company	Delaware	2004
Foundation Labs by Ply Gem, LLC	Delaware	2012
Glazing Industries Management, L.L.C.	Delaware	2001
Great Lakes Window, Inc.	Ohio	1986
Kroy Building Products, Inc.	Delaware	1994
Mastic Home Exteriors, Inc. (“MHE”)	Ohio	1928
MW Manufacturers Inc.	Delaware	1999
MWM Holding, Inc. (“MWM Holding”)	Delaware	2002
Napco, Inc.	Delaware	1989
New Alenco Extrusion, Ltd.	Texas	2001
New Alenco Window, Ltd.	Texas	2001
New Glazing Industries, Ltd.	Texas	2001
Ply Gem Pacific Windows Corporation (“Pacific Windows”)	Delaware	2006
SimEx, Inc.	West Virginia	1999
Simonton Building Products LLC	Delaware	2014
Simonton Industries, Inc.	California	1995
Simonton Windows, Inc.	West Virginia	2003
Simonton Windows & Doors, Inc.	Delaware	2006
Variform, Inc.	Missouri	1964

Summary of the Exchange Offer

In this subsection, “we,” “us” and “our” refer only to Ply Gem Industries, as issuer of the notes, exclusive of Ply Gem Holdings and our subsidiaries.

Exchange Offer	We are offering to exchange $150,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2015, unless we decide to extend it.

Conditions to the Exchange Offer	We will complete this exchange offer only if:

•	there is no change in the laws and regulations which would impair our ability to proceed with this exchange offer,

•	there is no change in the current interpretation of the staff of the Securities and Exchange Commission (the “SEC”) permitting resales of the exchange notes,

•

there is no stop order issued by the SEC which would suspend the effectiveness of the registration statement which includes this prospectus or the qualification of the exchange notes under the Trust Indenture Act of 1939,

•	there is no litigation or threatened litigation which would impair our ability to proceed with this exchange offer, and

•	we obtain all the governmental approvals we deem necessary to complete this exchange offer.

Please refer to the section in this prospectus entitled “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Initial Notes	To participate in this exchange offer, you must complete, sign and date the letter of transmittal or its facsimile and transmit it, together with your initial notes to be exchanged and all other documents required by the letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at its address indicated under “The Exchange Offer—Exchange Agent.” In the alternative, you can tender your initial notes by book-entry delivery following the procedures described in this prospectus. For more information on tendering your notes, please refer to the section in this prospectus entitled “The Exchange Offer—Procedures for Tendering Initial Notes.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures

If you wish to tender your initial notes and you cannot get the required documents to the exchange agent on time, you may tender your notes by using the guaranteed delivery procedures described under the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedure.”

Withdrawal Rights	You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under “The Exchange Offer—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Initial Notes and Delivery of Exchange Notes	If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes to you promptly after the expiration date and acceptance of your initial notes for exchange. Please refer to the section in this prospectus entitled “The Exchange Offer—Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes.”

Federal Income Tax Considerations Relating to the Exchange Offer	Exchanging your initial notes for exchange notes will not be a taxable event to you for United States federal income tax purposes. Please refer to the section of this prospectus entitled “Federal Income Tax Considerations.”

Exchange Agent	Wells Fargo Bank, National Association is serving as exchange agent in the exchange offer.

Fees and Expenses	We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus entitled “The Exchange Offer—Fees and Expenses.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy certain of our obligations under our registration rights agreement entered into in connection with the offering of the initial notes.

Consequences to Holders Who Do Not Participate in the Exchange Offer	If you do not participate in this exchange offer:

•	except as set forth in the next paragraph, you will not necessarily be able to require us to register your initial notes under the Securities Act of 1933, as amended (the “Securities Act”),

•

you will not be able to resell, offer to resell or otherwise transfer your initial notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act, and

•	the trading market for your initial notes will become more limited to the extent other holders of initial notes participate in the exchange offer.

You will not be able to require us to register your initial notes under the Securities Act unless:

•	an initial purchaser requests us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer;

•	you are not eligible to participate in the exchange offer;

•

you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by you; or

•	you are a broker-dealer and hold initial notes that are part of an unsold allotment from the original sale of the initial notes.

In these cases, the registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this paragraph. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

Please refer to the section of this prospectus entitled “The Exchange Offer—Your failure to participate in the exchange offer will have adverse consequences.”

Resales	It may be possible for you to resell the notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under “—Obligations of Broker-Dealers” below.

To tender your initial notes in this exchange offer and resell the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, you must make the following representations:

•	you are authorized to tender the initial notes and to acquire exchange notes, and that we will acquire good and unencumbered title thereto;

•	the exchange notes acquired by you are being acquired in the ordinary course of business;

•

you have no arrangement or understanding with any person to participate in a distribution of the exchange notes and are not participating in, and do not intend to participate in, the distribution of such exchange notes;

•

you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

•

if you are a broker-dealer, initial notes to be exchanged were acquired by you as a result of market-making or other trading activities and you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

Please refer to the sections of this prospectus entitled “The Exchange Offer—Procedure for Tendering Initial Notes—Proper Execution and Delivery of Letters of Transmittal,” “Risk Factors—Risks Related to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes” and “Plan of Distribution.”

Obligations of Broker-Dealers	If you are a broker-dealer (1) that receives exchange notes, you must acknowledge that you will deliver a prospectus in connection with any resales of the exchange notes, (2) who acquired the initial notes as a result of market making or other trading activities, you may use the exchange offer prospectus as supplemented or amended, in connection with resales of the exchange notes, or (3) who acquired the initial notes directly from the issuers in the initial offering and not as a result of market making and trading activities, you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the exchange notes.

Summary of Terms of the Exchange Notes

Issuer	Ply Gem Industries, Inc., a Delaware corporation.

Exchange Notes	Up to $150,000,000 aggregate principal amount of 6.50% Senior Notes due 2022. The initial notes constitute an additional issuance of 6.50% Senior Notes due 2022 pursuant to our indenture, dated as of January 30, 2014, under which the existing notes were previously issued. The forms and terms of the exchange notes are the same as the form and terms of the initial notes except that the issuance of the exchange notes is registered under the Securities Act, will not bear legends restricting their transfer and the exchange notes will not be entitled to registration rights under our registration rights agreement. The exchange notes will evidence the same debt as the initial notes, and both the initial notes and the exchange notes will be governed by the same indenture.

Interest	The notes bear interest at a rate per annum equal to 6.50%, payable semi-annually, on February 1 and August 1 of each year, commencing on February 1, 2015.

Maturity Date	February 1, 2022.

Guarantees	The notes are initially jointly and severally, irrevocably and unconditionally guaranteed on a senior unsecured basis, subject to certain limitations described herein, by our parent company, Ply Gem Holdings, and all of our wholly-owned subsidiaries located in the United States (other than Unrestricted Subsidiaries as such term is defined in “Description of the Notes”) that guarantee the ABL Facility and the Term Loan Facility. The guarantees are general unsecured obligations of the guarantors and are equal in right of payment to all existing and future senior debt of the guarantors, which includes their guarantees of the ABL Facility and the Term Loan Facility. See “Description of the Notes—Note Guarantees.”

Ranking	The notes are our senior unsecured obligations and:

•

rank equally in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes (including obligations under the ABL Facility and the Term Loan Facility);

•	are senior in right of payment to all of our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•

are effectively subordinated to all of our existing and future secured debt (including obligations under the ABL Facility and the Term Loan Facility), to the extent of the value of the assets securing such indebtedness; and

•	are structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the notes.

As of September 27, 2014, the notes ranked: (1) effectively junior to approximately $448.9 million of senior secured indebtedness, consisting of indebtedness outstanding under the ABL Facility and the Term Loan Facility and (2) structurally junior to approximately $24.9 million of indebtedness of our non-guarantor subsidiaries. Further, as of September 27, 2014, we had approximately $5.7 million of outstanding letters of credit and priority payables reserves and we could have incurred approximately $221.4 million of additional indebtedness under the ABL Facility, all of which would be secured. See “Description of the Notes—Ranking.”

Optional Redemption	Prior to February 1, 2017, we may redeem up to 40% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings at a redemption price equal to 106.50% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, provided that at least 50% of the aggregate principal amount of the notes remains outstanding after the redemption.

Prior to February 1, 2017, we may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount plus a “make-whole” premium plus accrued and unpaid interest, if any.

At any time on or after February 1, 2017, we may redeem the notes, in whole or in part, at the redemption prices listed in “Description of the Notes—Optional Redemption.”

Change of Control	If we experience a change of control, we may be required to offer to purchase the notes at a purchase price equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any. We might not be able to pay you the required price for the notes you present to us at the time of a change of control because the ABL Facility, the Term Loan Facility or other indebtedness may prohibit payment or we might not have enough funds at that time.

Following any such offer to purchase, under certain circumstances, prior to February 1, 2017, we may redeem all, but not less than all, of the notes not tendered in such offer at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any. See “Description of the Notes—Change of Control.”

Certain Covenants	The indenture governing the notes limits, among other things, the ability of Ply Gem Industries and its subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	make loans and investments;

•	sell assets;

•	incur certain liens;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends;

•	enter into transactions with affiliates; and

•	consolidate, merge or sell all or substantially all of our assets.

The restrictive covenants generally do not restrict our parent company, Ply Gem Holdings, or any of its subsidiaries that are not our subsidiaries.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Notes—Certain Covenants,” and certain covenants will be suspended during any period in which the notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group as more fully described under “Description of the Notes—Certain Covenants” in this prospectus.

Original Issue Discount	Because the initial notes were issued with original issue discount, the exchange notes should be treated as having been issued with original issue discount for U.S. federal income tax purposes. Accordingly, a United States Holder (as defined in “Federal Income Tax Considerations”) will be required to include such original issue discount in gross income as it accrues, in advance of the receipt of cash, regardless of such holder’s method of accounting for U.S. federal income tax purposes. See “Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes.

Absence of a Public Market for the Exchange Notes	The exchange notes are new securities with no established market for them. We cannot assure you that a market for these exchange notes will develop or that this market will be liquid. Please refer to the section of this prospectus entitled “Risk Factors—Risks Related to Our Substantial Indebtedness and the Notes—There is no established trading market for the exchange notes, and you may not be able to sell them quickly or at the price that you paid.”

Form of the Exchange Notes

The exchange notes will be represented by one or more permanent global securities in registered form deposited on behalf of The Depository Trust Company with Wells Fargo Bank, National Association, as custodian. You will not receive exchange notes in certificated form unless one of the events described in the section of this prospectus entitled “Description of the Notes—Book Entry; Delivery and Form—Exchange of Book Entry Notes for Certificated Notes” occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these exchange notes will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

Risk Factors	See “Risk Factors” beginning on page 23 for a discussion of factors you should carefully consider before deciding to invest in the notes.

Summary Historical Financial Information

The summary historical financial data presented below for each of the years in the three-year period ended December 31, 2013 have been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes incorporated by reference into this prospectus.

The summary historical financial data presented below as of September 27, 2014 and for the nine months ended September 27, 2014 and September 28, 2013 have been derived from, and should be read together with, our unaudited condensed consolidated financial statements and the accompanying notes incorporated by reference into this prospectus. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been included. The results of operations for interim periods are not necessarily indicative of the operating results that may be expected for the entire year or any future period.

This summary historical financial data are qualified in their entirety by the more detailed information appearing in our financial statements and the related notes incorporated by reference into this prospectus. See “Where You Can Find More Information.”

(Amounts in thousands)	Fiscal Year Ended December 31,			Nine Months Ended
				September 27,	September 28,
	2013(1)	2012	2011	2014(2)	2013
				(Unaudited)
Statement of operations data(3):
Net sales	$1,365,581	$1,121,301	$1,034,857	$1,116,524	$1,032,663
Cost of products sold	1,106,911	877,102	824,325	890,717	832,389

Gross profit	258,670	244,199	210,532	225,807	200,274
Operating expenses:
Selling, general and administrative expenses	187,131	147,242	138,912	156,391	131,162
Amortization of intangible assets	20,236	26,937	26,689	15,841	14,575
Initial public offering costs	23,527	—	—	—	23,527

Total operating expenses	230,894	174,179	165,601	172,232	169,264

Operating earnings	27,776	70,020	44,931	53,575	31,010
Foreign currency gain (loss)	(1,533)	409	492	(517)	(755)
Interest expense	(92,046)	(103,133)	(101,488)	(52,065)	(70,605)
Interest income	362	91	104	64	359
Tax receivable agreement liability adjustment	5,167	—	—	(14,419)	(1,474)
Loss on modification or extinguishment of debt(4)	(18,948)	(3,607)	(27,863)	(21,364)	(18,948)

Loss before provision (benefit) for income taxes	(79,222)	(36,220)	(83,824)	(34,726)	(60,413)
Provision (benefit) for income taxes	298	2,835	683	(15,933)	1,676

Net loss	$(79,520)	$(39,055)	$(84,507)	$(18,793)	$(62,089)

Basic and diluted earnings (loss) attributable to common stockholders per share	$(1.32)	$(0.80)	$(1.73)	$(0.28)	$(1.08)

(Amounts in thousands)	Fiscal Year Ended December 31,			Nine Months Ended
				September 27,	September 28,
	2013(1)	2012	2011	2014(2)	2013
				(Unaudited)
Other financial data:
Adjusted EBITDA(5)	$117,460	$127,262	$114,501	$98,219	$101,458
Capital expenditures	25,894	24,646	11,490	14,524	16,314
Depreciation and amortization	45,646	52,277	54,020	33,916	32,983
Annual single family housing starts(6)	621	537	434	N/A	N/A
Selected Statements of Cash Flows Data:
Net cash (used in) provided by:
Operating activities	$(14,693)	$48,704	$(3,459)	$(55,409)	$(84,632)
Investing activities	(122,992)	(24,553)	(11,388)	(144,636)	(115,572)
Financing activities	181,177	(8,813)	9,198	157,860	195,825

As of September 27, 2014
(Unaudited, in thousands)
Balance sheet data:
Cash and cash equivalents	$26,782
Total assets	1,304,862
Total debt (Net of tender premiums and unamortized discounts)	1,012,825
Stockholders’ deficit	$(73,456)

(1)	Includes the results of Gienow from the date of acquisition, April 9, 2013 and Mitten from the date of acquisition, May 31, 2013.
(2)	Includes the results of Simonton from the date of acquisition, September 19, 2014.
(3)	In April 2013, we adopted the financial presentation provision of Accounting Standard Update 2011-05, Presentation of Comprehensive Income.
(4)

During the year ended December 31, 2011, we incurred a loss on modification or extinguishment of debt of approximately $27.9 million consisting of $10.9 million in tender premiums, $2.8 million expense of unamortized debt issuance costs associated with the 11.75% Senior Secured Notes due 2013 (the “11.75% Senior Secured Notes”), $0.8 million expense of unamortized discounts for the 11.75% Senior Secured Notes, $12.3 million expense of third party fees for the 8.25% Senior Secured Notes, and $1.2 million for the expense of unamortized debt issuance costs for a previous senior secured asset-based revolving credit facility. During the year ended December 31, 2012, we incurred a loss on modification or extinguishment of debt of approximately $3.6 million consisting of $1.5 million in call premiums for the 13.125% Senior Subordinated Notes due 2014 (the “13.125% Senior Subordinated Notes”), $0.4 million expense of unamortized debt issuance costs associated with the 13.125% Senior Subordinated Notes, $0.3 million expense of unamortized discount for the 13.125% Senior Subordinated Notes, and $1.4 million expense of third party fees for the 13.125% Senior Subordinated Notes. During the year ended December 31, 2013, we incurred a loss on modification or extinguishment of debt of approximately $18.9 million consisting of approximately $8.5 million in call premiums, $2.9 million expense of unamortized debt issuance costs associated with the 8.25% Senior Secured Notes and 9.375% Senior Notes and $7.5 million expense of unamortized discount for the 8.25% Senior Secured Notes and 9.375% Senior Notes. During the nine months ended September 27, 2014, we incurred a loss on modification or extinguishment of debt of approximately $21.4 million consisting of $8.5 million of tender premiums, $2.1 million expense of unamortized debt issuance costs associated with the 8.25% Senior Secured Notes and the 9.375% Senior Notes, $5.0 million expense of unamortized discount for the 8.25% Senior Secured Notes, the 9.375%

Senior Notes and Term Loan Facility and $5.8 million expense of third party fees for the 8.25% Senior Secured Notes, 9.375% Senior Notes, the notes and the Term Loan Facility. None of the 11.75% Senior Secured Notes, the 8.25% Senior Secured Notes, the 13.125% Senior Subordinated Notes or the 9.375% Senior Notes are currently outstanding.

(5)	Adjusted EBITDA means net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain (loss), non-cash loss on modification or extinguishment of debt, amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, environmental remediation, restructuring and integration expenses, acquisition costs, initial public offering costs, customer inventory buybacks, tax receivable liability adjustments, impairment charges and management fees paid under our advisory agreement with an affiliate of the CI Partnerships. Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies. Management believes that the presentation of adjusted EBITDA included in this prospectus provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. We have included adjusted EBITDA because it is a key financial measure used by management to (i) internally measure our operating performance and (ii) determine our incentive compensation programs. In addition, the ABL Facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA.

Despite the importance of this measure in analyzing our business, measuring and determining incentive compensation and evaluating our operating performance, as well as the use of adjusted EBITDA measures by securities analysts, lenders and others in their evaluation of companies, adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. generally accepted accounting principles (“U.S. GAAP”); nor is adjusted EBITDA intended to be a measure of liquidity or free cash flow for our discretionary use. Some of the limitations of adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Adjusted EBITDA does not reflect the interest expense or the cash requirements to service interest or principal payments under the notes, 9.375% Senior Notes, the 8.25% Senior Secured Notes, the 11.75% Senior Secured Notes, the 13.125% Senior Subordinated Notes, the ABL Facility or the Term Loan Facility;

•	Adjusted EBITDA does not reflect income tax payments we are required to make; and

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements.

Pro Forma adjusted EBITDA includes further adjustments for the anticipated impact of, and expected synergies and cost savings from, the Simonton Acquisition and certain cost savings programs in connection with our 2013 acquisitions of Gienow and Mitten, as if the Simonton Acquisition was consummated and such cost savings programs were implemented for the entire nine month period ended September 27, 2014. The anticipated impact of, and expected synergies and cost savings from, the Simonton Acquisition represents the pro forma contribution to adjusted EBITDA from Simonton and the estimated annual run-rate cost savings and operating synergies reasonably expected to result from the Simonton Acquisition. The anticipated impact of our cost savings programs from the Gienow and Mitten acquisitions reflect the incremental annual run-rate synergies and cost savings expected to be realized from the Gienow and Mitten acquisitions. These expected synergies and cost savings programs include raw material sourcing, raw material reformulations, manufacturing efficiency improvements and selling, general and administrative expense reductions. The estimated impact of, and expected synergies and cost savings from, the Simonton Acquisition and cost savings programs are based on certain assumptions and our current estimates, but they involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied. Any of the assumptions could be inaccurate and, therefore, there can be no assurance that the estimated impact, synergies or cost savings will prove to be accurate. Any synergies or cost savings that we realize may differ materially from our estimates. See “Risk Factors—Risks Associated With Our Business—We may not realize any or all of our anticipated synergies and cost savings with respect to the Simonton, Gienow and Mitten acquisitions and our cost savings programs.”

Adjusted EBITDA and Pro Forma adjusted EBITDA included in this prospectus should be considered in addition to, and not as a substitute for, net earnings or operating earnings in accordance with U.S. GAAP as a measure of performance in accordance with U.S. GAAP. You are cautioned not to place undue reliance on adjusted EBITDA and Pro Forma adjusted EBITDA. The adjusted EBITDA and Pro Forma adjusted EBITDA amounts are unaudited.

The following table presents our calculation of adjusted EBITDA and Pro Forma adjusted EBITDA reconciled to net loss:

(Amounts in thousands)	Fiscal Year Ended December 31,			Nine Months Ended
				September 27,	September 28,
	2013	2012	2011	2014(2)	2013
				(Unaudited)
Net loss	$(79,520)	$(39,055)	$(84,507)	$(18,793)	$(62,089)
Interest expense, net	91,684	103,042	101,384	52,001	70,246
Provision (benefit) for income taxes	298	2,835	683	(15,933)	1,676
Depreciation and amortization	45,646	52,277	54,020	33,916	32,983
Non-cash loss on modification or extinguishment of debt(3)	18,948	3,607	27,863	21,364	18,948
Non cash loss (gain) on currency transactions	1,533	(409)	(492)	517	755
Initial public offering costs	23,527	—	—	—	23,527
Restructuring/integration expense	11,759	1,677	1,616	4,238	5,348
Acquisition costs	1,490	—	—	664	1,490
Non-cash charge of purchase price allocated to inventories	2,015	—	—	38	2,015
Management fee (terminated in May 2013)	410	2,520	2,267	—	410
Litigation settlement	—	—	—	5,000	—
Tax receivable agreement liability adjustment	(5,167)	—	—	14,419	1,474
Customer inventory buybacks	4,837	768	10,087	788	4,675
Environmental remediation	—	—	1,580	—	—

Adjusted EBITDA(5)	$117,460	$127,262	$114,501	$98,219	$101,458

Impact of the Simonton acquisition(a)				$8,315
Impact of expected recurring run-rate cost savings(b)				$6,000
Impact of expected non-recurring integration expenses(b)				$7,310

Pro Forma adjusted EBITDA(5)				$119,844

(a)

This adjustment reflects the estimated incremental contribution that the Simonton Acquisition would have had to our adjusted EBITDA assuming we owned Simonton for the nine months ended September 27, 2014.

Simonton’s adjusted EBITDA included in our financial results for the nine months ended September 27, 2014 was $0.9 million, totaling $9.2 million including the incremental contribution for the nine months ended September 27, 2014. See “Risk Factors—Risks Associated With Our Business—We may not realize any or all of our anticipated synergies and cost savings with respect to the Simonton, Gienow and Mitten acquisitions and our cost savings programs.” The estimated adjusted EBITDA contribution by Simonton for the nine months ended September 27, 2014 is derived in part from Simonton’s unaudited financial statements and the pre-acquisition books and records of Simonton, which have been provided by Fortune Brands and have not been audited on a stand-alone basis by an independent registered public accounting firm. See “Risk Factors—Risks Associated with Our Business—We are not providing historical financial statements for Simonton or pro forma financial statements reflecting the impact of the Simonton Acquisition on our historical operating results.” Based on these unaudited financial statements and pre-acquisition books and records of Simonton, Simonton had net sales of approximately $234.1 million, adjusted EBITDA of approximately $9.2 million and net income of approximately $1.2 million excluding asset impairment charges for the nine months ended September 27, 2014. The following table presents Simonton’s adjusted EBITDA reconciled to net income for the nine months ended September 27, 2014:

(Amounts in thousands)
Nine Months Ended September 27, 2014
(Unaudited)
Net income	$1,178
Provision for income taxes	375
Interest income, net	(715)
Depreciation	4,611
Amortization	2,833
Other	889

Adjusted EBITDA	$9,171

(b)	We expect to incur one-time restructuring costs of approximately $6.4 million to achieve the expected annual run-rate synergies and cost savings from the Simonton Acquisition and the incremental annual run-rate synergies and cost savings from the Gienow and Mitten acquisitions. See “Risk Factors—Risks Associated With Our Business—We may not realize any or all of our anticipated synergies and cost savings with respect to the Simonton, Gienow and Mitten acquisitions and our cost savings programs.” We expect that the annual synergies and cost savings resulting from the Simonton Acquisition will not be fully realized until the third quarter of 2016 and we expect that the incremental annual synergies and cost savings from the Gienow and Mitten acquisitions will not be fully realized until 2015.
(6)	Annual single family housing starts data furnished by NAHB forecast (as of October 2014). These figures are unaudited.

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the following factors in addition to the other information set forth and incorporated by reference in this prospectus before you decide to invest in the notes. The following risks could materially and adversely affect our ability to make payments with respect to the notes, our business or our financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently deem to be immaterial may also materially and adversely affect us. In any such case, you may lose all or part of your original investment.

Risks Related to Our Substantial Indebtedness and the Notes

The significant amount of our indebtedness may limit the cash flow available to invest in the ongoing needs of our business.

As of September 27, 2014, we had approximately $1,098.9 million of indebtedness outstanding, including $20.0 million of outstanding borrowings under the ABL Facility, $428.9 million of outstanding borrowings under the Term Loan Facility and $650.0 million principal amount of the notes. As of September 27, 2014, we also had approximately $221.4 million of borrowing base availability under the ABL Facility (taking into account $5.7 million of outstanding letters of credit and priority payables reserves). The terms of our outstanding debt, including the notes, the ABL Facility and the Term Loan Facility, limit, but do not prohibit, us from incurring additional debt. If additional debt is added to current debt levels, the related risks described below could intensify. See also the discussion in “Description of Other Indebtedness” and “Description of the Notes” concerning the terms and conditions of our debt covenants.

The substantial amount of our debt could have important consequences, including the following:

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, refinancing indebtedness or other purposes could be impaired;

•	a substantial portion of our cash flow from operations will be dedicated to paying principal and interest on our debt, thereby reducing funds available for expansion or other purposes;

•	we may be more leveraged than some of our competitors, which may result in a competitive disadvantage;

•	we may be vulnerable to interest rate increases, as certain of our borrowings, including those under the ABL Facility and Term Loan Facility, are at variable rates;

•	our failure to comply with the restrictions in our financing agreements would have a material adverse effect on us;

•	our significant amount of debt could make us more vulnerable to changes in general economic conditions;

•	we may be restricted from making strategic acquisitions, investing in new products or capital assets or taking advantage of business opportunities; and

•	we may be limited in our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate.

We believe that we will need to access the capital markets in the future to raise the funds to repay our substantial debts. We have no assurance that we will be able to complete a refinancing or that we will be able to raise any additional financing, particularly in view of our anticipated high levels of debt and the restrictions under our debt agreements. If we are unable to satisfy or refinance our indebtedness as it comes due, we may default on our debt obligations. If we default on our debt obligations and any of our indebtedness is accelerated, such acceleration will have a material adverse effect on our financial condition and cash flows.

Despite our current indebtedness levels, we may still be able to incur substantially more debt. This could exacerbate further the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of the ABL Facility, the Term Loan Facility and the indenture governing the notes restrict, but do not completely prohibit, us from incurring such additional indebtedness, including additional secured indebtedness. In addition, the indenture governing the notes allows us to issue additional notes under certain circumstances, as is the case with the initial notes offered hereby, which will also be guaranteed by the guarantors. The indenture governing the notes also allows us to incur certain other additional senior debt and allows our foreign subsidiaries to incur additional debt, which would be effectively senior to the notes. In addition, the indenture governing the notes does not prevent us from incurring other liabilities that do not constitute indebtedness. See “Description of the Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that we now face could intensify.

We will likely need to refinance or repay existing indebtedness prior to the maturity of the notes. Failure to do so could have a material adverse effect upon us.

As of September 27, 2014, we had approximately $221.4 million of borrowing base availability under the ABL Facility (taking into account approximately $5.7 million of outstanding letters of credit and priority payable reserves). All outstanding loans under the ABL Facility will be due and payable on November 1, 2018 and all outstanding loans under the Term Loan Facility will be due and payable on February 1, 2021, which for both facilities is before the maturity date of the notes. We will likely need to refinance, extend the maturity or otherwise amend the terms of this indebtedness. Our ability to refinance the ABL Facility and/or the Term Loan Facility is dependent on, among other things, business conditions and our financial performance. The indenture governing the notes does not limit our ability to pay fees or interest on any permitted refinancing, and therefore, the indebtedness issued in any refinancing of the ABL Facility and/or the Term Loan Facility could have a significantly higher rate of interest and costs than the ABL Facility or the Term Loan Facility, as applicable. We cannot assure you that we will be able to refinance, extend the maturity or otherwise amend the terms of the ABL Facility or the Term Loan Facility, or that any refinancing, extension or amendment will be on commercially reasonable terms. There can be no assurance that the financial terms or covenants of any new credit facility and/or other indebtedness issued to refinance the ABL Facility and/or the Term Loan Facility will be the same or as favorable to us as those under the ABL Facility or the Term Loan Facility, as applicable.

Our ability to complete a refinancing of the ABL Facility or the Term Loan Facility prior to its maturity is subject to a number of conditions beyond our control. For example, if a disruption in the financial markets were to occur at the time that we intended to refinance any such indebtedness, we might be restricted in our ability to access the financial markets. If we are unable to refinance any such indebtedness, our alternatives would consist of negotiating an extension of the ABL Facility or the Term Loan Facility, as applicable, and seeking or raising new capital. If we were unsuccessful in executing such an alternative, the lenders under the ABL Facility or the Term Loan Facility, as applicable, could demand repayment of the indebtedness owed to them on the relevant maturity date. As a result, our ability to pay the principal of and interest on the notes would be adversely affected.

The terms of our debt covenants could limit how we conduct our business and our ability to raise additional funds.

The agreements that govern the terms of our debt, including the credit agreements that govern the ABL Facility and the Term Loan Facility and the indenture that governs the notes, contain covenants that restrict our ability and the ability of our subsidiaries to:

•	incur and guarantee indebtedness or issue equity interests of restricted subsidiaries;

•	repay subordinated indebtedness prior to its stated maturity;

•	pay dividends or make other distributions on or redeem or repurchase our stock;

•	issue capital stock;

•	make certain investments or acquisitions;

•	create liens;

•	sell certain assets or merge with or into other companies;

•	enter into certain transactions with stockholders and affiliates;

•	make capital expenditures; and

•	restrict dividends, distributions or other payments from our subsidiaries.

These restrictions may affect our ability to grow our business and take advantage of market and business opportunities or to raise additional debt or equity capital.

In addition, under the ABL Facility, if (a) our excess availability is less than the greater of (x) 10.0% of the lesser of the aggregate commitments and the borrowing base and (y) $17.5 million or (b) any event of default has occurred and is continuing, we will be required to comply with a minimum fixed charge coverage ratio test. Our ability to meet the required fixed charge coverage ratio can be affected by events beyond our control, and we cannot assure you that we will meet this ratio. A breach of any of these covenants under the ABL Facility, the Term Loan Facility or the indenture governing the notes could result in an event of default under the ABL Facility, the Term Loan Facility and/or the indenture. An event of default under any of our debt agreements would permit some of our lenders to declare all amounts borrowed from them to be due and payable and, in some cases, proceed against the collateral securing such indebtedness.

Moreover, the ABL Facility provides the lenders with considerable discretion to impose reserves or availability blocks, which could materially impair the amount of borrowings that would otherwise be available to us. There can be no assurance that the lenders under the ABL Facility will not impose such actions during the term of the ABL Facility and further, were they to do so, the resulting impact of this action could materially and adversely impair our liquidity.

A breach of the covenants under the indenture that governs the notes, the credit agreement that governs the ABL Facility or the credit agreement that governs the Term Loan Facility could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the ABL Facility would permit the lenders under the ABL Facility to terminate all commitments to extend further credit under such facility. Furthermore, if we were unable to repay the amounts due and payable under the ABL Facility or the Term Loan Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we cannot assure that we and our subsidiaries would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

We may be unable to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful. We may also be unable to generate sufficient cash to make required capital expenditures.

Our ability to make scheduled payments on or to refinance our debt obligations and to make capital expenditures depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to financial, business and other factors. We will not be able to control many of these factors, such as economic conditions in the industry in which we operate and competitive pressures. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay or refinance our indebtedness, including the notes, our indebtedness under the ABL Facility or our indebtedness under the Term Loan Facility, or make required capital expenditures. If our cash flows and capital resources are insufficient to fund our debt service obligations, we and our subsidiaries could face substantial liquidity problems and may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness.

In addition, if we do not have, or are unable to obtain, adequate funds to make all necessary capital expenditures when required, or if the amount of future capital expenditures are materially in excess of our anticipated or current expenditures, our product offerings may become dated, our productivity may decrease and the quality of our products may decline, which, in turn, could reduce our sales and profitability.

The notes are unsecured and are effectively subordinated to any existing and future secured debt.

The notes are unsecured and rank equal in right of payment with our existing and future unsecured and unsubordinated senior debt. The notes are not secured by any of our or the guarantors’ assets. The notes are effectively subordinated to the ABL Facility and the Term Loan Facility and any future secured debt to the extent of the value of the assets that secure the indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of us or the guarantors of the ABL Facility, the Term Loan Facility or of other secured debt, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under the ABL Facility, the Term Loan Facility and the other secured debt has been paid in full. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our or the guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization. As of September 27, 2014, our secured debt consisted of $20.0 million of borrowings under the ABL Facility (as well as approximately $221.4 million of borrowing base availability, taking into account $5.7 million of outstanding letters of credit and priority payables reserves) and $428.9 million of borrowings under the Term Loan Facility.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the indenture that governs the notes, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount thereof. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture. In addition, a change of control may constitute an event of default under the ABL Facility and the Term Loan Facility. An event of default under the ABL Facility or the Term Loan Facility may result in an event of default under the indenture that governs the notes if the lenders accelerate the debt under the ABL Facility or the Term Loan Facility, as applicable.

If a change of control occurs, we may not have enough assets to satisfy all obligations under the ABL Facility, the Term Loan Facility and the indenture that governs the notes. Upon the occurrence of a change of control, we could seek to refinance the indebtedness under the ABL Facility, the Term Loan Facility and the notes or obtain a waiver from the lenders under the ABL Facility, the Term Loan Facility and you as a holder of the notes. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and may require holders of the notes to return payments received from us.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the notes and the guarantees could be voided, or claims in respect of the notes and the guarantees could be subordinated to all of our other debt if the issuance of the notes was found to have been intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or to have been made for less than their reasonable equivalent value and we, at the time we incurred the indebtedness evidenced by the notes:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

A court might also void an issuance of notes or a guaranty, without regard to the above factors, if the court found that we issued the notes or the guarantors entered into their respective guaranty with actual intent to hinder, delay or defraud our or their respective creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or the guarantees, respectively, if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void an issuance of the notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors or, with respect to the notes or the guarantees.

In addition, any payment by us pursuant to the notes made at a time we were found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a distribution under the bankruptcy code.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent for purposes of these fraudulent transfer laws if:

•	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

•

the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the indebtedness evidenced by the notes and the application of the proceeds therefrom, we will not be insolvent for purposes of these fraudulent transfer laws, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

There is no established trading market for the exchange notes, and you may not be able to sell them quickly or at the price that you paid.

The exchange notes are a new issue of securities and there is no established trading market for the notes. We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for their quotation on any automated dealer quotation system. The initial purchasers in the offering of the initial notes have advised us that as of the issuance date of the initial notes they intended to make a market in the initial notes and the exchange notes, but the initial purchasers are not obligated to do so. The initial purchasers may discontinue any market making in the initial notes or the exchange notes at any time, in their sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the initial notes or the exchange notes.

We also cannot assure you that you will be able to sell your initial notes or the exchange notes at a particular time or that the prices that you receive when you sell will be favorable. Future trading prices of the initial notes and exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the initial notes and the exchange notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

The existing notes and the exchange notes will trade under separate CUSIP numbers.

Although the exchange notes constitute part of a single class of securities with the existing notes and will have the same terms as the existing notes, the exchange notes will trade under a separate CUSIP number than the existing notes because of different U.S. federal income tax treatment relating to original issue discount. Accordingly, the exchange notes will not be fungible with the existing notes, and this lack of fungibility may impede the development of a liquid market for the exchange notes.

Our Canadian subsidiaries and our other future foreign subsidiaries will not be guarantors, and your claims will be subordinated to all of the creditors of the non-guarantor subsidiaries.

Gienow and Mitten, our Canadian subsidiaries, are not guarantors of the notes. These non-guarantor subsidiaries generated approximately 18.9% of our net sales, 7.6% of our adjusted EBITDA and an operating loss of $7.2 million for the nine months ended September 27, 2014. In addition, they held approximately 14.0% of our consolidated assets as of September 27, 2014. Any right of ours to receive the assets of any of our non-guarantor subsidiaries upon their bankruptcy, liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be subject to the claims of that subsidiary’s creditors, including trade creditors. To the extent that we are recognized as a creditor of that subsidiary, we may have such claim, but we would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness and other liabilities of that subsidiary senior to that held by us. As of September 27, 2014, the notes were structurally junior to approximately $473.8 million of liabilities (including trade payables) of our non-guarantor subsidiaries.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You will have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. See “—Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and may require holders of the notes to return payments received from us.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Notes—Note Guarantees.”

The exchange notes should be treated as issued with original issue discount for U.S. federal income tax purposes.

Because the initial notes were issued with original issue discount, the exchange notes should be treated as issued with original issue discount for U.S. federal income tax purposes. Accordingly, a United States Holder (as defined in “Federal Income Tax Considerations”) will be required to include such original issue discount in gross income as it accrues, in advance of the receipt of cash, regardless of such holder’s method of accounting for U.S. federal income tax purposes. See “Federal Income Tax Considerations.”

If a bankruptcy petition were filed by or against us or any of the guarantors, holders of the exchange notes could receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

If a bankruptcy petition were filed by or against us or any of the guarantors under the U.S. Bankruptcy Code after the issuance of the exchange notes, the claim by any holder of the exchange notes for the principal amount of the exchange notes could be limited to an amount equal to the sum of:

•	the original issue price for the exchange notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the exchange notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the notes, even if sufficient funds are available to pay such holders the unamortized portion of any original issue discount as of the bankruptcy filing.

Risks Related to the Exchange Offer

The issuance of the exchange notes may adversely affect the market for the initial notes.

To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled “The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences.”

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Associated with Our Business

Downturns in the home repair or the remodeling and new construction end markets or the economy or the availability of consumer credit could adversely impact our end users and lower the demand for, and pricing of, our products, which in turn could cause our net sales and net income to decrease.

Our performance is dependent to a significant extent upon the levels of home repair and remodeling and new construction spending, which declined significantly beginning in 2008 and remain depressed in 2014 compared to historical levels, even with a slight recovery in 2012, 2013 and 2014, and are affected by such factors as interest rates, inflation, consumer confidence, unemployment and the availability of consumer credit.

Our performance is also dependent upon consumers having the ability to finance home repair and remodeling projects and/or the purchase of new homes. The ability of consumers to finance these purchases is affected by such factors as new and existing home prices, homeowners’ equity values, interest rates and home foreclosures, which in turn could result in a tightening of lending standards by financial institutions and reduce the ability of some consumers to finance home purchases or repair and remodeling expenditures. Trends such as declining home values, increased home foreclosures and tightening of credit standards by lending institutions, have negatively impacted the home repair and remodeling and the new construction sectors. If these credit market trends continue or worsen, our net sales and net income may be adversely affected.

We face competition from other exterior building products manufacturers and alternative building materials. If we are unable to compete successfully, we could lose customers and our sales could decline.

We compete with other national and regional manufacturers of exterior building products. Some of these companies are larger and have greater financial resources than we do. Accordingly, these competitors may be better equipped to withstand changes in conditions in the industries in which we operate and may have significantly greater operating and financial flexibility than we do. Competitors could take a greater share of sales and cause us to lose business from our customers. Additionally, our products face competition from alternative materials, such as wood, metal, fiber cement, masonry and composites in siding, and wood, composites and fiberglass in windows. An increase in competition from other exterior building products manufacturers and alternative building materials could cause us to lose our customers and lead to decreases in net sales.

Changes in the costs and availability of raw materials, especially PVC resin and aluminum, can decrease our profit margins by increasing our costs.

Our principal raw materials, PVC resin and aluminum, have been subject to rapid price changes in the past. While we have historically been able to substantially pass on significant PVC resin and aluminum cost increases through price increases to our customers, our results of operations for individual quarters can be and have been hurt by a delay between the time of PVC resin and aluminum cost increases and price increases in our products.

While we expect that any significant future PVC resin and aluminum cost increases will be offset in part or whole over time by price increases to our customers, we may not be able to pass on any future price increases.

Certain of our customers have been expanding and may continue to expand through consolidation and internal growth, which may increase their buying power, which could materially and adversely affect our revenues, results of operations and financial position.

Certain of our important customers are large companies with significant buying power. In addition, potential further consolidation in the distribution channels could enhance the ability of certain of our customers to seek more favorable terms, including pricing, for the products that they purchase from us. Accordingly, our ability to maintain or raise prices in the future may be limited, including during periods of raw material and other cost increases. If we are forced to reduce prices or to maintain prices during periods of increased costs, or if we lose customers because of pricing or other methods of competition, our revenues, operating results and financial position may be materially and adversely affected.

Because we depend on a core group of significant customers, our sales, cash flows from operations and results of operations may decline if our key customers reduce the amount of products that they purchase from us.

Our top ten customers accounted for approximately 40.0% of our net sales in the year ended December 31, 2013. Our largest customer for the fiscal year ended December 31, 2013, ABC Supply Co., Inc., distributes our products within its building products distribution business, and accounted for approximately 9.2% of our consolidated 2013 net sales. We expect a small number of customers to continue to account for a substantial portion of our net sales for the foreseeable future.

The loss of, or a significant adverse change in our relationships with, our largest customer or any other major customer, or loss of market position of any major customer, could cause a material decrease in our net sales. The loss of, or a reduction in orders from, any significant customers, losses arising from customers’ disputes regarding shipments, fees, merchandise condition or performance or related matters, or our inability to collect accounts receivable from any major retail customer could cause a decrease in our net income and our cash flow. In addition, revenue from customers that have accounted for significant revenue in past periods, individually or as a group, may not continue, or if continued, may not reach or exceed historical levels in any period.

Our business is seasonal and can be affected by inclement weather conditions that could affect the timing of the demand for our products and cause reduced profit margins when such conditions exist.

Markets for our products are seasonal and can be affected by inclement weather conditions. Historically, our business has experienced increased sales in the second and third quarters of the year due to increased construction during those periods. Because much of our overhead and operating expenses are spread ratably throughout the year, our operating profits tend to be lower in the first and fourth quarters. Inclement weather conditions can affect the timing of when our products are applied or installed, causing reduced profit margins when such conditions exist.

Increases in union organizing activity and work stoppages at our facilities or the facilities of our suppliers could delay or impede our production, reduce sales of our products and increase our costs.

Our financial performance is affected by the cost of labor. As of September 27, 2014, approximately 15.2% of our employees were represented by labor unions. We are subject to the risk that strikes or other types of conflicts with personnel may arise or that we may become a subject of union organizing activity. Furthermore, some of our direct and indirect suppliers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these suppliers could result in slowdowns or closures of facilities where components of our products are manufactured. Any interruption in the production or delivery of our products could reduce sales of our products and increase our costs.

Our ability to operate and our growth potential could be materially and adversely affected if we cannot employ, train and retain qualified personnel at a competitive cost.

Many of the products that we manufacture and assemble require manual processes in plant environments. We believe that our success depends upon our ability to attract, employ, train and retain qualified personnel with the ability to design, manufacture and assemble these products. In addition, our ability to expand our operations depends in part on our ability to increase our skilled labor force as the housing market recovers in the United States and Canada. A significant increase in the wages paid by competing employers could result in a reduction of our qualified labor force or increases in the wage rates that we must pay, or both. In addition, we believe that our success depends in part on our ability to quickly and effectively train additional workforce to handle the increased volume and production while minimizing labor inefficiencies and maintaining product quality in a housing market recovery. If either of these events were to occur, our cost structure could increase, our margins could decrease, and any growth potential could be impaired.

We may be subject to claims arising from the operations of our various businesses arising from periods prior to the dates we acquired them. Our ability to seek indemnification from the former owners of our subsidiaries may be limited, in which case, we would be liable for these claims.

We have acquired all of our subsidiaries, including Ply Gem Industries, MWM Holding, Inc. (“MWM Holding”), AWC Holding Company, Mastic Home Exteriors, Inc. (formerly known as Alcoa Home Exteriors), Ply Gem Pacific Windows Corporation, Gienow, Mitten, and Simonton, and substantially all of the assets of Ply Gem Stone and Greendeck Products, LLC, in the last several years. We may be subject to claims or liabilities arising from the ownership or operation of our subsidiaries for the periods prior to our acquisition of them, including environmental liabilities. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our subsidiaries for these claims or liabilities is limited by various factors, including the specific limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy such claims or liabilities. If we are unable to enforce any indemnification rights we may have against the former owners or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, or if we do not have any right to indemnification, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our operating performance.

We could face potential product liability claims, including class action claims, relating to products we manufacture.

We face an inherent business risk of exposure to product liability claims, including class action claims, in the event that the use of any of our products results in personal injury or property damage. In the event that any of our products is defective or proves to be defective, among other things, we may be responsible for damages related to any defective products and we may be required to cease production, recall or redesign such products. Because of the long useful life of our products, it is possible that latent defects might not appear for several years. Any insurance we maintain may not continue to be available on terms acceptable to us or such coverage may not be adequate for liabilities actually incurred. Further, any claim or product discontinuance, recall or redesign could result in adverse publicity against us, which could cause our sales to decline, or increase our costs.

We are dependent on certain key personnel, the loss of whom could materially affect our financial performance and prospects.

Our continued success depends to a large extent upon the continued services of our senior management and certain key employees. To encourage the retention of certain key executives, we have entered into various equity-based compensation agreements with our senior executives, including Messrs. Robinette, Poe, Wayne, Buckley, and Steinhafel designed to encourage their retention. Each member of our senior management team has substantial experience and expertise in our industry and has made significant contributions to our growth and success. We do face the risk, however, that members of our senior management may not continue in their current positions and the loss of their services could cause us to lose customers and reduce our net sales, lead to employee morale problems and/or the loss of key employees, or cause disruptions to our production. Also, we may be unable to find qualified individuals to replace any of the senior executive officers who leave our company.

Interruptions in deliveries of raw materials or finished goods could adversely affect our production and increase our costs, thereby decreasing our profitability.

Our dependency upon regular deliveries from suppliers means that interruptions or stoppages in such deliveries could adversely affect our operations until arrangements with alternate suppliers could be made. If any of our suppliers were unable to deliver materials to us for an extended period of time, as the result of financial difficulties, catastrophic events affecting their facilities or other factors beyond our control, or if we were unable to negotiate acceptable terms for the supply of materials with these or alternative suppliers, our business could suffer. We may not be able to find acceptable alternatives, and any such alternatives could result in increased costs for us. Even if acceptable alternatives were found, the process of locating and securing such alternatives might be disruptive to our business. Extended unavailability of a necessary raw material or finished goods could cause us to cease manufacturing one or more of our products for a period of time.

Environmental requirements may impose significant costs and liabilities on us.

Our facilities are subject to numerous United States and Canadian federal, state, provincial and local laws and regulations relating to pollution and the protection of the environment, including those governing emissions to air, discharges to water, use, storage and transport of hazardous materials, storage, treatment and disposal of waste, remediation of contaminated sites and protection of worker health and safety. From time to time, our facilities are subject to investigation by governmental regulators. In addition, we have been identified as one of many potentially responsible parties for contamination present at certain offsite locations to which we or our predecessors are alleged to have sent hazardous materials for recycling or disposal. We may be held liable, or incur fines or penalties in connection with such requirements or liabilities for, among other things, hazardous substances used in or released from our current or former operations or products, releases of hazardous substances occurring on or emanating from current or formerly owned or operated properties or any associated offsite disposal location, or for known or newly-discovered contamination at any of our properties from activities conducted by previous occupants. The amount of such liability, fine or penalty may be material. For example, MW Manufacturers Inc. (“MW”), a subsidiary of MWM Holding, entered into an Administrative Order on Consent with the United States Environmental Protection Agency (“EPA”), Region III, under Section 3008(h) of the Resource Conservation and Recovery Act (“RCRA”), primarily relating to contamination associated with an underground storage tank formerly located at its Rocky Mount, Virginia property. Certain environmental laws impose strict, and under certain circumstances joint and several, liability for the cost of addressing releases of hazardous substances upon certain classes of persons, including site owners or operators and persons that disposed or arranged for the disposal of hazardous substances at contaminated sites.

In addition, changes in environmental laws and regulations or in their enforcement, the discovery of previously unknown contamination or other liabilities relating to our properties and operations or the inability to enforce the indemnification obligations of the previous owners of our subsidiaries could result in significant environmental liabilities that could adversely impact our operating performance. In addition, we might incur significant capital and other costs to comply with increasingly stringent United States or Canadian environmental laws or enforcement policies that would decrease our cash flow.

Finally, while the stock purchase agreements governing certain of our acquisitions generally provide that the sellers will indemnify us, subject to certain limitations, for certain environmental liabilities, our ability to seek indemnification from the respective sellers is limited by various factors, including the financial condition of the indemnitor or responsible party as well as by the terms and limits of such indemnities or obligations. As a result, there can be no assurance that we could receive any indemnification from the sellers, and any related environmental liabilities, costs or penalties could have a material adverse effect on our financial condition and results of operations.

We may not realize any or all of our anticipated synergies and cost savings with respect to the Simonton, Gienow and Mitten acquisitions and our cost savings programs.

This prospectus includes estimates and assumptions, including some that are related to the anticipated impact of, and expected synergies and cost savings from, the Simonton Acquisition and our costs savings programs related to the Gienow and Mitten acquisitions that include raw material sourcing, raw material reformulations, manufacturing efficiency improvements and selling, general and administrative expense reductions. The estimates contained herein involve risks, uncertainties, assumptions and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied. Pro Forma adjusted EBITDA is based on certain estimates and assumptions, including those with respect to estimated synergies and cost savings expected to be achieved beginning in 2014 and the annual run-rate impact of such synergies and cost savings. Although we believe that the estimates and assumptions underlying our calculation of Pro Forma adjusted EBITDA are reasonable, any of the assumptions could be inaccurate and, therefore, Pro Forma adjusted EBITDA may not reflect what our results of operations would have been had we been a combined entity or our cost savings program had been implemented, in each case during the entirety of the applicable period, or what our results of operations will be in the future. We may not be able to maintain the levels of revenue, earnings or operating efficiency that we and acquired companies, including Simonton, could have achieved separately, or obtain the anticipated benefit of our cost savings programs. In addition, any synergies or cost savings that we realize may be offset, in whole or in part during the integration period, by reductions in revenues such as customer losses and a shift to our value-priced products, or through increases in other expenses, including labor inefficiencies, ramp-up costs and other integration costs. Furthermore, we may never achieve the expected synergies or results of our cost savings programs, or the expenses associated with achieving the expected synergies or results of our cost savings programs may be greater than we anticipate.

Manufacturing or assembly realignments may result in a decrease in our short-term earnings, until the expected cost reductions are achieved, due to the costs of implementation.

We continually review our manufacturing and assembly operations and sourcing capabilities. Effects of periodic manufacturing realignment, cost savings programs, and labor ramp-up costs could result in a decrease in our short-term earnings until the expected cost reductions are achieved and/or production volumes stabilize. Such programs may include the consolidation and integration of facilities, functions, systems and procedures. Such actions may not be accomplished as quickly as anticipated and the expected cost reductions may not be achieved or sustained.

We rely on a variety of intellectual property rights. Any threat to, or impairment of, these rights could cause us to incur costs to defend these rights.

As a company that manufactures and markets branded products, we rely heavily on trademark and service mark protection to protect our brands. We also have issued patents and rely on trade secret and copyright protection for certain of our technologies. These protections may not adequately safeguard our intellectual property and we may incur significant costs to defend our intellectual property rights, which may harm our operating results. There is a risk that third parties, including our current competitors, will infringe on our intellectual property rights, in which case we would have to defend these rights. There is also a risk that third parties, including our current competitors, will claim that our products infringe on their intellectual property rights. These third parties may bring infringement claims against us or our customers, which may harm our operating results.

We also rely on third party license agreements for certain trademarks and technologies we employ. There is a risk that third parties may modify or terminate such licenses, which may harm our operating results. While these license agreements generally provide that the licensors will indemnify us, subject to certain limitations, for certain infringement liabilities, our ability to seek indemnification from the respective licensors is limited by various factors, including the financial condition of the licensor as well as by the terms and limits of such indemnities or obligations. As a result, there can be no assurance that we could receive any indemnification from licensors, and any related infringement liabilities, costs or penalties could have a material adverse effect on our financial condition and results of operations.

Increases in fuel costs could cause our cost of products sold to increase and net income to decrease.

Increases in fuel costs can negatively impact our cost to deliver our products to our customers and thus increase our cost of products sold. We estimate that a 10% increase in fuel costs for the year ended December 31, 2013 would have increased costs of products sold during such period by approximately $1.7 million. If we are unable to increase the selling price of our products to our customers to cover any increases in fuel costs, net income may be adversely affected.

Declines in our business conditions may result in an impairment of our tangible and intangible assets, which could result in a material non-cash charge.

A negative long-term performance outlook could result in a decrease in net sales, which could result in a decrease in operating cash flows, adversely impacting our business and results of operations, and have a material adverse effect on our financial condition. These declines could result in an impairment of our tangible and intangible assets which results when the carrying value of the assets exceed their fair value.

Our income tax net operating loss carryovers may be limited and our results of operations may be adversely impacted.

We have substantial deferred tax assets related to NOLs for United States federal and state income tax purposes, which are available to offset future taxable income. As a result, we project that the U.S. cash tax rate will be reduced from the federal statutory rate and state rate as a result of approximately $290.7 million of gross NOLs for federal purposes and $258.2 million of gross state NOLs. Our ability to utilize the NOLs may be limited as a result of certain events, such as insufficient future taxable income prior to expiration of the NOLs or annual limits imposed under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), or by state law, as a result of a change in control. A change in control is generally defined as a cumulative change of more than 50 percentage points in the ownership positions of certain stockholders during a rolling three-year period. Changes in the ownership positions of certain stockholders could occur as the result of stock transactions by such stockholders and/or by the issuance of stock by us. Such limitations may cause us to pay income taxes earlier and in greater amounts than would be the case if the NOLs were not subject to such limitations. Should we determine that it is likely that our recorded NOL benefits are not realizable, we would be required to reduce the NOL tax benefits reflected on our consolidated financial statements to the net realizable amount by establishing a valuation reserve and recording a corresponding charge to earnings. Conversely, if we are required to reverse any portion of the accounting valuation allowance against our U.S. deferred tax assets related to our NOLs, such reversal could have a positive effect on our financial condition and results of operations in the period in which it is recorded.

We will be required to pay an affiliate of Ply Gem Holdings’ current stockholders for certain tax benefits, including net operating loss carryovers, we may claim, and the amounts we may pay could be significant.

In connection with Ply Gem Holdings’ initial public offering, Ply Gem Holdings entered into a tax receivable agreement with an entity controlled by an affiliate of the CI Partnerships (the “Tax Receivable Entity”). This tax receivable agreement generally provides for the payment by us to the Tax Receivable Entity of

85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize in periods after the initial public offering as a result of (i) NOL carryovers from periods (or portions thereof) ending before January 1, 2013, (ii) deductible expenses attributable to the transactions related to the initial public offering and (iii) deductions related to imputed interest deemed to be paid by us as a result of or attributable to payments under the tax receivable agreement.

The amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors, including the amount and timing of the taxable income we generate in the future and the tax rate then applicable, our use of NOL carryovers and the portion of our payments under the tax receivable agreement constituting imputed interest.

The payments we will be required to make under the tax receivable agreement could be substantial. We expect that, as a result of the amount of the NOL carryovers from prior periods (or portions thereof), assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize in full the potential tax benefit described above, future payments under the tax receivable agreement, in respect of the federal and state NOL carryovers, could be approximately $100.0 million in the aggregate and may be paid within the next five to ten years, assuming that utilization of such tax attributes is not subject to limitation under Section 382 of the Code as the result of an “ownership change” (within the meaning of Section 382 of the Code) of Ply Gem Holdings. These amounts reflect only the cash savings attributable to current tax attributes resulting from the NOL carryovers. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments from these tax attributes. However, in no event will the total payments made under the tax receivable agreement exceed $100.0 million, excluding any amount accounted for as interest under the Code.

In addition, although we are not aware of any issue that would cause the U.S. Internal Revenue Service (“IRS”) to challenge the benefits arising under the tax receivable agreement, the Tax Receivable Entity will not reimburse us for any payments previously made if such benefits are subsequently disallowed, however, any excess payments made to the Tax Receivable Entity will be netted against payments otherwise to be made, if any, after our determination of such excess. As a result, in such circumstances, we could make payments under the tax receivable agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could adversely affect our liquidity.

Finally, because Ply Gem Holdings is a holding company with no operations of its own, its ability to make payments under the tax receivable agreement is dependent on the ability of Ply Gem Industries and its subsidiaries to make distributions to it. We may be required to make payments to Ply Gem Holdings to fund payments under the tax receivable agreement, and the indenture governing the notes will permit us to make such payments. To the extent that Ply Gem Holdings is unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid, which could adversely affect our results of operations and could also affect our liquidity in periods in which such payments are made.

In addition, the tax receivable agreement provides that, upon certain mergers, asset sales, or other forms of business combinations or certain other changes of control, Ply Gem Holdings’ or its successor’s obligations with respect to tax benefits would be based on certain assumptions, including that Ply Gem Holdings or its successor would have sufficient taxable income to fully utilize the NOL carryovers covered by the tax receivable agreement. As a result, upon a change of control, Ply Gem Holdings may be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of actual cash tax savings.

Our ability to consummate and effectively integrate future acquisitions, if any, will be critical to maintaining and improving our operating performance.

We will continue to pursue strategic acquisitions into our business if they provide future financial and operational benefits. Successful completion of any strategic transaction depends on a number of factors that are not entirely within our control, including our ability to negotiate acceptable terms, conclude satisfactory agreements and obtain all necessary regulatory approvals. There can be no assurance that we will consummate future acquisitions. In addition, our ability to effectively integrate these acquisitions, including Simonton, into our existing business and culture may not be successful which could jeopardize future operational performance for the combined businesses.

Actual or perceived security vulnerabilities or cyberattacks on our networks could have a material adverse impact on our business and results of operations.

Purchase of our products may involve the transmission and/or storage of data, including in certain instances customers’ business and personally identifiable information. Thus, maintaining the security of computers, computer networks and data storage resources is a critical issue for us and our customers, as security breaches could result in vulnerabilities and loss of and/or unauthorized access to confidential information. We devote significant resources to address security vulnerabilities through enhancing security and reliability features in our computer networks, deploying security updates to address security vulnerabilities and seeking to respond to known security incidents in sufficient time to minimize any potential adverse impact. Experienced hackers, cybercriminals and perpetrators of advanced persistent threats may be able to penetrate our network security and misappropriate or compromise our confidential information or that of third parties, create system disruptions, product or service vulnerabilities or cause shutdowns. These perpetrators of cyberattacks also may be able to develop and deploy viruses, worms, malware and other malicious software programs that attack our products and services, our networks or otherwise exploit any security vulnerabilities of our products, services and networks. However, because techniques used to obtain unauthorized access to or sabotage systems change frequently and generally are not recognized until long after being launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. A breach of our security measures as a result of third-party action, malware, employee error, malfeasance or otherwise could result in:

•	harm to our reputation or brand, which could lead some customers to stop purchasing our products and reduce or delay future purchases of our products or use competing products;

•	state or federal enforcement action, which could result in fines, penalties and/or other liabilities and which may cause us to incur legal fees and costs, and/or

•

additional costs associated with responding to the cyberattack, such as the costs of providing individuals and/or data owners with notice of the breach, legal fees, the costs of any additional fraud detection activities required by credit card associates, and costs incurred by credit card issuers associated with the compromise and additional monitoring of systems for further fraudulent activity.

Moreover, increased regulation regarding cybersecurity may increase our costs of compliance, including fines and penalties, as well as costs of cybersecurity audits.

Any of these actions could materially adversely impact our business and results of operations.

We are controlled by the CI Partnerships whose interest in our business may be different than yours.

The CI Partnerships own approximately 67.4% of the outstanding common stock of Ply Gem Holdings, the direct parent company of Ply Gem Industries. Ply Gem Holdings has entered into an amended and restated stockholders agreement with the CI Partnerships and certain of our members of management. Under the stockholders agreement, the CI Partnerships are initially entitled to nominate a majority of the members of Ply Gem Holdings’ board of directors and all of the parties to the stockholders agreement have agreed to vote their shares of our common stock as directed by the CI Partnerships. Accordingly, the CI Partnerships will be able to exercise significant influence over our business policies and affairs. In addition, the CI Partnerships can control any action requiring the general approval of Ply Gem Holdings’ stockholders, including the election of directors, the adoption of amendments to Ply Gem Holdings’ certificate of incorporation or by-laws and the approval of mergers or sales of substantially all of our assets.

Failure to maintain effective internal controls over financial reporting could have an adverse effect on our business, operating results and stock price.

Maintaining effective internal control over financial reporting is necessary for us to produce reliable financial reports and is important in helping to prevent financial fraud. If we are unable to maintain adequate internal controls, our business and operating results could be harmed. The requirements of Section 404 of Sarbanes-Oxley and the related rules of the SEC require, among other things, our management to assess annually the effectiveness of our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to issue a report on our internal control over financial reporting beginning with our Annual Report on Form 10-K for the year ending December 31, 2014. In the future, we may identify deficiencies that we may be unable to remedy before the requisite deadline for those reports. Also, our auditors have not yet conducted an audit of our internal control over financial reporting. Any failure to remediate material weaknesses noted by us or our independent registered public accounting firm or to implement required new or improved controls or difficulties encountered in their implementation could cause us to fail to meet our reporting obligation or result in material misstatements in our financial statements. If our management or our independent registered public accounting firm were to conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information, and the trading price of our common stock could decrease significantly. Failure to comply with Section 404 of Sarbanes-Oxley could potentially subject us to sanctions or investigations by the SEC, the Financial Industry Regulatory Authority, Inc. or other regulatory authorities.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. Other forward-looking statements relate to projected housing starts and revenue. These statements are only predictions. Actual events or results may differ materially.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included in this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws. The information in this prospectus is not a complete description of our business or the risks associated with an investment in our securities.

There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include, but are not limited, to the following:

•	downturns in the home repair and remodeling and new construction sectors or the economy and the availability of consumer credit;

•	competition from other exterior building products manufacturers and alternative building materials;

•	changes in the costs and availability of raw materials;

•	consolidation and further growth of our customers;

•	loss of, or a reduction in orders from, any of our significant customers;

•	inclement weather conditions;

•	increases in the cost of labor, union organizing activity and work stoppages at our facilities or the facilities of our suppliers;

•	inability to employ qualified personnel;

•	claims arising from the operations of our various businesses prior to our acquisitions;

•	products liability claims relating to the products we manufacture;

•	loss of certain key personnel;

•	interruptions in deliveries of raw materials or finished goods;

•	environmental costs and liabilities;

•	lower than anticipated synergies and cost savings from the Gienow and Mitten acquisitions;

•	manufacturing or assembly realignments;

•	threats to, or impairments of, our intellectual property rights;

•	increases in fuel costs;

•	material non-cash impairment charges;

•	required payment to an affiliate for certain tax benefits;

•	inability to consummate and integrate future acquisitions;

•	security vulnerabilities or cyberattacks on our networks;

•	we are controlled by the CI Partnerships;

•	Failure to maintain effective internal controls over financial reporting;

•	our high degree of leverage and significant debt service obligations;

•	covenants in the ABL Facility and the indenture governing the notes; and

•	failure to generate sufficient cash to service all of our indebtedness and make capital expenditures.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes. In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.

The proceeds from the issuance of the initial notes, prior to netting out related fees, expenses, or commissions, was approximately $139.9 million. We used such proceeds, together with approximately $3.1 million of cash on hand, to fund the purchase price of the Simonton Acquisition of $130.0 million, to pay fees and expenses related to this offering and the Simonton Acquisition, and for general corporate purposes, including the repayment of approximately $10.0 million of indebtedness under the ABL Facility. For information regarding the interest rates applicable to the ABL Facility and the maturity of the ABL Facility, see “Description of Other Indebtedness.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into net income (loss) before provision (benefit) for income taxes plus fixed charges. Fixed charges consist of interest expense, net plus amortization of deferred financing expense and our estimate of interest within rental expense.

	Fiscal Year Ended December 31,					Nine Months Ended
	2013	2012	2011	2010	2009	September 27, 2014	September 28, 2013
Ratio of earnings to fixed charges(1)	—	—	—	1.3	—	—	—

(1)	For the years ended December 31, 2013, 2012, 2011 and 2009, the deficiency in the ratio of earnings to fixed charges to achieve a one to one ratio was $79.2 million, $36.2 million, $83.8 million and $94.7 million, respectively. For the nine months ended September 27, 2014 and September 28, 2013, the deficiency in the ratio of earnings to fixed charges to achieve a one to one ratio was $34.7 million and $60.4 million, respectively. This ratio is unaudited.

CAPITALIZATION

The following table shows our capitalization as of September 27, 2014 on an actual basis.

Accordingly, you should read this table in conjunction with “Use of Proceeds” and our consolidated financial statements and the related notes included elsewhere in this prospectus. Also see “Risk Factors,” “Selected Historical Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Other Indebtedness.”

As of September 27, 2014
(Unaudited, in thousands)
Cash and cash equivalents	$26,782

Short-term and long-term debt:
ABL Facility(1)	$20,000
Term Loan Facility	428,925
Unamortized early tender premium and discount	(33,658)
6.50% Senior Notes due 2022	650,000
Unamortized early tender premium and discount	(52,442)

Total debt	$1,012,825
Stockholders’ deficit:
Common stock	$678
Additional paid-in capital	744,529
Accumulated deficit	(810,036)
Accumulated other comprehensive loss	(8,627)

Total stockholders’ deficit	(73,456)

Total capitalization	$939,369

(1)	As of September 27, 2014, we had approximately $224.3 million of contractual availability under the ABL Facility and approximately $221.4 million of borrowing base availability under the ABL Facility, reflecting $20.0 million of borrowings outstanding and approximately $5.7 million of letters of credit and priority payables reserves.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Asset-Based Revolving Credit Facility

General

On November 1, 2013, Ply Gem Holdings, Ply Gem Industries, each of the subsidiary guarantors and Ply Gem Canada, Inc., Gienow and Mitten, as Canadian borrowers (the “Canadian Borrowers”), entered into an amended and restated credit agreement governing the senior secured asset-based revolving credit facility (the “ABL Facility”) with UBS Securities LLC, as joint lead arranger and joint bookrunner, Wells Fargo Capital Finance, LLC, as syndication agent, joint lead arranger, joint bookrunner and co-collateral agent, UBS AG, Stamford Branch, as U.S. administrative agent and U.S. collateral agent (the “Administrative Agent”), UBS AG Canada Branch, as Canadian administrative agent and Canadian collateral agent, and a syndicate of financial institutions and institutional lenders. Set forth below is a summary of the terms of the ABL Facility. This summary is not a complete description of all the terms of the ABL Facility.

Structure

The ABL Facility provides for revolving credit financing of up to $300.0 million subject to borrowing base availability, with a maturity of five years, including sub-facilities for letters of credit, swingline loans and borrowings in Canadian dollars and United States dollars. $250.0 million of the ABL Facility is available to Ply Gem Industries and $50.0 million is available to the Canadian Borrowers. In addition, the ABL Facility provides that the revolving commitments may be increased to $350.0 million in the aggregate, subject to certain terms and conditions.

The borrowing base at any time equals the sum (subject to certain eligibility requirements, reserves and other adjustments) of:

•	90% of the eligible credit card receivables;

•	85% of the net amount of other eligible receivables; and

•	85% of the net orderly liquidation value of eligible inventory.

All borrowings under the ABL Facility will be subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rate and Fees

Borrowings under the ABL Facility bear interest at a rate per annum equal to, at Ply Gem Industries’ option, either (a) a base rate determined by reference to the higher of (1) the corporate base rate of the Administrative Agent, as established at its Stamford Branch, and (2) the federal funds rate plus 0.5% or (b) a Eurodollar rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The current applicable margin for borrowings under the ABL Facility is 0.75% for base rate loans and 1.75% for Eurodollar rate loans. The applicable margin for borrowings under the ABL Facility will be subject to step ups and step downs based on average excess availability under that facility. Swingline loans will bear interest at a rate per annum equal to the base rate plus the applicable margin. In addition to paying interest on outstanding principal under the ABL Facility, Ply Gem Industries is required to pay a commitment fee in respect of the unutilized commitments thereunder, which fee will be determined based on utilization of the ABL Facility (increasing when utilization is low and decreasing when utilization is high) multiplied by a commitment fee rate determined by reference to average excess availability under the ABL Facility. The commitment fee rate during any fiscal quarter is 0.375% when the Company’s average excess availability is greater than $100.0 million for the preceding fiscal quarter and 0.25% when the Company’s average availability is less than or equal to $100.0 million for the preceding fiscal quarter. Ply Gem Industries must also pay customary letter of credit fees equal to the applicable margin on Eurodollar loans and agency fees.

Mandatory Prepayments

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, Ply Gem Industries will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the excess availability under the ABL Facility is less than the greater of (a) 12.5% of the lesser of the borrowing base and the aggregate commitments and (b) $22.5 million ($20.0 million for the months of January, February, March and April) for a period of five consecutive days or an event of default has occurred and is continuing, all cash from Ply Gem Industries material deposit accounts (including all concentration accounts) will be swept daily into a collection account controlled by the administrative agent under the ABL Facility and used to repay outstanding loans and cash collateralize letters of credit.

Voluntary Prepayments

Ply Gem Industries may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to Eurodollar loans.

Amortization and Final Maturity

There is no scheduled amortization under the ABL Facility. All outstanding loans under the facility are due and payable in full on November 1, 2018.

Security and Guarantees

All obligations under the ABL Facility are unconditionally guaranteed by Ply Gem Holdings and substantially all of Ply Gem Industries’ existing and future, direct and indirect, wholly-owned domestic subsidiaries, and in any event by all subsidiaries that guarantee the notes. The entities that we acquired in the Simonton Acquisition will guarantee the ABL Facility under the terms of, and within the time period required by, the credit agreement governing the ABL Facility. All obligations under the ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of Ply Gem Industries and the guarantors, including:

•	a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing; and

•

a second-priority security interest in, and mortgages on, substantially all of Ply Gem Industries’ and the guarantors’ material owned real property and equipment and all assets that currently secure the 8.25% Senior Secured Notes on a first-priority basis.

The obligations of the Canadian Borrowers, are secured by a first-priority security interest in substantially all of the assets of the Canadian Borrowers and by Ply Gem Industries’ and the guarantors’ assets on the same basis as borrowings by Ply Gem Industries are secured under the ABL Facility, plus additional mortgages in Canada, and a pledge by Ply Gem Industries of the remaining 35% of the equity interests of the Canadian Borrowers pledged only to secure the Canadian sub-facility.

Restrictive Covenants and Other Matters

The ABL Facility requires that if (a) excess availability is less than the greater of (x) 10.0% of the lower of the borrowing base and the aggregate commitments and (y) $17.5 million or (b) any event of default has occurred and is continuing, Ply Gem Industries must comply with a minimum fixed charge coverage ratio test of 1.0 to 1.0. In addition, the ABL Facility includes covenants that, subject to significant exceptions, limit Ply Gem

Industries’ ability and the ability of the Ply Gem Holdings and Ply Gem Industries’ subsidiaries to, among other things, incur debt, incur liens and engage in sale leaseback transactions, make investments and loans, pay dividends, engage in mergers, acquisitions and asset sales, prepay certain indebtedness, amend the terms of certain material agreements, enter into agreements limiting subsidiary distributions, engage in certain transactions with affiliates and alter the business that we conduct.

Events of Default

The ABL Facility contains events of default customary for financings of this type, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the ABL Facility to be in full force and effect and changes of control. If such an event of default occurs, the lenders under the ABL Facility would be entitled to take various actions, including the acceleration of amounts due under the ABL Facility and, subject to the Intercreditor Agreement, all actions permitted to be taken by a secured creditor.

Term Loan Facility

The following is a summary of certain provisions of the agreements that govern the Term Loan Facility. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the agreements, including the definitions of certain terms that are not otherwise defined in this prospectus.

Overview

The Term Loan Facility consists of a senior secured term loan in an aggregate principal amount of $430.0 million, which will mature on February 1, 2021. The Term Loan Facility requires scheduled quarterly payments in an aggregate annual amount equal to 1.00% of the original aggregate principal amount of the Term Loan Facility, with the balance due at maturity.

The Term Loan Facility allows us to request one or more incremental term loan facilities in an aggregate amount not to exceed the greater of (x) $140.0 million and (y) an amount such that Ply Gem Industries’ Consolidated Senior Secured Debt Ratio (as defined the credit agreement governing the Term Loan Facility), on a pro forma basis, does not exceed 3.75 to 1.00, in each case, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All borrowings under the Term Loan Facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

Interest and Fees

Borrowings under the Term Loan Facility bear interest at a rate equal to, at our option, either (a) a base rate determined by reference to the highest of (i) the prime rate of the administrative agent, (ii) the federal funds rate plus 0.50% and (iii) the adjusted LIBOR rate for a one-month interest period plus 1.00% and (b) a LIBOR rate determined by reference to the cost of funds for eurocurrency deposits in dollars for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor, plus, in each case, an applicable margin of 3.00% for any eurocurrency loan and 2.00% for any alternate base rate loan.

Mandatory and Voluntary Prepayments

We may voluntarily repay outstanding loans under the Term Loan Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

The Term Loan Facility requires us to prepay outstanding term loans, subject to certain exceptions, with:

•

50% (which percentage will be reduced to 25% if our Consolidated Senior Secured Debt Ratio is equal or less than 2.50 to 1.00 but greater than 2.00 to 1.00 and to 0% if our Consolidated Senior Secured Debt Ratio is equal to or less than 2.00 to 1.00) of our annual excess cash flow, as defined under the Term Loan Facility, commencing with the fiscal year ending December 31, 2015;

•	100% of the net cash proceeds of certain non-ordinary course asset sales or certain insurance and condemnation proceeds, in each case subject to certain exceptions and reinvestment rights; and

•	100% of the net cash proceeds of certain issuances of debt, other than proceeds from debt permitted under the Term Loan Facility.

Collateral and Guarantors

The loans under the Term Loan Facility are borrowed by Ply Gem Industries and guaranteed by Ply Gem Holdings and substantially all of Ply Gem Industries’ existing and future, direct and indirect, wholly-owned domestic subsidiaries, and in any event by all the subsidiaries that guarantee the notes. The entities that we will acquire in the Simonton Acquisition will guarantee the Term Loan Facility under the terms of, and within the time period required by, the credit agreement governing the Term Loan Facility.

The Term Loan Facility is secured on a first-priority lien basis by the stock of Ply Gem Industries and by substantially all of the assets (other than the assets securing the obligations under the ABL Facility, which primarily consist of accounts receivable, inventory, cash, deposit accounts, securities accounts, chattel paper, contract rights, instruments, documents related thereto and proceeds of the foregoing) of Ply Gem Industries and the subsidiary guarantors and on a second-priority lien basis by the assets that secure the ABL Facility.

Restrictive Covenants and Other Matters

The Term Loan Facility includes negative covenants, subject to certain exceptions, that are substantially the same as the negative covenants in the indenture governing the notes. See “Description of the Notes.” The Term Loan Facility also restricts the ability of Ply Gem Industries’ subsidiaries to enter into agreements restricting their ability to grant liens to secure the Term Loan Facility and contains a restriction on changes in fiscal year.

The Term Loan Facility also contains certain other customary affirmative covenants and events of default.

THE EXCHANGE OFFER

Terms of the Exchange Offer

We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes.

The exchange notes that we propose to issue in this exchange offer will be substantially identical to the form and terms of our initial notes except that, unlike our initial notes, the exchange notes (i) have been registered under the Securities Act and will be freely tradable by persons who are not affiliates of ours or subject to restrictions due to being a broker dealer and (ii) are not entitled to the registration rights applicable to the initial notes under the registration rights agreement relating to the initial notes. You should read the description of the exchange notes in the section in this prospectus entitled “Description of the Notes.”

We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

Expiration Date; Extensions; Amendments; Termination

This exchange offer will expire at 5:00 p.m., New York City time, on                     , 2015, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Initial Notes

Proper Execution and Delivery of Letters of Transmittal

To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

(1) Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

(2) Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent’s account at The Depository Trust Company (“DTC”) in accordance with the procedures for book-entry transfer described under “—Book-Entry Delivery Procedure” below, on or before 5:00 p.m., New York City time, on the expiration date.

(3) Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under “—Guaranteed Delivery Procedure” below.

The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

(1) a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(2) a commercial bank or trust company having an office or correspondent in the United States; or

(3) an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial notes are tendered:

(a) by a registered holder or by a participant in DTC whose name appears on a security position listing as the owner, who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant’s account at DTC; or

(b) for the account of a member firm of a registered national securities exchange or of FINRA, a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal or any bond powers are signed by:

(1) the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

(2) a participant in DTC: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

(3) a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

(4) trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

To tender your initial notes in this exchange offer, you must make the following representations:

(1) you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

(2) any exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder;

(3) you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, has no arrangement or understanding with any person to participate in a distribution of such exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange notes within the meaning of the Securities Act;

(4) you or such other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(5) if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

(6) if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes, the initial notes to be exchanged for the exchange notes were acquired by you as a result of market-making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

You must also warrant that the acceptance of any tendered initial notes by us and the issuance of exchange notes in exchange therefor shall constitute performance in full by us of our obligations under the registration rights agreement relating to the initial notes.

To effectively tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Tender Offer Program. The DTC will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

Book-Entry Delivery Procedure

Any financial institution that is a participant in DTC’s systems may make book-entry deliveries of initial notes by causing DTC to transfer these initial notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. To effectively tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Tender Offer Program. DTC will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.

A delivery of initial notes through a book-entry transfer into the exchange agent’s account at DTC will only be effective if an agent’s message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under “—Exchange Agent” on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedure

If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent’s message delivered, you may still tender in this exchange offer if:

(1) you tender through a member firm of a registered national securities exchange or of FINRA, a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act;

(2) on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent’s message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(3) the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent’s account at DTC with an agent’s message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel’s opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes with the exception of conditions to this exchange offer relating to the obligations of broker dealers, which we will not waive. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled “—Conditions to the Exchange Offer” below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent’s account at DTC with an agent’s message, in each case, in form satisfactory to us and the exchange agent.

If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered initial notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the initial notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under “—Exchange Agent” and before acceptance of your tendered notes for exchange by us.

Any notice of withdrawal must:

(1) specify the name of the person having tendered the initial notes to be withdrawn;

(2) identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes;

(3) be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender;

(4) specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn; and

(5) if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at DTC to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under “—Procedures for Tendering Initial Notes” above at any time on or before the expiration date.

Conditions to the Exchange Offer

We will complete this exchange offer only if:

(1) there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer;

(2) there is no change in the current interpretation of the staff of the SEC which permits resales of the exchange notes;

(3) there is no stop order issued by the SEC or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose;

(4) there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer; and

(5) we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law.

Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

(1) refuse to accept and return to their holders any initial notes that have been tendered;

(2) extend the exchange offer and retain all initial notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders; or

(3) waive any condition that has not been satisfied and accept all properly tendered initial notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled “—Expiration Date; Extensions; Amendments; Termination.”

Accounting Treatment

We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the initial note offering and the exchange offer over the term of the notes.

Exchange Agent

We have appointed Wells Fargo Bank, National Association as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

By Registered & Certified Mail:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9303-121

P.O. Box 1517

Minneapolis, MN 55480

By Regular Mail or Courier:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9303-121

6th St & Marquette Avenue

Minneapolis, MN 55479

In Person by Hand Only:

Wells Fargo Bank, N.A.

Corporate Trust Services

Northstar East Building—12th Floor

608 Second Avenue South

Minneapolis, MN 55402

By facsimile (for eligible institutions only): (612) 667-6282

For information or confirmation by telephone: (800) 344-5128

Fees and Expenses

We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

(1) certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered;

(2) tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

(3) a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act. You will not be able to require us to register your initial notes under the Securities Act unless:

(1) an initial purchaser requests us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer;

(2) you are not eligible to participate in the exchange offer;

(3) you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by you; or

(4) you are a broker-dealer and hold initial notes that are part of an unsold allotment from the original sale of the initial notes,

in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this sentence. We do not currently anticipate that we will register under the Securities Act any initial notes that remain outstanding after completion of the exchange offer.

Delivery of Prospectus

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

DESCRIPTION OF THE NOTES

As used below in this “Description of the Notes” section, the “Issuer” means Ply Gem Industries, Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. The Issuer previously issued $500.0 million aggregate principal amount of 6.50% Senior Notes due 2022 (the “existing notes”). The Issuer issued the existing notes and the initial notes, and will issue the exchange notes described in this prospectus (collectively, the “Notes”) under an indenture, dated as of January 30, 2014 (the “Indenture”), among the Issuer, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”). There is $650.0 million aggregate principal amount of Notes outstanding. The initial notes are, and the exchange notes will be, part of the same issue as the existing notes, and the existing notes, the initial notes, and the exchange notes are treated as one class for all purposes under the Indenture, including for purposes of voting, redemptions and offers to purchase. The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth elsewhere in this prospectus.

The following is a summary of the material terms and provisions of the Notes and the Indenture. The following summary does not purport to be a complete description of the Notes or such agreement and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

Brief Description of the Notes and the Note Guarantees

The Notes:

•	are senior unsecured obligations of the Issuer;

•	are pari passu in right of payment with any existing and future senior Indebtedness of the Issuer;

•

are effectively subordinated to any secured Indebtedness of the Issuer, including the ABL Facility and the Term Loan Facility, to the extent of the value of the collateral that secures such Indebtedness;

•	are structurally subordinated to all obligations of each Subsidiary of the Issuer that is not a Subsidiary Guarantor; and

•	are guaranteed on a senior unsecured basis by the Guarantors.

The Notes are guaranteed by Parent and all wholly-owned Subsidiaries of the Issuer (other than Unrestricted Subsidiaries and Foreign Subsidiaries) that are guarantors under a Credit Facility. See “—Additional Note Guarantees.”

Each Note Guarantee:

•	is a senior unsecured obligation of the Guarantor;

•	is pari passu in right of payment with any existing and future senior Indebtedness of the Guarantor;

•

is effectively subordinated to the Guarantee of such Guarantor under any secured Indebtedness of such Guarantor, including the guarantees of the ABL Facility and the Term Loan Facility, to the extent of the value of the collateral that secures such Indebtedness and is owned by such Guarantor; and

•	is structurally subordinated to all obligations of each Subsidiary of such Guarantor that is not a Subsidiary Guarantor.

As of the date of this prospectus, all of the Issuer’s subsidiaries are “Restricted Subsidiaries.” However, none of the Issuer’s Foreign Subsidiaries guarantee or will guarantee the Notes. See “Risk Factors—Risks Related to Our Substantial Indebtedness and the Notes—Our Canadian subsidiaries and our other future foreign subsidiaries will not be guarantors, and your claims will be subordinated to all of the creditors of the non-guarantor subsidiaries.” In addition, under the circumstances described below under the subheading “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” the Issuer is permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” The Issuer’s Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. The Issuer’s future Unrestricted Subsidiaries (if any) will not guarantee the Notes.

Principal, Maturity and Interest

The Notes will mature on February 1, 2022. The Notes bear interest at the rate shown on the cover page of this prospectus, payable on February 1 and August 1 of each year, commencing on February 1, 2015 to Holders of record at the close of business on January 15 or July 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that the Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a The Depository Trust Company (“DTC”) participant in denominations of less than $2,000.

An aggregate principal amount of initial notes equal to $150.0 million was issued on September 19, 2014, and up to $150.0 million aggregate principal amount of exchange notes is being issued in this offering. The Issuer may issue additional Notes having identical terms and conditions to the Notes, except for issue date, issue price, transfer restrictions, interest rate, first interest payment date and the amount of interest paid on the first interest payment date after such issue date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenants described under “—Certain Covenants—Limitations on Additional Indebtedness.” Any Additional Notes will be part of the same issue as the Notes and will be treated as one class with the Notes, including for purposes of voting, redemptions and offers to purchase; provided, however, that a separate CUSIP will be issued for any Additional Notes unless the Notes and Additional Notes are fungible for U.S. federal income tax purposes. For purposes of this “Description of the Notes,” except for the covenants described under “—Certain Covenants—Limitations on Additional Indebtedness” and “—Certain Covenants—Limitations on Liens,” references to the Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

The Indebtedness evidenced by the Notes and the Note Guarantees is senior unsecured Indebtedness of the Issuer or the applicable Guarantor, as the case may be, and ranks pari passu in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors, as the case may be. The Indebtedness evidenced by the Notes and the Note Guarantees is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and the Guarantors, as the case may be. The Notes are unsecured obligations of the Issuer. Secured Indebtedness and other secured obligations of the Issuer are effectively senior to the Notes to the extent of the value of the assets securing such Indebtedness or other obligations.

As of September 27, 2014:

(1) Parent, the Issuer and its Subsidiaries had $448.9 million aggregate principal amount of senior secured Indebtedness outstanding, consisting of $20.0 million of Indebtedness outstanding under the ABL Facility (with an additional $221.4 million of borrowing base availability (taking into account $5.7 million of outstanding letters of credit and priority payable reserves)) and $428.9 million of Indebtedness outstanding under the Term Loan Facility;

(2) Parent, the Issuer and its Subsidiaries had $650.0 million of senior unsecured Indebtedness outstanding, consisting of the existing notes; and

(3) Parent, the Issuer and its Subsidiaries had no Subordinated Indebtedness outstanding.

Although the Indenture contains limitations on the amount of additional senior Indebtedness and secured Indebtedness that the Issuer and its Restricted Subsidiaries may Incur, under certain circumstances the amount of such senior Indebtedness and secured Indebtedness could be substantial. See “—Certain Covenants—Limitations on Additional Indebtedness” and “—Certain Covenants—Limitations on Liens.”

A significant portion of the operations of the Issuer is conducted through its Subsidiaries. Unless the Subsidiary is a Guarantor, claims of creditors on such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including the Holders of the Notes. The Notes and the Note Guarantees, therefore, are structurally subordinated to holders of Indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Guarantors. Although the Indenture limits the incurrence of Indebtedness by certain of the Issuer’s Subsidiaries, such limitation is subject to a number of significant qualifications. See “—Certain Covenants—Limitations on Additional Indebtedness.”

Note Guarantees

The Issuer’s obligations under the Notes and the Indenture are jointly and severally guaranteed on a senior unsecured basis (the “Note Guarantees”) by (1) Parent and (2) each Wholly-Owned Restricted Subsidiary (other than any Foreign Subsidiary) that is a guarantor under a Credit Facility. All of our current Subsidiaries are wholly-owned.

Not all of our Subsidiaries guarantee the Notes. Unrestricted Subsidiaries (if any), Foreign Subsidiaries and future domestic subsidiaries that do not guarantee any Credit Facility are not and will not be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. For the nine months ended September 27, 2014, our Canadian subsidiaries (which are currently the only subsidiaries that do not guarantee the Notes) represented approximately 18.9% of our net sales and 7.6% of our adjusted EBITDA and generated an operating loss of $7.2 million. In addition, as of September 27, 2014, they held approximately 14.0% of our combined assets and had approximately $24.9 million of liabilities (including trade payables), to which the Notes are structurally subordinated.

As of the date of this prospectus, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” the Issuer is permitted to designate some of our Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

•

the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Subsidiary Guarantor under its Note Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under any Credit Agreement permitted under clause (1) of “—Certain Covenants—Limitations on Additional Indebtedness”) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

A Subsidiary Guarantor shall be automatically released from its obligations under its Note Guarantee:

(1) in the event of a sale, transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale, transfer or other disposition of all of the Equity Interests of such Subsidiary Guarantor then held by the Issuer and the Restricted Subsidiaries;

(2) if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

(3) if such Subsidiary Guarantor shall not guarantee any Indebtedness under any Credit Facility (other than if such Subsidiary Guarantor no longer guarantees any Indebtedness under any Credit Facility as a result of payment under any guarantee of any Indebtedness by any Subsidiary Guarantor);

(4) if the Issuer exercises its legal defeasance option or its covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or if its obligations under the Indenture are discharged in accordance with the terms of the Indenture; or

(5) such Subsidiary Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing a Credit Facility or other exercise of remedies in respect thereof.

Optional Redemption

Except as set forth below, the Notes may not be redeemed prior to February 1, 2017 (the “First Call Date”). At any time on or after the First Call Date, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning February 1 of the years indicated:

Year	Optional Redemption Price
2017	104.875%
2018	103.250%
2019	101.625%
2020 and thereafter	100.000%

The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

At any time prior to the First Call Date, the Notes may also be redeemed, in whole or in part, at the Issuer’s option at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption may be made upon notice mailed by first-class mail, or delivered electronically if held by DTC, to each Holder’s registered address, not less than 30 nor more than 60 days prior to the date of redemption.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of such Note; and

(2) the excess of:

(a) the present value at such redemption date of (1) the redemption price of such Note on the First Call Date (such redemption price being that described in the first paragraph of this “Optional Redemption” section) plus (2) all required remaining scheduled interest payments due on such Note through the First Call Date, other than accrued interest to such redemption date, computed using a discount rate equal to the Treasury Rate, plus 50 basis points per annum, discounted on a semi-annual bond equivalent basis, over

(b) the then outstanding principal amount of such Note on such redemption date.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the First Call Date; provided, however, that if the period from such redemption date to the First Call Date is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. Notwithstanding the foregoing, if the Treasury Rate is less than zero, then the Treasury Rate shall be zero.

Redemption with Proceeds from Equity Offerings

At any time prior to the First Call Date, the Issuer may redeem at its option on any one or more occasions up to 40% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) issued under the Indenture with an amount equal to the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 106.50% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 50% of the aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

Redemption Following a Change of Control Offer

At any time prior to the First Call Date, after the completion of a Change of Control Offer that was accepted by Holders of not less than 75% of the aggregate principal amount of Notes then outstanding, the Issuer may redeem, at its option, all, but not less than all, of the Notes not validly tendered in the Change of Control Offer, at a redemption price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption; provided that such redemption occurs within 90 days after the completion of such Change of Control Offer.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “—Optional Redemption—Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC) unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail, or delivered electronically if held by DTC, at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Any redemption or notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a Qualified Equity Offering or Change of Control, other offering, issuance of Indebtedness, or other transaction or event. Notice of any redemption in respect thereof will be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied. The Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Change of Control

Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuer purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or cause to be mailed, to the Holders a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase. Each Credit Agreement contains, and other existing indebtedness and future Indebtedness of the Issuer may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by holders of their right to require us to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not. Such defaults could result in amounts outstanding under each Credit Agreement and such other Indebtedness being declared due and payable.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer. The Issuer will not be required to make a Change of Control Offer if notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

A Change of Control Offer may be made in advance of the Change of Control, conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

Holders will not be entitled to require the Issuer to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction that is not a Change of Control. In addition, holders may not be entitled to require the Issuer to purchase their Notes in certain circumstances involving a significant change in the composition of the Issuer’s Board of Directors, including in connection with a proxy contest where the Issuer’s Board of Directors does not approve a dissident slate of directors elected by the shareholders but approves them as required by paragraph (2) of the definition of “Change of Control.”

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture. If on any date following January 30, 2014, (i) the Notes have Investment Grade Ratings from two Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of the Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1)	“— Limitations on Additional Indebtedness;”

(2)	“— Limitations on Restricted Payments;”

(3)	“— Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries;”

(4)	“— Limitations on Transactions with Affiliates;”

(5)	“— Limitations on Asset Sales;”

(6)	clause (4) of the first paragraph of “—Limitations on Mergers, Consolidations, Etc.;” and

(7)	“—Additional Note Guarantees.”

If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” The Issuer shall promptly upon its occurrence deliver to the Trustee an Officer’s Certificate notifying the Trustee of the occurrence of any Covenant Suspension Event or Reversion Date, and the date thereof. The Trustee shall not have any obligation to monitor the occurrence or dates of any Covenant Suspension Event or Reversion Date and may rely conclusively on such Officer’s Certificate. The Trustee shall not have any obligation to notify the holders of the occurrence or dates of any Covenant Suspension Event or Reversion Date.

On each Reversion Date, all Indebtedness incurred during the Suspension Period will be classified as having been incurred or issued pursuant to the first paragraph of “—Limitations on Additional Indebtedness” below or one of the clauses set forth in the second paragraph of “—Limitations on Additional Indebtedness” below (to the extent such Indebtedness would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred or issued pursuant to the first or second paragraph of “—Limitations on Additional Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the second paragraph under “—Limitations on Additional Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitations on Restricted Payments” will be made as though the covenant described under “—Limitations on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitations on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period that, but for the occurrence of the Covenant Suspension Event, would have violated one or more of the Suspended Covenants. Within 30 days of such Reversion Date, the Issuer must comply with the terms of covenant described under “—Additional Note Guarantees.”

For purposes of the “—Limitations on Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

The Indenture contains, among others, the following covenants:

Limitations on Additional Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Subsidiary Guarantor may incur additional Indebtedness, including Acquired Indebtedness, in each case, if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) (x) Indebtedness of the Issuer or any Subsidiary Guarantor under the Credit Facilities in an aggregate amount not to exceed, when taken together with all other Indebtedness incurred pursuant to this clause (1)(x) and then outstanding, the greater of (a) $350.0 million and (b) the Borrowing Base as of the date of such incurrence and (y) Indebtedness of the Issuer or any Subsidiary Guarantor under the Credit Facilities in an aggregate amount not to exceed, when taken together with all other Indebtedness incurred pursuant to this clause (1)(y) and then outstanding, the greater of (A) $575.0 million and (B) the aggregate amount of Indebtedness that may be incurred under this clause (1)(y) (with all such Indebtedness being deemed, for purposes of this clause (1)(y) only, to be secured by a Lien) that would cause the Consolidated Secured Debt Ratio to be equal to 4.0 to 1.0;

(2) the Notes issued on the Issue Date and the Note Guarantees and the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;

(3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date including the Senior Secured Notes and the Existing Senior Notes (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

(4) Indebtedness under Hedging Obligations of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) Indebtedness in respect of bid, performance, surety bonds and workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety bonds and workers’ compensation claims, self-insurance obligations and bankers acceptances;

(7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed, when taken together with all other Indebtedness incurred pursuant to this clause (7) and then outstanding, the greater of (a) $35.0 million and (b) 10% of Consolidated Net Tangible Assets at the time of incurrence;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (2), (3) (other than the Senior Secured Notes and the Existing Senior Notes), (7), (11)(B) or (C) or (13)(B) of this paragraph or this clause (10);

(11) (A) Acquired Indebtedness of the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed, when taken together with all other Indebtedness incurred pursuant to this clause (11)(A) and then outstanding, the greater of (x) $20.0 million and (y) 7.5% of Consolidated Net Tangible Assets at the time of incurrence, (B) Acquired Indebtedness of the Issuer or any Restricted Subsidiary assumed or acquired in connection with a transaction governed by, and effected in accordance with, the first paragraph of the covenant described under “—Limitations on Mergers, Consolidations, Etc.” and (C) Acquired Indebtedness; provided, however, that, with respect to Acquired Indebtedness pursuant to this clause (C), after giving effect to such acquisition or merger, consolidation or amalgamation, either (1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (2) the Consolidated Interest Coverage Ratio would be equal to or greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(12) Indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing any such acquisition;

(13) (A) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed, when taken together with all other Indebtedness incurred pursuant to this clause (13)(A) and then outstanding, the greater of (x) $60.0 million and (y) 15% of Consolidated Net Tangible Assets at the time of incurrence and (B) Indebtedness of Foreign Subsidiaries if, after giving effect thereto the Consolidated Interest Coverage Ratio (with the references to the Issuer and the Restricted Subsidiaries in the definitions used in the calculation thereof being to Foreign Subsidiaries (other than Unrestricted Subsidiaries)) of all Foreign Subsidiaries would be at least 2.00 to 1.00; provided, however, that, without limiting the foregoing, Indebtedness under this clause (13) may be incurred under any Credit Facility;

(14) Indebtedness of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees, customers or joint ventures in an aggregate amount not to exceed, when taken together with all other Indebtedness incurred pursuant to this clause (14) and then outstanding, the greater of (x) $10.0 million and (y) 2.5% of Consolidated Net Tangible Assets at the time of incurrence;

(15) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed, when taken together with all other Indebtedness incurred pursuant to this clause (15) and then outstanding, the greater of (x) $75.0 million and (y) 20% of Consolidated Net Tangible Assets at the time of incurrence (it being understood that any Indebtedness incurred under this clause (15) shall cease to be deemed incurred or outstanding for purpose of this clause (15) but shall be deemed incurred for purposes of the first paragraph of this covenant from and after the date on which the Issuer or the Restricted Subsidiary, as the case may be, could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (15));

(16) Contribution Debt;

(17) Indebtedness of the Issuer or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(18) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings).

For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall divide, classify and may reclassify, in its sole discretion, such item of Indebtedness (or portion thereof) and may divide, classify and reclassify such Indebtedness (or portion thereof) in more than one of the types of Indebtedness described in the first paragraph of this covenant and clauses (1) through (18) above, except that Indebtedness incurred under the Credit Facilities on the Issue Date by the Issuer or any Guarantor shall be deemed to have been incurred under clause (1) above and (2) when calculating the amount of Indebtedness that may be incurred pursuant to the first paragraph of this covenant, at the time of incurrence, the Issuer will make such calculation without giving pro forma effect to any Indebtedness being incurred at the same time pursuant to clauses (1) through (18) of the definition of Permitted Indebtedness or to the discharge at the same time of any Indebtedness to the extent such discharge results from the proceeds of Indebtedness being incurred at the same time pursuant to clauses (1) through (18) of the definition of Permitted Indebtedness. If any Contribution Debt is redesignated as incurred under any provision other than clause (16) above, the related issuance of Equity Interests may be included in any calculation under paragraph (3)(b) of “Limitations on Restricted Payments.” In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, co-issuances of Indebtedness, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included or subject to a separate incurrence calculation so long as such Indebtedness is incurred by a Person that could have incurred such Indebtedness.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Limitations on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (13) or (14) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing the first date of the fiscal quarter beginning immediately after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); plus

(b) 100% of the aggregate net cash proceeds received by the Issuer and 100% of the Fair Market Value at the time of receipt of assets other than cash, if any, received by the Issuer, either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than (A) Excluded Contributions or (B) any such proceeds or assets received from a Restricted Subsidiary of the Issuer, plus

(c) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (or a capital contribution in respect of Qualified Equity Interests) (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(d) in the case of: (A) the sale, disposition or redemption, repurchase, repayment of or return on any Investment that was treated as a Restricted Payment or Permitted Investment made after the Issue Date or (B) a distribution, dividend or other payment from an Unrestricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income or not treated as a return of such Permitted Investment in the definition thereof) equal to 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof), plus

(e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

The foregoing provisions will not prohibit:

(1) the payment by the Issuer or any Restricted Subsidiary of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration or the giving notice thereof, if on the date of declaration or the giving notice of such redemption, as applicable, the payment would have complied with the provisions of the Indenture;

(2) any Restricted Payment made in exchange for, or out of the proceeds of the issuance and sale of, or capital contribution in respect of, Qualified Equity Interests (occurring within 90 days of such Restricted Payment);

(3) the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the issuance and sale, of or capital contribution in respect of, Qualified Equity Interests (occurring within 90 days of such redemption), (b) in exchange for, or out of the proceeds of the incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness” covenant and the other terms of the Indenture (occurring within 90 days of such redemption) or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with the covenants described under “—Change of Control” and “—Limitations on Asset Sales” and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

(4) payments by the Issuer or to Parent (or any other direct or indirect parent company) to permit Parent (or any other direct or indirect parent company), and which are used by the Issuer or Parent (or any other direct or indirect parent company), to purchase, redeem, otherwise acquire or retire Equity Interests of the Issuer or Parent (or any other direct or indirect parent company) held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates); provided that the aggregate cash consideration paid therefor shall not exceed the sum of (A) $5.0 million during any calendar year (with unused amounts being available to be used in subsequent periods) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests of Parent, any other direct or indirect parent company, or the Issuer to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (4), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (4); provided further, that so long as the issuance of Indebtedness to any officer, director or employee did not increase the amount available to be distributed as a Restricted Payment pursuant to clause 3(b) of the immediately preceding paragraph, the cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary in connection with the repurchase of Qualified Equity Interests will not be deemed to constitute a Restricted Payment under the Indenture;

(5) payments to Parent (or any other direct or indirect parent company) permitted pursuant to clauses (3) or (4) in the second paragraph of the covenant described under “—Limitations on Transactions with Affiliates” or to fund payments under the Existing Tax Receivable Agreement;

(6) (A) repurchases of Equity Interests deemed to occur upon exercise of stock options or the vesting of restricted stock, restricted stock units, deferred stock units or any similar securities if such Equity Interests represent a portion of the exercise price of such options (or withholding of Equity Interests to pay related withholding taxes with regard to the exercise of such stock options or the vesting of any such restricted stock, restricted stock units, deferred stock units or any similar securities), (B) payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the vesting or settlement of restricted stock, restricted stock units, deferred stock units or any similar securities or (iii) the conversion or exchange of Equity Interests of any such Person or (C) any Restricted Payment made by the Issuer to permit any payments by Parent (or any other direct or indirect parent company) described in section (A) and (B) of this clause (6);

(7) distributions to Parent (or any other direct or indirect parent company) in order (A) to enable Parent (or any other direct or indirect parent company) to pay customary and reasonable costs and expenses of any offering of securities, debt financing, merger, acquisition or other similar corporate transaction of Parent (or any other direct or indirect parent company) or (B) to satisfy principal, interest and other payment obligations of the Issuer on Indebtedness of Parent, in an aggregate amount not to exceed the amount of proceeds of such Indebtedness that were contributed to the Issuer;

(8) additional Restricted Payments, when taken together with all Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (a) $100.0 million and (b) 27.5% of Consolidated Net Tangible Assets at the time made;

(9) payments of intercompany subordinated Indebtedness, the incurrence of which was permitted under clause (5) of the second paragraph of the covenant “Limitations on Additional Indebtedness;” provided, however, that no Default has occurred and is continuing or would otherwise result therefrom;

(10) payments of dividends on Disqualified Equity Interests issued pursuant to the covenant described under ‘‘—Limitations on Additional Indebtedness;”

(11) Restricted Payments made with Net Available Proceeds from Asset Sales remaining after application thereof as required by the covenant described under ‘‘—Limitations on Asset Sales;”

(12) Restricted Payments made by the Issuer or by the Issuer to Parent (or any other direct or indirect parent company) to fund (a) the payment of dividends on Parent’s (or such other direct or indirect parent company’s) common stock of up to 6% per annum of the total market capitalization of Parent at the time of Parent’s initial public offering based on the initial public offering price of Parent’s common stock or (b) in lieu of all or a portion of dividends permitted by sub-clause (a), repurchases of Parent’s (or such other direct or indirect parent company’s) common stock for aggregate consideration that, when taken together with dividends permitted under clause (12)(a), does not exceed the amount contemplated by sub-clause (a) above;

(13) Restricted Payments made with the proceeds of Excluded Contributions; or

(14) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

provided that (a) in the case of any Restricted Payment pursuant to clause (3)(c) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2), (3) or (4)(B) above shall increase the Restricted Payments Basket.

For the avoidance of doubt, any “deemed dividend” resulting from the filing of a consolidated or combined tax return by any direct or indirect parent of the Issuer and not involving any cash distribution will not be a Restricted Payment.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment or Permitted Investment meets the criteria of more than one of the types of Restricted Payments or Permitted Investments described in the above clauses or the definitions thereof, the Issuer, in its sole discretion, may order and classify, and from time to time may reorder and reclassify (based on circumstances existing at the time of such reclassification), such Restricted Payment or Permitted Investment if it would have been permitted at the time such Restricted Payment or Permitted Investment was made and at the time of any such reclassification.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests;

(b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(c) transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

(1) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(2) encumbrances or restrictions existing under the Note Documents;

(3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, each Credit Agreement) as in effect on that date;

(5) restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6) restrictions imposed under any agreement to sell assets, including the Equity Interests of a Subsidiary, permitted under the Indenture to any Person pending the closing of such sale;

(7) any instrument or agreement of a Person acquired by the Issuer or any Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date;

(9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Purchase Money Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11) restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business;

(12) encumbrances or restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of assets subject to such security agreements or mortgages;

(13) encumbrances or restrictions contained in Indebtedness of Foreign Subsidiaries, or municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds, permitted to be incurred under the Indenture; provided that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and do not, in the good faith judgment of the Board of Directors of the Issuer, materially impair the Issuer’s ability to make payment on the Notes when due;

(14) any encumbrance or restriction pursuant to an agreement with a governmental entity providing for developmental financing on terms which are more favorable (at the time such agreement is entered into) than those available from third party financing sources;

(15) any encumbrance or restriction pursuant to the terms of any agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant titled “—Limitations on Additional Indebtedness” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein will not materially adversely impact the ability of the Issuer to make required principal and interest payments on the Notes;

(16) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary; and

(17) any encumbrances or restrictions imposed by any amendments or refinancings of the Indebtedness, contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and

(2) the subordination of loans or advances made to an Issuer or a Restricted Subsidiary to other Indebtedness incurred by any such Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Limitations on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”) including aggregate payments or consideration in excess of $10.0 million, unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

(2) with respect to any Affiliate Transaction involving aggregate value in excess of $20.0 million, the Issuer delivers to the Trustee an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above and a resolution that has been adopted by a majority of the directors of the Issuer who are disinterested with respect to such Affiliate Transaction, approving such Affiliate Transaction.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries; or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than a Restricted Subsidiary) owns any Equity Interests of any such Restricted Subsidiary;

(2) reasonable director, officer and employee compensation (including bonuses), retention payments, payments pursuant to a long-term incentive plan or other employee benefit plan, reimbursement of expenses and other benefits (including retirement, health, stock option and other benefit plans), indemnification arrangements, compensation, employment and severance agreements, to or with directors, officers and employees of the Issuer or any Restricted Subsidiary or parent company of the Issuer;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) any payment made to Parent (or any other direct or indirect parent company) to be used by Parent (or such parent company) solely (A) to pay its franchise taxes and other fees required to maintain its corporate existence and (B) to pay for general corporate and overhead expenses (including salaries and other compensation (including salary, bonus and benefits) of the employees and directors, board activities, insurance, legal (including litigation, judgments and settlements), accounting, corporate reporting and filing, administrative and other general operating expenses) incurred by Parent (or such parent company) in the ordinary course of business;

(5) loans (or cancellation of loans) and advances permitted by clause (3) of the definition of “Permitted Investments;”

(6) payments to Sponsor or an Affiliate or Related Party thereof in respect of financial advisory, financing, underwriting or placement services, investment banking activities or management and consulting services rendered to the Issuer and the Restricted Subsidiaries, which payments are approved by a majority of the Board of Directors who are disinterested in such payment; provided that no Default described in clause (1), (2), (3), (7) or (8) of the definition of “Event of Default” shall have occurred and be continuing or occur as a consequence thereof;

(7) any Restricted Payments which are made in accordance with the covenant described under “—Limitations on Restricted Payments” and Permitted Investments (other than Permitted Investments described in clauses (1) or (2) of the definition of Permitted Investments);

(8) (i) transactions pursuant to the Existing Tax Sharing Agreement, (ii) entering into an agreement that provides registration rights to the shareholders of the Issuer or Parent (or any other direct or indirect parent company) or amending any such agreement with shareholders of the Issuer or Parent (or any other direct or indirect parent company) and (iii) the performance of such agreements;

(9) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

(10) any merger, consolidation or reorganization of the Issuer with an Affiliate, solely for the purposes of (a) forming a holding company or (b) reincorporating the Issuer in a new jurisdiction;

(11) (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests, or (b) the issuance or sale of any Qualified Equity Interests;

(12) (a) any agreement in effect on the Issue Date and disclosed in the final offering circular for the initial notes, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Holders in any material respect than such agreement as it was in effect on the Issue Date or (b) any transaction pursuant to any agreement referred to in the immediately preceding clause (a);

(13) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture;

(14) transactions between the Issuer or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Issuer or any direct or indirect parent of the Issuer; provided that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(15) transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph; and

(16) any transaction effected as part of a Qualified Receivables Financing.

Limitations on Liens

The Issuer shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever securing any Indebtedness against any assets of the Issuer or any Subsidiary Guarantor (including Equity Interests of a Restricted Subsidiary or the Issuer), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom (other than Permitted Liens), unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens described in the definition of Permitted Liens but may be permitted in part under any combination thereof, (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in the definition of Permitted Liens, the Issuer shall, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of Permitted Liens and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses and (C) when calculating the amount of Indebtedness that may be secured by a Lien pursuant to clauses (15) or (24) of the definition of Permitted Liens, at the time of incurrence, the Issuer will make such calculation without giving pro forma effect to (x) any other Lien or item of Indebtedness secured by any such other Lien being incurred at the same time pursuant to clauses (16), (17), (18), (19), (20)(B), (22) and (23) of the definition of Permitted Liens or (y) to the discharge at the same time of any Lien or item of Indebtedness secured by any such other Lien to the extent such discharge results from the proceeds of Indebtedness incurred at the same time secured by a Lien pursuant to clauses (19), (20)(B), (22) and (23) of the definition of Permitted Liens.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion or amortization of original issue discount or accreted value, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Issuer, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion, accrual or accumulation of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (7) of the definition of Indebtedness.

Limitations on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) either (x) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents or (y) the cash or Cash Equivalents portion (without giving effect to clause (c) of the next paragraph) of the total consideration received in such Asset Sale shall be no less than an amount equal to the product of (A) 5.25 and (B) the portion of Consolidated Cash Flow for the Four-Quarter Period directly attributable to the assets included in such Asset Sale.

For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any liabilities (other than liabilities that are by their terms subordinated to the Notes) or Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b) the amount of any obligations, instruments, securities or other assets received from such transferee that are within 365 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received),

(c) the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii),

(d) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater (x) of $20.0 million and (y) 15% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), and

(e) any Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are unconditionally released from any guarantee of payment of such Indebtedness in connection with such Asset Sale.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, pursuant to clause (b) above in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, by no later than 15 months following the later of the consummation thereof and the Issuer’s or Restricted Subsidiary’s receipt of the Net Available Proceeds, have applied all or any of the Net Available Proceeds therefrom:

(1) prepay, repay, purchase, repurchase or defease Senior Debt of the Issuer or any Subsidiary Guarantor or any Indebtedness of any other Restricted Subsidiary, provided, that in the case of any such prepayment, repayment, purchase, repurchase or defeasance under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility; and/or

(2) to (A) make capital expenditures or invest in the purchase of assets (other than securities) to be used, or useful, by the Issuer or any Restricted Subsidiary in the Permitted Business or that replace the assets that are the subject of such Asset Sale, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B), provided that the Issuer or such Restricted Subsidiary shall be deemed to have applied Net Available Proceeds in accordance with this clause (2) within such 15-month period if, within such 15-month period, it has entered into a binding commitment or agreement to invest such Net Available Proceeds; provided, further, that upon any abandonment or termination of such commitment or agreement, the Net Available Proceeds not applied will constitute Excess Proceeds (as defined below) unless the Issuer or such Restricted Subsidiary enters into another binding commitment or agreement (the “Second Commitment”) within six months of such abandonment or termination of the prior binding commitment or agreement; provided, further, that the Issuer or such Restricted Subsidiary may only enter into a Second Commitment under this paragraph one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Available Proceeds are applied or are not applied within six months of such Second Commitment, then such Net Available Proceeds shall constitute Excess Proceeds. In addition, following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof, cash (whether or not actual Net Available Proceeds of such Asset Sale) used for the purposes described in subclause (A), (B) and (C) of this clause (2) that are designated as uses in accordance with this clause (2), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Available Proceeds applied in accordance with this clause (2).

Pending the final application of any such Net Available Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Available Proceeds in any manner that is not prohibited by the Indenture.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds;” provided that until the aggregate amount of Excess Proceeds equals or exceeds $25.0 million, all or any portion of such Excess Proceeds may be invested in the manner described in clause (2) above and such invested amount shall no longer be considered Excess Proceeds.

When the aggregate amount of Excess Proceeds equals or exceeds $25.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, to all holders of Senior Debt of the Issuer the provisions of which require the Issuer to make an offer to purchase such Indebtedness with the proceeds from any Asset Sales, in an aggregate principal amount of Notes and such Senior Debt equal to the amount of such Excess Proceeds as follows:

(1) the Issuer will make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture and to all holders of any such Senior Debt (and permanently reduce the related commitments (if any) in an amount equal to the principal amount so purchased), pro rata in proportion to the respective principal amounts of the Notes and such other Senior Debt, the maximum principal amount of Notes and Senior Debt that may be purchased out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the offer price for such Senior Debt (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Senior Debt is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the

Indenture. If the Issuer makes a Net Proceeds Offer prior to the deadline specified in this covenant with respect to any Net Available Proceeds (treating such Net Available Proceeds as if they were Excess Proceeds), the Issuer’s obligations with respect to such Net Available Proceeds under this covenant shall be deemed satisfied after the completion of such Net Proceeds Offer.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) either (A) the Subsidiary to be so Designated has total assets of $1,000 or less; or (B) the Issuer would be permitted to make, at the time of such Designation, (x) a Permitted Investment or (y) an Investment pursuant to the covenant described under “—Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” if such Subsidiary or any of its Subsidiaries owns (i) any Equity Interests (other than Qualified Equity Interests) of the Issuer or (ii) any Equity Interests of any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so Designated.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee, certifying compliance with the foregoing provisions.

Limitations on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person (other than a merger with an Affiliate solely for the purpose of and with the effect of changing the Issuer’s jurisdiction of incorporation to another State of the United States or forming a holding company for the Issuer) or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) unless:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (collectively, the “Successor”) is a corporation, limited liability company, partnership or other entity organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

(3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (b) the Consolidated Interest Coverage Ratio of the Issuer or the Successor, as the case may be, would be not less than the Consolidated Interest Coverage Ratio of the Issuer immediately prior to such transaction.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Parent will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of Parent and its Subsidiaries (taken as a whole) unless:

(1) either:

(a) Parent will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (collectively, the “Parent Successor”) is a corporation, limited liability company, partnership or other entity organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Parent Successor (unless the Parent Successor is the Issuer) expressly assumes, by supplemental indenture, in form and substance reasonably satisfactory to the Trustee, all of the obligations of Parent under the Notes, the Indenture and the Registration Rights Agreement; and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

Except as provided in the fifth paragraph under the caption “—Note Guarantees,” no Guarantor (other than Parent) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture, in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement; and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer or Parent, as the case may be.

Upon any consolidation, combination or merger of Parent, the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer or Parent in accordance with the foregoing, in which Parent, the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which Parent, the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, Parent, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, Parent, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary (provided that if any party to any such transaction is a Note Party, the surviving entity or recipient entity, as the case may be, shall be a Note Party).

Additional Note Guarantees

The Issuer shall cause each Wholly-Owned Restricted Subsidiary (including any newly formed, newly acquired or newly Designated Restricted Subsidiary) (other than any Foreign Subsidiary) that guarantees any Indebtedness under any Credit Facility to:

(1) execute and deliver to the Trustee (a) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2) deliver to the Trustee one or more opinions of counsel that such documents required by the preceding clause (1) (a) have been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitute valid and legally binding obligation of such Restricted Subsidiary in accordance with their terms.

Each Note Guarantee by a Guarantor may be released as described under “—Note Guarantees.”

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and

Retrieval System (or any successor system), within the time periods that would be applicable to the Issuer if it were subject to Section 13(a) or 15(d) of the Exchange Act (giving effect to Rule 12h-5 and Rule 12b-25 under the Exchange Act):

(1) all quarterly and annual financial and other information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (giving effect to Rule 12h-5 and Rule 12b-25 under the Exchange Act) (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.

Notwithstanding anything to the contrary, the Issuer will be deemed to have complied with its obligations in the preceding two paragraphs following the filing of the Exchange Offer Registration Statement and prior to the effectiveness thereof if the Exchange Offer Registration Statement includes the information specified in clause (1) above at the times it would otherwise be required to file such Forms. If Parent has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders of Notes, or filed electronically with the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), the reports described herein with respect to Parent (including any financial information required by Regulation S-X relating to the Issuer and the Subsidiary Guarantors), the Issuer shall be deemed to be in compliance with the provisions of this covenant. The Trustee shall have no responsibility whatsoever to determine if the Issuer has filed any information or reports with the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system).

The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in the Indenture.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer to comply with any of its agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”;

(4) failure by the Issuer or any Guarantor to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Indebtedness owed to the

Issuer or a Subsidiary other than an Unrestricted Subsidiary) of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) principal on such Indebtedness within the applicable express grace period, or

(b) results in the acceleration of such Indebtedness prior to its express final maturity and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $40.0 million or more;

(6) one or more judgments or orders that exceed $40.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c) orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid and such default continues for 10 days or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer) shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been offered indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes and Note Guarantees (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to:

(1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee and the Issuer’s and Guarantors’ obligations in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), as certified to the Trustee in an Officer’s Certificate, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable, will become due and payable, or may be called for redemption, within one year or have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption,

(b) the Issuer has paid all sums payable by it under the Indenture, and

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture or the Notes may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that without the consent of each Holder affected, no amendment or waiver may:

(1) reduce, or change the maturity, of the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce any premium payable upon optional redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) contractually subordinate such Note or any Note Guarantee in right of payment to any other Indebtedness of the Issuer or any Guarantor;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any such payment on the Notes;

(9) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(10) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to conform to this “Description of the Notes,” to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” to add any Subsidiary of the Issuer as a Guarantor, to make any change that would provide additional rights or benefits (including the addition of covenants) to the Holders of the Notes, to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to secure the Notes and Note Guarantees, to make any change that does not materially adversely affect the rights of any Holder, in the case of the Indenture, to comply with the requirements of the SEC in order the effect or maintain the qualification of the Indenture under the Trust Indenture Act, to comply with the rules of the applicable depository or to provide for the issuance of Additional Notes in accordance with the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. An affiliate of Wells Fargo Bank, National Association is a lender under the ABL Facility Credit Agreement and acted as syndication agent, joint lead arranger, joint bookrunner and co-collateral agent in connection therewith. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the

Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture and the other Note Documents for the full definition of all such terms.

“2011 Transactions” means, collectively, (a) the execution, delivery and performance by the Issuer and the Guarantors of the Indenture dated February 11, 2011 relating to the Senior Secured Notes, the Collateral Agreement dated February 11, 2011 relating to the Senior Secured Notes, the Amended and Restated Intercreditor Agreement dated February 11, 2011 relating to the ABL Facility Credit Agreement and the Senior Secured Notes and other related documents to which they are a party and the issuance of the Senior Secured Notes thereunder, (b) the execution, delivery and performance by Parent, the Issuer and the Subsidiaries party thereto of the ABL Facility Credit Agreement, the Amended and Restated Intercreditor Agreement dated February 11, 2011 relating to the ABL Facility Credit Agreement and the Senior Secured Notes and related security documents, (c) the tender offer for the Issuer’s 11.75% Senior Secured Notes due 2013 described in the final offering circular dated February 9, 2011 for the Senior Secured Notes, any repurchase or redemption or other acquisition and satisfaction and discharge of the Issuer’s 11.75% Senior Secured Notes due 2013, the termination of the agreements related to the Issuer’s 11.75% Senior Secured Notes due 2013 and the release of all guarantees (if any) thereof and security (if any) therefor and (d) the payment of related fees and expenses.

“2012 Transactions” means, collectively, (a) the execution, delivery and performance by the Issuer and the Guarantors of the indenture governing the Existing Senior Notes, the Registration Rights Agreement related to the Existing Senior Notes and other related documents to which they are a party and the issuance of the Existing Senior Notes thereunder, (b) the redemption and satisfaction and discharge of the Senior Subordinated Notes, the termination of the agreements related to the Senior Subordinated Notes and the release of all guarantees (if any) thereof and (c) the payment of related fees and expenses.

“2013 Transactions” means, collectively, (a) the amendment and restatement of the ABL Facility Credit Agreement and the execution, delivery and performance of the ABL Facility Credit Agreement and related security documents in November 2013, (b) the repayment of outstanding indebtedness under the ABL Facility Credit Agreement and the redemption of Senior Secured Notes and Existing Senior Notes by the Issuer with the proceeds contributed to the capital of the Issuer or otherwise received by the Issuer in connection with Parent’s initial public offering and (c) the payment of related fees and expenses.

“ABL Facility Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 1, 2013, by and among the Issuer, as Borrower, Parent, Ply Gem Canada, Inc., Gienow Canada Inc., Mitten Inc., as Canadian borrowers (the “Canadian Borrowers”), UBS AG, Stamford Branch, as U.S. Administrative Agent and U.S. Collateral Agent, Wells Fargo Capital Finance, LLC, as Co-Collateral Agent, UBS AG Canada Branch, as Canadian Administrative Agent, the lenders named therein and the other parties thereto, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Acquired Indebtedness” means Indebtedness of (x) the Issuer or any Restricted Subsidiary incurred to finance an acquisition or other business combination or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into any Issuer or any Restricted Subsidiary or otherwise becomes a Restricted Subsidiary in accordance with the terms of the Indenture, whether or not incurred in connection with, or in contemplation of, such transaction.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Advisory Agreement” means the General Advisory Agreement dated as of February 12, 2004, between the Issuer and CxCIC LLC, as amended on November 6, 2012 and as terminated on May 29, 2013.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition and the definition of “Permitted Holder,” “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Accounting Standards” means, as of the Issue Date, GAAP; provided, however, that the Issuer may, upon not less than sixty (60) days’ prior written notice to the trustee, change the Applicable Accounting Standards to IFRS; provided, however, that notwithstanding the foregoing, if the Issuer so changes to IFRS, it may elect, in its sole discretion, to continue to utilize GAAP for the purposes of making all calculations under the Indenture that are subject to Applicable Accounting Standards so long as the Issuer provides a reconciliation to GAAP to the extent necessary to permit verification of such calculations, and the notice to the trustee required upon the change to IFRS shall set forth whether or not the Issuer intends to continue to use GAAP for purposes of making all calculations under the indenture. In the event the Issuer elects to change to IFRS for purposes of making calculations under the Indenture, references in the indenture to a standard or rule under GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.

“asset” means any asset or property.

“Asset Acquisition” means

(1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” or any transfer that constitutes a Change of Control;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitations on Restricted Payments;”

(4) the creation or realization of any Lien permitted under the Indenture;

(5) transfers of damaged, worn-out or obsolete equipment or assets in the ordinary course of business or that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of real or personal property or other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries or otherwise in the ordinary course of business;

(7) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $10.0 million;

(8) dispositions between or among Foreign Subsidiaries;

(9) any exchange of assets (including a combination of assets and Cash Equivalents) for assets used or useful in a Permitted Business (or Equity Interests in a Person that will be a Restricted Subsidiary following such transaction) of comparable or greater market value, as determined in good faith by the Issuer;

(10) entering into Hedging Obligations or the transfer of assets related to any Hedging Obligations pursuant to the unwinding of any such Hedging Obligations;

(11) rights granted to others pursuant to leases or licenses in due course;

(12) dispositions in connection with Permitted Liens;

(13) the sale, transfer or discount of accounts receivable arising in the ordinary course of business;

(14) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(15) any financing transaction, including a sale and leaseback transaction, with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date;

(16) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(17) foreclosure or any similar action with respect to any property or other asset of the Issuer or any of its Restricted Subsidiaries; and

(18) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein), including by a Receivables Subsidiary in a Qualified Receivables Financing.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Borrowing Base” means, as of any date, the sum of (x) 90% of the book value of the inventory of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, (y) 90% of the book value of the accounts receivable of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date and (z) 100% of the unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, in each case calculated on a consolidated basis in accordance with Applicable Accounting Standards.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with Applicable Accounting Standards.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with Applicable Accounting Standards; provided that any obligations of the Issuer and any Restricted Subsidiary that are currently characterized as “operating leases” but are subsequently recharacterized as Capitalized Leases for any reason after the Issue Date shall not be treated as Capitalized Lease Obligations for any purposes under the Indenture and shall be treated as operating leases for all purposes.

“Cash Equivalents” means:

(1) United States dollars, pounds sterling, euros, the national currency of any participating member state of the European Union, Canadian dollars, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within 360 days of the date of acquisition thereof;

(3) demand and time deposits and certificates of deposit or acceptances, maturing within 360 days of the date of acquisition thereof, or overnight bank deposits of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(4) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(5) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (2) above entered into with any commercial bank meeting the specifications of clause (3) above;

(6) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above; and

(7) in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such person conducts business.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, except that in no event shall the parties to the Stockholders’ Agreement be deemed a “group” solely by virtue of being parties to the Stockholders’ Agreement), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of the Issuer; provided, however, that such event shall not be deemed to be a Change of Control so long as one or more of the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

(3) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders; or

(4) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

For purposes of this definition, (i) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement and (ii) any holding company whose only significant asset is Equity Interests of Parent or the Issuer shall not itself be considered a “person” or “group” for purposes of clause (1) above.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with Applicable Accounting Standards.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense,

(e) Restructuring Expenses,

(f) payments pursuant to the Advisory Agreement and the termination payments in respect thereof,

(g) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

(h) all adjustments of a nature similar to those used in the calculation of “adjusted EBITDA” (as presented in the final offering circular for the initial notes);

in each case determined on a consolidated basis in accordance with Applicable Accounting Standards, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with Applicable Accounting Standards.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with Applicable Accounting Standards.

“Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of determination (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment or redemption of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;

(2) any Investment, acquisition, merger, consolidation, Asset Sale or Asset Acquisition (including, without limitation, (i) any acquisition or disposition of a company, division or line of business since the beginning of the Four-Quarter Period by a Person that became a Restricted Subsidiary after the beginning of the Four-Quarter Period and (ii) any Asset Sale or Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any Pro Forma Cost Savings) associated with any such Asset Sale or Asset Acquisition) and any operational changes occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Investment, acquisition, merger, consolidation, Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) or operational change, including any Pro Forma Cost Savings, occurred on the first day of the Four-Quarter Period; and

(3) the discontinuation of any discontinued operations occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if discontinuation, including any Pro Forma Cost Savings, occurred on the first day of the Four-Quarter Period, but, in the case of Consolidated Interest Expense, only to the extent that the obligations giving rise to the Consolidated Interest Expense will not be obligations of the Issuer or any Restricted Subsidiary following the Transaction Date.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period;

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements;

(4) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with Applicable Accounting Standards; and

(5) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (less interest income) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with Applicable Accounting Standards and including without duplication,

(1) imputed interest on Capitalized Lease Obligations,

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) the net costs associated with Hedging Obligations,

(4) the interest portion of any deferred payment obligations,

(5) all other non-cash interest expense,

(6) capitalized interest,

(7) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests),

(8) all interest payable with respect to discontinued operations, and

(9) all interest on any Indebtedness described in clause (7) or (8) of the definition of “Indebtedness”; provided that such interest shall be included in Consolidated Interest Expense only to the extent that the amount of the related Indebtedness is reflected on the balance sheet of the Issuer or any Restricted Subsidiary, less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs associated with the Transactions and any other incurrence, refinancing or redemption of Indebtedness in each case, including, without limitation, any financing fees and expenses, amortization of debt issuance costs, debt discount or premium, tender premiums, call premiums and other non-recurring expenses in connection with the Transactions or any refinancing of Indebtedness.

Notwithstanding the foregoing, Consolidated Interest Expense shall be calculated without giving effect to the effects of ASC 815 and related interpretations to the extent such effects would otherwise increase or decrease Consolidated Interest Expense for any purpose under the Indenture as a result of accounting for any embedded derivatives.

Consolidated Interest Expense shall be calculated excluding (A) unrealized gains and losses with respect to Hedging Obligations, (B) noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to Applicable Accounting Standards, (C) any dividends or accretion or liquidation preference on any Equity Interests of the Issuer that are not Disqualified Equity Interests and (D) any interest or other expense related to obligations, liabilities, liability adjustments, notes or other indebtedness arising under or in connection with the Existing Tax Receivable Agreement.

In addition, dividends paid or accrued on Holdings’ preferred stock while outstanding prior to Parent’s initial public offering, and any amortization of premium resulting from any fair value adjustments, will be excluded from the calculation of Consolidated Interest Expense.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with Applicable Accounting Standards; provided that there shall be excluded from such net income (or loss) (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Wholly-Owned Restricted Subsidiaries during such period;

(2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) for purposes of calculating the Restricted Payments Basket only, the net income of any Restricted Subsidiary (other than any Foreign Subsidiary) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than any municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that Consolidated Net Income shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale or other sale of assets or disposition by the Issuer or any Restricted Subsidiary;

(6) gains and losses due solely to fluctuations in currency values and the related tax effects according to Applicable Accounting Standards;

(7) unrealized gains and losses with respect to Hedging Obligations;

(8) the cumulative effect of any change in accounting principles;

(9) any expenses or charges related to any issuance of Equity Interests, Investments, acquisition or disposition of a division or line of business, recapitalization or the incurrence or repayment, refinancing, amendment or modification of Indebtedness (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties and other costs and expenses) permitted to be incurred by the Indenture (whether or not successful), including any fees, expenses or charges related to the Transactions, and commissions, discounts, yields and other fees and charges (including any interest expense) related to any Qualified Receivables Financing, and any payments, expenses, charges or non-cash items related to obligations, liabilities, liability adjustments, notes or other indebtedness arising under or in connection with the Existing Tax Receivable Agreement;

(10) gains and losses realized upon the repayment or refinancing of any Indebtedness of the Issuer or any Restricted Subsidiary, including in connection with the Transactions;

(11) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period;

(12) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of Equity Interests, stock options or other equity-based awards or any amendment, modification, substitution or change of any such Equity Interests, stock options or other equity-based awards;

(13) any non-cash goodwill or non-cash asset impairment charges subsequent to the Issue Date;

(14) any expenses or reserves for liabilities to the extent that the Issuer or any Restricted Subsidiary is entitled to indemnification therefor under binding agreements; provided that any liabilities for which the Issuer or such Restricted Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the Issuer or such Restricted Subsidiary will not be indemnified;

(15) so long as the Issuer and the Restricted Subsidiaries file a consolidated tax return, or are part of a consolidated group for tax purposes, with Parent or any other holding company, the excess of (a) the Consolidated Income Tax Expense for such period over (b) all tax payments payable for such period by the Issuer and the Restricted Subsidiaries to Parent or such other holding company under a tax sharing agreement or arrangement;

(16) payments or any fair value adjustments of earn-outs associated with an Asset Acquisition or other acquisition;

(17) effects of adjustments (including the effects of such adjustments pushed down on the Issuer and Restricted Subsidiaries) in the Issuer’s consolidated financial statements pursuant to Applicable Accounting Standards (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of purchase accounting, as the case may be, in relation to any consummated transaction or the amortization or write-off of any amounts thereof, net of taxes; and

(18) the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing.

In addition:

(a) Consolidated Net Income shall be reduced by the amount of any payments to or on behalf of Parent (or any other direct or indirect parent company) made pursuant to clause (4) of the last paragraph of the covenant described under “—Certain Covenants—Limitations on Transactions with Affiliates”; and

(b) any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “—Certain Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (17) or (18) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means, with respect to any cash gain or loss, any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

“Consolidated Net Tangible Assets” means the aggregate amount of assets of the Issuer (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein)

(a) all current liabilities (other than the obligations under the Indenture or current maturities of long-term Indebtedness) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Issuer and the Restricted Subsidiaries on a consolidated basis and in accordance with Applicable Accounting Standards. Notwithstanding clause (a) above, Consolidated Net Tangible Assets shall be calculated without giving effect to any obligations, liabilities, liability adjustments, notes or other indebtedness arising under or in connection with the Existing Tax Receivable Agreement.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt of the Issuer and its Restricted Subsidiaries on the date of determination that is secured by a Lien to (b) the aggregate amount of Consolidated Cash Flow for the then most recent four fiscal quarters for which internal financial statements of the Issuer and its Restricted Subsidiaries are available in each case with such pro forma and other adjustments to such Consolidated Total Debt and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio.

“Consolidated Total Debt” means, as at any date of determination, an amount equal to (x) without duplication, the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries (and excluding (1) any undrawn letters of credit issued in the ordinary course of business and (2) all obligations relating to any Receivables Financing), less (y) the amount of any unrestricted cash or Cash Equivalents of the Issuer and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with Applicable Accounting Standards, as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date of the event for which such calculation is being made.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Debt” means Indebtedness of the Issuer or any Guarantor (and any Refinancing Indebtedness in respect thereof) in an aggregate principal amount or liquidation preference not greater than twice the aggregate amount of cash received from the issuance and sale of Qualified Equity Interests of the Issuer or a capital contribution to the common equity of the Issuer; provided that:

(1) such cash contributions have not been used to make a Restricted Payment and shall thereafter be excluded from any calculation under clause (3)(b) of the first paragraph under “Limitations on Restricted Payments” and may not be counted as equity proceeds for purposes of any payment made under “Limitation on Restricted Payments” or any Permitted Investment that is permitted to be made out of equity proceeds (it being understood that if any such Indebtedness incurred as Contribution Debt is redesignated as incurred under any provision other than clause (16) of the second paragraph of the covenant “Limitations on Additional Indebtedness”, the related issuance of Equity Interests may be included in any calculation under clause (3)(b) of the first paragraph of the “Limitations on Restricted Payments” covenant);

(2) such Contribution Debt is unsecured and has a stated maturity later than the stated maturity of the notes; and

(3) such Contribution Debt (a) except in the case of any such Refinancing Indebtedness, is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Debt pursuant to an Officer’s Certificate on the incurrence date thereof.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.”

“Credit Agreement” means (i) the ABL Facility Credit Agreement and (ii) the Term Loan Credit Agreement, in each case, together with the related documents thereto (including any guarantees and security documents), in each case, as amended, extended, renewed, refinanced, restated, restructured, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) from time to time (whether upon or after termination or otherwise), and any agreement (and related document or instrument) governing Indebtedness incurred to refinance (or increase), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders, whether or not such Credit Agreement or successor Credit Agreement remains in effect.

“Credit Facilities” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, each Credit Agreement) or commercial paper facilities, in each case, with banks or other lenders or investors, or indentures or other agreements providing for revolving credit loans, term loans, letters of credit, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), commercial paper or any other form of debt securities or financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or debt obligations or other instruments or agreements evidencing any other Indebtedness and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, extended, renewed, refinanced, restated, replaced or otherwise restructured, in whole or in part from time to time (including successive amendments, amendments and restatements, supplements, modifications, extensions, renewals, refinancings, restatements, replacements or other restructurings and including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, investor, lender or group of lenders or investors. Any agreement or instrument other than the ABL Facility Credit Agreement and the Term Loan Credit Agreement in effect on the Issue Date must be designated in a writing delivered to the Trustee by the Issuer as a “Credit Facility” for purposes of the Indenture in order to be a Credit Facility.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate executed by an officer of the Issuer or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration (or portion thereof) will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of an Asset Sale when received).

“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” respectively, and such Equity Interests provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” respectively; provided, further, however, that if Equity Interests are issued to any employee or to any plan for the benefit of employees of the Issuer or its subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Offer Registration Statement” has the meaning given to such term in the Registration Rights Agreement.

“Excluded Contributions” means the cash, Cash Equivalents and/or other assets (valued at their fair market value as determined in good faith by senior management or the Board of Directors of Issuer or Parent) received by the Issuer after the Issue Date from (1) contributions to its common equity capital and (2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Qualified Equity Interests of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“Existing Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of May 22, 2013, by and among Ply Gem Holdings, Inc. and the Tax Receivable Entity, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Existing Tax Sharing Agreement” means the Third Amended and Restated Tax Sharing Agreement, dated as of May 23, 2013, between Ply Gem Holdings, Inc. and Ply Gem Industries, Inc., as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Existing Senior Notes” means the Issuer’s 9.375% Senior Notes due 2017.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that could be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $10.0 million shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee.

“Foreign Subsidiary” means (a) any Restricted Subsidiary of the Issuer which is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia and (b) any Subsidiary of a Foreign Subsidiary.

“Four-Quarter Period” has the meaning given to such term in the definition of “Consolidated Interest Coverage Ratio.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means (1) Parent, (2) each Wholly-Owned Restricted Subsidiary of the Issuer on the Issue Date (other than any Foreign Subsidiaries) and (3) each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“Holdings” means Ply Gem Prime Holdings, Inc., a Delaware corporation, and its successors and assigns.

“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Issuer to change Applicable Accounting Standards to IFRS; provided that IFRS shall not include any provision of such standards that would require a lease that would be classified as an operating lease under GAAP to be classified as indebtedness or a finance or capital lease.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted

Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) the accrual of interest, the accretion or amortization of original issue discount or accreted value, the payment of interest or dividends in kind or the accretion, accrual or accumulation of dividends or liquidation preference on any Equity Interests shall not be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions (excluding letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented or, if drawn upon or presented, the resulting obligation is paid within 10 days);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services; provided that for purposes of this clause (4) such obligations will not become Indebtedness until due and payable in accordance with the agreement governing such obligation;

(5) the amount of all Disqualified Equity Interests of such Person calculated in accordance with Applicable Accounting Standards (whether classified as debt, equity or mezzanine) and the liquidation preference of any Preferred Stock of Restricted Subsidiaries (other than Guarantors) of the Issuer;

(6) all Capitalized Lease Obligations of such Person (other than the interest component thereof);

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed or co-issued by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, except trade payables incurred by such Person in the ordinary course of business;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (i) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money, (ii) deferred revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) obligations under or in respect of a Qualified Receivables Financing, (v) liabilities or obligations in respect of clauses (1), (2), (3), (4), (6) and (9) to the extent such liabilities or obligations would not appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with Applicable Accounting Standards or (vi) obligations, liabilities, liability adjustments, notes or other indebtedness arising under or in connection with the Existing Tax Receivable Agreement.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

Notwithstanding the foregoing, (i) Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity or obligations of such Person with respect to performance and surety bonds and completion guarantees entered into in the ordinary course of business, and (ii) Indebtedness shall be calculated without giving effect to the effects of ASC 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, disinterested and independent with respect to the Issuer and its Affiliates.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business) constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with Applicable Accounting Standards; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer or Parent (or any other direct or indirect parent company) shall be deemed not to be Investments.

“Issue Date” means September 19, 2014, the date on which the Notes were originally issued.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants, investment banks, consultants and placement agents) of such Asset Sale;

(2) taxes paid and provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with Applicable Accounting Standards against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Note Documents” means the Notes, the Notes Guarantees and the Indenture.

“Note Parties” means the Issuer and the Subsidiary Guarantors.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer or Parent: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed by an Officer.

“Parent” means Ply Gem Holdings, Inc., a Delaware corporation, and its successors and assigns.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the final offering circular for the initial notes and businesses that are reasonably related, incidental, complementary or ancillary thereto, reasonable extensions thereof or necessary or desirable to facilitate any such business, and any unrelated business to the extent that it is not material in size as compared with the Issuer’s business as a whole.

“Permitted Holders” means (1) Sponsor, Caxton Associates, LP, Caxton-Iseman (Ply Gem) L.P., Caxton-Iseman (Ply Gem) II L.P., Frederick J. Iseman, Bruce Kovner, Gary E. Robinette, Shawn K. Poe, John Wayne, Timothy D. Johnson, David N. Schmoll, John Buckley, Art Steinhafel, Brian P. Boyle, Robert A. Ferris, Steven M. Lefkowitz, John D. Roach, Michael Haley, Timothy T. Hall and Jeffrey T. Barber and any other Person that is a controlled Affiliate of any of the foregoing, (2) any Related Party of any of the foregoing; provided that in no event shall any operating portfolio company or any holding company for any operating portfolio company (other than the Issuer) be a Permitted Holder, and (3) and any Subsequent Co-Investors; provided that in the case of clause (3) the Sponsor and the other Permitted Holders referred to in clauses (1) and (2) above, collectively, have beneficial ownership (without giving effect to any voting power held by persons identified in clause (3)) of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies held by all Permitted Holders. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder pursuant to clause (1) above.

“Permitted Investment” means:

(1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or any Restricted Subsidiary;

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes or to purchase Equity Interests of the Issuer or Parent (or any other direct or indirect parent company) not in excess of $5.0 million at any one time outstanding;

(4) Hedging Obligations incurred pursuant to the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness;”

(5) cash and Cash Equivalents;

(6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in any Person where such Investment was acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitations on Asset Sales;”

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of or in exchange for, or out of the net cash proceeds of, Qualified Equity Interests or a contribution to the common equity capital of the Issuer;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(12) guarantees of Indebtedness or Hedging Obligations permitted to be incurred under the Indenture;

(13) loans and advances to suppliers, licensees, franchisees or customers of the Issuer or any Restricted Subsidiary made in the ordinary course of business;

(14) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as operating expenses for accounting purposes and that are made in the ordinary course of business and advances in respect of indemnification or similar arrangements;

(15) Investments (x) in existence on the Issue Date, (y) made pursuant to binding commitments in effect on the Issue Date and (z) that replace, refinance, refund, renew or extend any Investment described under either of the immediately preceding clauses (x) or (y), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended;

(16) prepaid expenses, negotiable instruments held for collection and workers’ compensation, performance and other similar deposits in the ordinary course of business;

(17) Investments in an aggregate amount not to exceed, when taken together with all other Investments made pursuant to this clause (17) and then outstanding, the greater of (a) $35.0 million and (b) 10% of Consolidated Net Tangible Assets at such time (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(18) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed, when taken together with all other Investments made pursuant to this clause (18) and then outstanding, $20.0 million (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(19) Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above in the section of this prospectus titled “—Limitations on Mergers, Consolidations, etc.” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(20) Investments in any Person to the extent such Investment consists of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

(21) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness.

The amount of Investments outstanding at any time pursuant to clause (17) or (18) above shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment made pursuant to clause (17) or (18) above, as the case may be, by an amount equal to the return of or on capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (17) or (18) above, as the case may be.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves or other appropriate provisions as may be required pursuant to Applicable Accounting Standards;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by Applicable Accounting Standards shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods or to secure payables;

(5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(7) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(9) (A) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; and (B) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(10) licenses or leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(11) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

(12) Liens securing Indebtedness and related obligations in respect of the Notes, the Notes Guarantees and any Exchange Notes and the Notes Guarantees in respect thereof (and any Liens on the same collateral ranking junior to any such Liens pursuant to customary intercreditor arrangements);

(13) Liens existing on the Issue Date (other than Liens in favor of the lenders under a Credit Agreement);

(14) Liens in favor of the Issuer or a Subsidiary Guarantor;

(15) Liens securing Indebtedness and related obligations (including Hedging Obligations and cash management obligations) permitted pursuant to the first paragraph or clauses (1), (4) or (13) of the second paragraph of the covenant “—Certain Covenants—Limitations on Additional Indebtedness” and Refinancing Indebtedness of such Indebtedness and related obligations (other than Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors);

(16) Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; provided that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon and proceeds, products and replacements thereof;

(17) Liens securing Acquired Indebtedness and related obligations permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon and proceeds, products and replacements thereof) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(18) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness under clause (11) of the second paragraph of the covenant entitled “—Certain Covenants—Limitations on Additional Indebtedness”) are not created in anticipation or contemplation thereof;

(19) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (13) (other than the Senior Secured Notes), (16), (17) and (18); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (13), (16), (17) and (18), such Liens do not extend to any additional assets (other than improvements thereon and proceeds, products and replacements thereof);

(20) (A) Liens securing Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor permitted to be incurred under the Indenture; provided that such Lien extends only to the assets of (and Equity Interests held by) such Restricted Subsidiary; and (B) Liens to secure Indebtedness of any Foreign Subsidiary permitted by clause (13) or clause (15) of the second paragraph of the covenant entitled “—Certain Covenants—Limitations on Additional Indebtedness” covering only the assets of such Foreign Subsidiary;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22) Liens with respect to obligations that at any one time outstanding do not in the aggregate exceed $40.0 million;

(23) Liens securing any Indebtedness incurred pursuant to clause (15) of the second paragraph of the covenant “—Certain Covenants—Limitations on Additional Indebtedness;”

(24) Liens securing Indebtedness of the Issuer or a Subsidiary Guarantor and related obligations permitted to be incurred under the Indenture (other than Indebtedness incurred pursuant to the Coverage Debt Exception to the extent such Indebtedness refinances Indebtedness initially incurred pursuant to clause (1) of the second paragraph of the covenant “—Certain Covenants—Limitations on Additional Indebtedness”) so long as, at the time of incurrence of such Indebtedness and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.0 to 1.0;

(25) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or any of its Restricted Subsidiaries relating to such property or assets;

(26) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the Issuer or (B) such Person or such property is acquired by the Issuer or any Restricted Subsidiary; provided that such Liens do not extend to any other assets of the Issuer or any Restricted Subsidiary and such Lien secures only those obligations which it secures on the date of such acquisition (and extensions, renewals, refinancings and replacements thereof);

(27) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(28) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(29) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Qualified Receivables Financing.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in expenses and costs and other operating improvements or synergies that occurred or are reasonably likely to occur during the Four-Quarter Period that are (1) attributable to an Investment, acquisition, merger, consolidation, discontinued operations, Asset Sale or Asset Acquisition or other acquisition or disposition or (2) expected to be realized or implemented, committed to be implemented or the commencement of implementation of which has begun in good faith by the business that was the subject of any such event or transaction within twelve months of the date of such event or transaction and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in expenses and costs and other operating improvements or synergies had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during the Four-Quarter Period in order to achieve such reduction in expenses and costs.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or lease of property (real or personal, including without limitation Equity Interests of a Person that is or will become a Restricted Subsidiary), plant or equipment (whether through the direct purchase of assets or the Equity Interests of any person owning such assets) used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof, and the payment of any sales or other taxes associated therewith; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price, lease payments or cost and payment and (2) such Indebtedness shall be incurred within one year after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests by the Issuer or Equity Interests by Parent (or any other direct or indirect parent company); provided, however, that in the case of an issuance or sale of Equity Interests of Parent (or any other direct or indirect parent company), cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Issuer as a capital contribution or consideration for the issuance and sale of Qualified Equity Interests prior to such redemption.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)	the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure a Credit Facility shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly-Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(a)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)

with which neither the Issuer nor any Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the

Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c)	to which neither the Issuer nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of “—Optional Redemption.”

“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew, refund, redeem, defease or retire.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used (or will be used within 90 days) to redeem, extend, renew, replace, defease, refund or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest and dividends on the Refinanced Indebtedness, any premium (including tender premium) paid to the holders of the Refinanced Indebtedness and defeasance and discharge costs and fees and expenses incurred in connection with the refinancing;

(2) Refinancing Indebtedness may not be incurred by a Person other than the Issuer and any of the Subsidiary Guarantors to renew, refund, refinance, replace, defease or discharge any Indebtedness of the Issuer or a Subsidiary Guarantor;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes; provided that any refinancing of any secured Indebtedness need not comply with this clause (4); and

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; provided that any refinancing of any secured Indebtedness need not comply with this clause (5).

“Registration Rights Agreement” means (i) the Registration Rights Agreement entered into on the Issue Date among the Issuer, the Guarantors and the initial purchasers of the existing notes and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date, including the initial notes.

“Related Party” means, with respect to any Person, (1) any controlling stockholder, controlling member, general partner, Subsidiary, or spouse, descendent or immediate family member (in the case of an individual), of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Issuer, or of any equity holder of the Issuer, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any redemption for consideration prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clause (5) of the definition of Permitted Indebtedness).

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Restructuring Expenses” means (i) losses, expenses, costs and charges incurred in connection with restructuring within the Issuer and/or one or more Restricted Subsidiaries, including in connection with integration of acquired businesses or Persons, integration or conversion of information systems, acquisition or disposition of one or more Subsidiaries or businesses, exiting of one or more lines of businesses and closing, relocation or consolidation of facilities, recommissioning, reconfiguration or decommissioning of fixed assets for alternate uses, including severance or relocation, lease termination, pension curtailment losses, executive recruiting costs, curtailments or modifications to pension and post-retirement employee benefit plans, duplicative facilities closing charges, expenses and payments directly attributable to employee reduction or employee relocation and other non-ordinary-course, non-operating costs and expenses in connection therewith and expenses and payments directly attributable to the termination of real estate leases or real estate sales and the relocation of distribution facilities; and (ii) the net-out-of-pocket costs and expenses of the Issuer and its Restricted Subsidiaries related to acquiring the inventory of a prior supplier of a new customer in connection with the Issuer and/or one or more Restricted Subsidiaries becoming a supplier to such customer.

“S&P” means Standard & Poor’s Ratings Group and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Debt” means, with respect to any Person, the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on and all Obligations of any Indebtedness of such Person, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Notes.

Without limiting the generality of the foregoing, “Senior Debt” shall include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1) all monetary obligations of every nature under, or with respect to, the Credit Facilities, the Notes and the Note Guarantees, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2) all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1) any Indebtedness of the Issuer to Parent or any of its Subsidiaries;

(2) obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials or services;

(3) Indebtedness represented by Disqualified Equity Interests;

(4) any liability for taxes owed or owing by the Issuer;

(5) that portion of any Indebtedness incurred in violation of the “Limitations on Additional Indebtedness” covenant (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (5) if the holder(s) of such obligation or their representative shall have received an Officer’s Certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture); and

(6) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer.

For the avoidance of doubt, the Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) secured Indebtedness as subordinated or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

“Senior Secured Notes” means the Issuer’s 8.25% Senior Secured Notes due 2018.

“Senior Subordinated Notes” means the Issuer’s 13.125% Senior Subordinated Notes due 2014.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue

Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, or which are being released from their Note Guarantees (in the case of clause (9) of the provisions described under “Amendment, Supplement and Waiver”), would constitute a Significant Subsidiary under clause (1) of this definition.

“Sponsor” means CI Capital Partners LLC.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary thereof which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stockholders’ Agreement” means the Second Amended and Restated Stockholders’ Agreement, dated as of May 22, 2013, by and among Ply Gem Holdings, Inc., Ply Gem Prime Holdings, Inc., Caxton-Iseman (Ply Gem), L.P., Caxton-Iseman (Ply Gem) II, L.P., the management stockholders named therein and for purposes of certain sections only, Rajaconda Holdings, Inc.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsequent Co-Investors” means any Person (other than the Sponsor) and its Affiliates who, in connection with the acquisition of the Equity Interests of the Issuer (or any of its direct or indirect parent companies) after the Issue Date, is part of a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) in which any of the Sponsor or other Permitted Holders referred to in clause (1) of the definition of “Permitted Holders” is a member.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Subsidiary Guarantor” means any Guarantor other than Parent.

“Term Loan Credit Agreement” means the Credit Agreement entered into on the Issue Date among Parent, the Issuer, the guarantors named therein, the lenders named therein and Credit Suisse AG, as administrative agent, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Transactions” means, collectively, (a) the 2011 Transactions, (b) the 2012 Transactions, (c) the 2013 Transactions, (d) the execution, delivery and performance by the Issuer and the Guarantors of the Indenture, the Registration Rights Agreement and other related documents to which they are a party and the issuance of the Notes and the Note Guarantees thereunder, (e) the execution, delivery and performance by Parent, the Issuer, and the Subsidiaries party thereto of the Term Loan Credit Agreement, the Amended and Restated Intercreditor

Agreement to be entered into in connection therewith relating to the Term Loan Credit Agreement and the ABL Facility Credit Agreement and related security documents and other related documents to which they are a party, (f) the tender offer for each of the Senior Secured Notes and the Existing Senior Notes described in the final offering circular for the initial notes, any repurchase or redemption or other acquisition and satisfaction and discharge of each of the Senior Secured Notes and the Existing Senior Notes, the termination of the agreements related to each of the Senior Secured Notes and the Existing Senior Notes and the release of all guarantees (if any) thereof and security (if any) therefor and (g) the payment of related fees and expenses.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

Book-Entry, Delivery and Form of Securities

Except as described below, we will initially issue the exchange notes in the form of one or more registered exchange notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company (“DTC”) in New York, New York, and register the exchange notes in the name of DTC or its nominee, or will leave these notes in the custody of the trustee.

Depository Trust Company Procedures

For your convenience, we are providing you with a description of the operations and procedures of DTC, the Euroclear System and Clearstream Banking, S.A. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to DTC’s system is also indirectly available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant. DTC may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of DTC.

DTC has also advised us that, in accordance with its procedures, upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants.

DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

Investors in the global notes may hold their interests in the notes directly through DTC if they are direct participants in DTC or indirectly through organizations that are direct participants in DTC. Investors in the global notes may also hold their interests in the notes through Euroclear and Clearstream if they are direct participants in those systems or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold omnibus positions in the global notes on behalf of the Euroclear participants and the Clearstream participants, respectively, through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. and The Chase Manhattan Bank, N.A., as operators of Clearstream. These depositories, in turn, will hold these positions in their names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in DTC or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of these notes under the indenture for any purpose.

Payments with respect to the principal of and interest on any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we and the trustee will treat the person in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, none of Ply Gem, the trustee or any of our agents, or the trustee’s agents has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any direct or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to the beneficial ownership interests in any global note or

(2) any other matter relating to the actions and practices of DTC or any of its direct or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of DTC, the trustee or us.

Neither we nor the trustee will be liable for any delay by DTC or any direct or indirect participant in identifying the beneficial owners of the notes and Ply Gem and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

Although DTC, Euroclear and Clearstream have agreed to these procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. None of Ply Gem, the trustee or any of our or the trustee’s respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A global note will be exchangeable for definitive notes in registered certificated form if:

(1) DTC notifies us that it is unwilling or unable to act as depository for the global notes and we fail to appoint a successor depository within 90 days, or

(2) we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture governing the notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of DTC, in accordance with its customary procedures.

Exchange of Certificated Notes for Book-Entry Notes

Initial notes issued in certificated form may be exchanged for beneficial interests in the global note.

Same Day Settlement

We expect that the interests in the global notes will be eligible to trade in DTC’s Same-Day Funds Settlement System. As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Payment

The indenture requires that payments in respect of the notes represented by global notes, including principal and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to notes in certificated form, we will make all payments of principal and interest on the notes at our office or agency maintained for that purpose within the city and state of New York. This office will initially be the office of the Paying Agent maintained for that purpose. At our option however, we may make these installments of interest by

(1) check mailed to the holders of notes at their respective addresses provided in the register of holder of notes or

(2) transfer to an account maintained by the payee.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relevant to the exchange of initial notes for exchange notes pursuant to the exchange offer and the ownership and disposition of exchange notes acquired by United States Holders and non-United States Holders (each as defined below and collectively referred to as “Holders”) pursuant to the exchange offering. Subject to the limitations and qualifications set forth in this Registration Statement (including exhibit 8.1 thereto), this discussion is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. federal income tax counsel. This discussion does not purport to be a complete analysis of all potential tax effects. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations issued thereunder (“Treasury Regulations”), rulings and pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions in effect or in existence as of the date of this prospectus, all of which are subject to change at any time or to different interpretations. Any such change may be applied retroactively in a manner that could adversely affect a Holder and the continued validity of this summary. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a Holder in light of such Holder’s particular circumstances (for example, United States Holders subject to the alternative minimum tax provisions of the Code) or to Holders subject to special rules, such as certain financial institutions, U.S. expatriates, partnerships or other pass-through entities, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders in securities, Holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the initial notes or exchange notes (collectively referred to as “notes”) as part of a “straddle,” “hedge,” conversion transaction within the meaning of Section 1258 of the Code or other integrated transaction within the meaning of Treasury Regulations Section 1.1275-6. Moreover, the effect of any applicable state, local or foreign tax laws, or U.S. federal gift and estate tax law is not discussed. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of initial notes for exchange notes pursuant to the exchange offer and the ownership and disposition of exchange notes acquired by Holders pursuant to the exchange offering or that any such position would not be sustained.

If an entity classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will depend on the status of the partner (or other owner) and the activities of the entity. Such partner (or other owner) should consult its tax advisor as to the tax consequences of the entity exchanging initial notes for exchange notes and of holding and disposing of exchange notes.

Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

United States Holders

This section applies to “United States Holders.” A United States Holder is:

•	an individual who is a citizen or resident alien of the United States for U.S. federal income tax purposes,

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income tax regardless of its source, or

•

a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Exchange Offer

Exchanging an initial note for an exchange note will not be treated as a taxable exchange for U.S. federal income tax purposes. Consequently, United States Holders will not recognize gain or loss upon receipt of an exchange note. The holding period for an exchange note will include the holding period for the initial note and the initial basis in an exchange note will be the same as the adjusted basis in the initial note.

Payments upon Optional Redemption, Change of Control or Other Circumstances

In certain circumstances we may be obligated to pay amounts in excess of stated interest or principal on the exchange notes. In other circumstances, we may redeem the exchange notes, in whole or in part, before their maturity date, at a price that may exceed the principal amount of the exchange notes. The requirement or option to make any such payments may implicate the provisions of the Treasury Regulations governing “contingent payment debt instruments.” However, a debt instrument is not considered a “contingent payment debt instrument” if, at the date of its issuance, there is only a “remote” chance that such payments will be made, and therefore the possibility that any such payments will be made will not affect the amount of interest income a United States Holder recognizes. We believe that the likelihood that we will be obligated to make payments in amounts or at times that affect the exchange notes’ yield to maturity is remote, and do not intend to treat the exchange notes as contingent payment debt instruments. Therefore, we do not intend to treat any such payments as part of the yield to maturity of any exchange note. Our determination that these contingencies are remote is binding on a United States Holder unless such holder discloses its contrary position in the manner required by the applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a United States Holder might be required to accrue income on its exchange notes in excess of stated interest and to treat as ordinary income rather than as capital gain any income realized on the taxable disposition of an exchange note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a United States Holder. If we pay a premium pursuant to the optional redemption or change of control provisions, United States Holders will be required to recognize such amounts as income. The remainder of this summary assumes that the exchange notes will not be treated as contingent payment debt instruments.

Interest

Absent an election to the contrary (see “Original Issue Discount—Election to treat all interest as original issue discount,” below), qualified stated interest (“QSI”) on the exchange notes will be taxable to a United States Holder as ordinary income at the time that it is received or accrued, in accordance with such United States Holder’s method of tax accounting. We expect the regular interest payments made on the exchange notes to be treated as QSI. An interest payment on a debt instrument is QSI if it is one of a series of stated interest payments on a debt instrument that are unconditionally payable at least annually at a single fixed rate, applied to the outstanding principal amount of the debt instrument.

Original Issue Discount

Because the initial notes were issued with original issue discount (“OID”), the exchange notes should be treated as having been issued with OID for U.S. federal income tax purposes. The following is a summary of the OID rules and their application to the exchange notes.

A United States Holder will be required to include OID in gross income (as ordinary income) for U.S. federal income tax purposes as it accrues (regardless of its method of accounting for U.S. federal income tax purposes), which may be in advance of receipt of the cash attributable to that income. OID accrues under the constant-yield method, based on a compounded yield to maturity, as described below. Accordingly, a United States Holder will be required to include in income increasingly greater amounts of OID in successive accrual periods, unless the accrual periods vary in length (as described below).

The amount of OID a United States Holder must include in income each taxable year will equal the sum of the “daily portions” of the OID with respect to an exchange note for all days on which such holder owns the exchange note during the taxable year. A United States Holder determines the daily portions of OID by allocating to each day in an “accrual period” the pro rata portion of the OID that is allocable to that accrual period. The term “accrual period” means an interval of time with respect to which the accrual of OID is measured and which may vary in length over the term of an exchange note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

The amount of OID allocable to an accrual period will be the excess, if any, of:

•	the product of the “adjusted issue price” of the exchange note at the beginning of the accrual period and its “yield to maturity,” over

•	the aggregate amount of any QSI allocable to the accrual period.

All of the stated interest on the exchange notes should constitute QSI. The adjusted issue price of an exchange note at the beginning of the first accrual period is its issue price, and, on any day thereafter, it is the sum of the issue price and the amount of OID previously included in gross income, reduced by the amount of any payment (other than a payment of QSI) previously made on the exchange note. If an interval between payments of QSI on an exchange note contains more than one accrual period, then, when a United States Holder determines the amount of OID allocable to an accrual period, such holder must allocate the amount of QSI payable at the end of the interval, including any QSI that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, a United States Holder must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any QSI that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. If all accrual periods are of equal length except for a shorter initial and/or final accrual period, a United States Holder can compute the amount of OID allocable to the initial period using any reasonable method; however, the OID allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of QSI) and the adjusted issue price at the beginning of the final accrual period.

Election to treat all interest as original issue discount. A United States Holder may elect to include in gross income all interest that accrues on its exchange note using the constant-yield method described above, with the modifications described below.

If a United States Holder makes this election for its exchange note, then, when such holder applies the constant-yield method:

•	the issue price of the exchange note will equal such holder’s initial basis in the exchange note,

•	the issue date of the exchange note will be the date such holder acquired the initial note, and

•	no payments on the exchange note will be treated as payments of QSI

This will apply only to the exchange note for which a United States Holder makes such election; however, if the exchange note has bond premium (described below under “—Market Discount, Acquisition Premium and Bond Premium—Bond Premium”), the United States Holder will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that such holder holds at the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if a United States Holder makes this election for a market discount note, such holder will be treated as having made the election discussed below under “—Market Discount, Acquisition Premium and Bond Premium—Market Discount” to include market discount in income currently over the life of all debt instruments that such holder holds at the time of the election or acquire thereafter. A United States Holder may not revoke an election to apply the constant-yield method to all interest on an exchange note without the consent of the IRS.

Market Discount, Acquisition Premium and Bond Premium

Market Discount. If a United States Holder purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount that is less than its “revised issue price,” the amount of the difference should be treated as market discount for U.S. federal income tax purposes. Any market discount applicable to an initial note should carry over to the exchange note received in exchange therefor. The amount of any market discount will be treated as de minimis and disregarded if it is less than one-quarter of one percent of the revised issue price of the initial note, multiplied by the number of complete years to maturity. For this purpose, the “revised issue price” of an initial note equals the issue price of the initial note, increased by the amount of any OID previously accrued on the initial note (without regard to the amortization of any acquisition premium). Although the Code does not expressly so provide, the revised issue price of the initial note is decreased by the amount of any payments previously made on the initial note (other than payments of qualified stated interest). The rules described below do not apply to a United States Holder if such holder purchased an initial note that has de minimis market discount.

Under the market discount rules, a United States Holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, an exchange note as ordinary income to the extent of any accrued market discount (on the initial note or the exchange note) that has not previously been included in income. If a United States Holder disposes of an exchange note in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), such holder will be required to include any accrued market discount as ordinary income as if such holder had sold the exchange note at its then fair market value. In addition, such holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the initial note or the exchange note received in exchange therefor.

Market discount accrues ratably during the period from the date on which such holder acquired the initial note through the maturity date of the exchange note (for which the initial note was exchanged), unless such holder makes an irrevocable election to accrue market discount under a constant yield method. Such holder may elect to include market discount in income currently as it accrues (either ratably or under the constant-yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If such holder elects to include market discount in income currently, such holder’s adjusted basis in an exchange note will be increased by any market discount included in income. An election to include market discount currently will apply to all market discount obligations acquired during or after the first taxable year in which the election is made, and the election may not be revoked without the consent of the IRS. If a United States Holder make the election described above in “—Original Issue Discount—Election to treat all interest as OID” for a market discount note, such holder would be treated as having made an election to include market discount in income currently under a constant yield method, as discussed in this paragraph.

Acquisition Premium. If a United States Holder purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount that is less than or equal to the sum of all amounts (other than QSI) payable on the initial note after the purchase date but is greater than the revised issue price (as defined in “—Market Discount,” above) of such initial note, the excess is acquisition premium. Any acquisition premium applicable to an initial note should carry over to the exchange note received in exchange therefor. If a United States Holder does not elect to include all interest income on the exchange notes in gross income under the constant yield method (see “—Original Issue Discount—Election to Treat All Interest as OID,” above), the United States Holder’s accruals of OID will be reduced by a fraction equal to (i) the excess of its adjusted basis in the initial note immediately after the purchase over the revised issue price of the initial note, divided by (ii) the excess of the sum of all amounts payable (other than QSI) on the initial note after the purchase date over the revised issue price of the initial note.

Bond Premium. If a United States Holder purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount in excess of its principal amount, the excess will be treated as bond premium. Any bond premium applicable to an initial note should carry over to the exchange note received in exchange therefor. Such holder may elect to amortize bond premium over the remaining term of the exchange note on a constant yield method. In such case, such holder will reduce the amount required to be included in income each year with respect to interest on such holder’s exchange note by the amount of amortizable bond premium allocable to that year. The election, once made, is irrevocable without the consent of the IRS and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired. If such holder elected to amortize bond premium on an initial note, such election should carry over to the exchange note received in exchange therefor. If such holder does not make this election, such holder will be required to include in gross income the full amount of interest on the exchange note in accordance with such holder’s regular method of tax accounting, and will include the premium in such holder’s tax basis for the exchange note for purposes of computing the amount of such holder’s gain or loss recognized on the taxable disposition of the exchange note. United States Holders should consult their own tax advisors concerning the computation and amortization of any bond premium on the exchange note.

Sale or Other Taxable Disposition of the Exchange Notes

A United States Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note equal to the difference, if any, between the amount realized upon the disposition (less any amount allocable to any accrued and unpaid interest, which will be taxable as ordinary income to the extent not previously included in such holder’s income) and the United States Holder’s adjusted tax basis in the exchange note at the time of disposition. A United States Holder’s adjusted tax basis in an exchange note will be the price such holder paid therefor, increased by any OID or market discount previously included in gross income and reduced (but not below zero) by amortized bond premium. This gain or loss will be a capital gain or loss (except to the extent of accrued interest not previously includible in income or to the extent the market discount rules require the recognition of ordinary income) and will be long-term capital gain or loss if the United States Holder has held the exchange note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains of noncorporate United States Holders, including individuals, may be taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Medicare Contribution Tax on Unearned Income

Certain United States Holders that are individuals, estates and trusts are subject to a 3.8% Medicare tax on the lesser of (A) the United States Holder’s “net investment income” for the relevant taxable year and (B) the excess of the United States Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Net investment income is expected to include interest and OID income and the net gains from the disposition of the notes, unless such interest or net gains are derived from the conduct of a nonpassive trade or business.

Information Reporting and Backup Withholding

Information reporting requirements will apply to United States Holders other than certain exempt recipients, such as corporations, with respect to certain payments of interest and accruals of OID on the exchange notes and the proceeds of disposition (including a retirement or redemption of an exchange note). In addition, a United States Holder other than certain exempt recipients may be subject to “backup withholding” on the receipt of certain payments on the exchange notes if such holder:

•	fails to provide a correct taxpayer identification number (“TIN”), which for an individual is ordinarily his or her social security number,

•	is notified by the IRS that it is subject to backup withholding,

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding, or

•	otherwise fails to comply with applicable requirements of the backup withholding rules.

United States Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-United States Holders

This section applies to “non-United States Holders.” A non-United States Holder is a beneficial owner of notes that is not a United States Holder and that is, for U.S. federal income tax purposes, an individual, corporation (or other entity taxable as a corporation created under non-U.S. law), estate or trust.

Exchange Offer

Non-United States Holders should not recognize gain or loss upon receipt of an exchange note in exchange for an initial note pursuant to the exchange offer.

Interest Payments

Subject to the discussion below concerning effectively connected income and backup withholding, interest paid to a non-United States Holder on an exchange note (which, for the purposes of the non-United States Holder discussion, includes any accrued OID) will not be subject to U.S. federal income tax or withholding tax, provided that such non-United States Holder meets the following requirements:

•

Such holder does not own, actually or constructively, for U.S. federal income tax purposes, stock constituting 10% or more of the total combined voting power of all classes of stock of Ply Gem Industries entitled to vote.

•	Such holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to Ply Gem Industries through equity ownership.

•	Such holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business.

•

Such holder provides a properly completed IRS Form W-8BEN or W-8BEN-E certifying its non-U.S. status or, if such holder holds the exchange notes through certain foreign intermediaries, such holder and the intermediary satisfy the applicable certification requirements.

The gross amount of payments of interest that do not qualify for the exception from withholding described above will be subject to U.S. withholding tax at a rate of 30%, unless (A) such holder provides a properly completed IRS Form W-8BEN or W-8BEN-E claiming an exemption from or reduction in withholding under an applicable tax treaty, or (B) such interest is effectively connected with such holder’s conduct of a U.S. trade or business and such holder provides a properly completed IRS Form W-8ECI.

Sale or Other Taxable Disposition of the Exchange Notes

Subject to the discussion below concerning backup withholding, a non-United States Holder will not be subject to U.S. federal income tax or withholding tax on any gain recognized on the sale, exchange, redemption, retirement or other disposition of an exchange note unless:

•

such holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder will be subject to a 30% tax (or a lower applicable treaty rate) with respect to such gain (offset by certain U.S. source capital losses), or

•

such gain is effectively connected with such holder’s conduct of a trade or business in the United States, in which case such holder will be subject to tax as described below under “Effectively Connected Income.”

Any amounts in respect of accrued interest recognized on the sale or exchange of an exchange note will not be subject to U.S. federal withholding tax, unless the sale or exchange is part of a plan the principal purpose of which is to avoid tax and the withholding agent has actual knowledge or reason to know of such plan.

Effectively Connected Income

If interest or gain from a disposition of the exchange notes is effectively connected with a non-United States Holder’s conduct of a U.S. trade or business, the such holder will be subject to U.S. federal income tax on the interest or gain on a net income basis in the same manner as if such holder were a United States Holder, unless an applicable income tax treaty provides otherwise. The interest or gain in respect of the exchange notes would be exempt from U.S. withholding tax if such holder claims the exemption by providing a properly completed IRS Form W-8ECI. In addition, if such holder is a foreign corporation, such holder may also be subject to a branch profits tax on its effectively connected earnings and profits for the taxable year, subject to certain adjustments, at a rate of 30% unless reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

Unless certain exceptions apply, we must report to the IRS and to a non-United States Holder any payments of interest and accruals of OID to such holder during the taxable year. Under current U.S. federal income tax law, backup withholding will not apply to payments of interest by us or our paying agent on an exchange note to a non-United States Holder, if such holder provides us with a properly competed IRS Form W-8BEN or W-8BEN-E, provided that we or our paying agent, as the case may be, do not have actual knowledge or reason to know that such holder is a U.S. person.

Payments pursuant to the sale, exchange or other disposition of exchange notes, made to or through a foreign office of a foreign broker, other than payments in respect of interest, will not be subject to information reporting and backup withholding; provided that information reporting may apply if the foreign broker has certain connections to the United States, unless the beneficial owner of the exchange note certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption. Payments made to or through a foreign office of a U.S. broker will not be subject to backup withholding, but are subject to information reporting unless the beneficial owner of the exchange note certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption. Payments to or through a U.S. office of a broker, however, are subject to information reporting and backup withholding, unless the beneficial owner of the exchange notes certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption.

Backup withholding is not an additional tax; any amounts withheld from a payment to a non-United States Holder under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-United States Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, or “FATCA,” foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S. source payments made to them

(whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will be subject to a 30% withholding tax with respect to any “withholdable payments” on, or with respect to, the exchange notes, unless an applicable exception applies. For this purpose, withholdable payments include U.S. source payments otherwise subject to nonresident withholding tax (e.g., U.S. source interest) and also include the entire gross proceeds from the sale or other disposition of any debt instruments of U.S. issuers. The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Administrative guidance from the IRS defers this withholding obligation for gross proceeds from dispositions of U.S. debt instruments until January 1, 2017.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. Ply Gem has agreed that, for a period of 180 days after the expiration date of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

Ply Gem will not receive any proceeds from any sale of exchange notes by broker-dealers. The exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date of the exchange offer, Ply Gem will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Ply Gem has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the exchange notes and guarantees offered hereby. Marshall & Melhorn, LLC will pass on certain legal matters of Ohio law relating to the guarantees by Mastic Home Exteriors, Inc. and Great Lakes Window, Inc. Lathrop & Gage LLP will pass on certain legal matters of Missouri law relating to the guarantee by Variform, Inc. Adams and Reese LLP will pass on certain legal matters of Texas law relating to the guarantees by New Alenco Extrusion, Ltd., New Alenco Window, Ltd. and New Glazing Industries, Ltd. Dinsmore & Shohl LLP will pass on certain legal matters of West Virginia law relating to the guarantees by SimEx, Inc. and Simonton Windows, Inc. Barnes & Thornburg LLP will pass on certain legal matters of California law relating to the guarantees by Simonton Industries, Inc.

Paul, Weiss, Rifkind, Wharton & Garrison LLP has represented CI Capital Partners LLC and its related parties from time to time. Certain members of Paul, Weiss, Rifkind, Wharton & Garrison LLP have made investments in Ply Gem Holdings.

EXPERTS

The consolidated financial statements and schedule of Ply Gem Holdings, Inc. and subsidiaries at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere therein, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports and other information with the SEC. We have also filed with the SEC a registration statement on Form S-4 to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Copies of these reports and other information that we file with the SEC may be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains reports and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.

Anyone who receives a copy of this prospectus may obtain a copy of the indenture without charge by writing to Shawn K. Poe, Vice President and Chief Financial Officer, Ply Gem Industries, Inc., 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513, (919) 677-3900.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the preceding, the information in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference. We incorporate by reference the documents listed below and any other filings made with the SEC (other than any portions of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (a) after the date of the initial registration statement and prior to effectiveness of the registration statement and (b) prior to the later of (1) the completion of the exchange offer described in this prospectus and (2) the termination of the exchange offer pursuant to this prospectus,

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 14, 2014 and amended on March 14, 2014 (including the exhibits thereto and information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 3, 2014);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2014, filed on May 12, 2014 (including the exhibits thereto);

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2014, filed on August 8, 2014 (including the exhibits thereto);

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2014, filed on November 7, 2014 (including the exhibits thereto); and

•	our Current Reports on Form 8-K filed on January 17, 2014, January 30, 2014, May 15, 2014, August 20, 2014, September 16, 2014 and September 22, 2014.

Upon request, we will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing or telephoning us at the following address:

Ply Gem Industries, Inc.

5020 Weston Parkway, suite 400

Cary, NC 27513

Attention: Shawn K. Poe

Telephone: (919) 677-3900

You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Ply Gem since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys’ fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys’ fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

Article 7 of Ply Gem Industries, Inc.’s (“Ply Gem Industries”) amended and restated certificate of incorporation provides that it shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. Notwithstanding the preceding sentence, Ply Gem Industries shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by its board of directors.

Section 102 of the DGCL permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

Article 8 of Ply Gem Industries’ amended and restated certificate of incorporation limits the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law.

The organizational documents of Ply Gem Holdings, Inc., Kroy Building Products, Inc., Napco, Inc., MWM Holding, Inc., MW Manufacturers Inc., AWC Holding Company, Alenco Holding Corporation, AWC Arizona, Inc., Alenco Trans, Inc., Ply Gem Pacific Windows Corporation, and Simonton Windows & Doors, Inc. contain similar provisions.

Alenco Interests, L.L.C. (“Alenco Interests”) is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act (the “LLCA”) grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of Alenco Interests provides that Alenco Interests shall indemnify, save harmless and pay all judgments and claims against any manager or officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by any manager or officer in connection with the business of the limited liability company, including reasonable attorneys’ fees incurred by the manager or officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred. The limited liability company agreement also provides that in the event of any action by the member against any manager or officer, including a derivative suit, Alenco Interests shall also indemnify, save harmless and pay all expenses of such manager or officer, including reasonable attorneys’ fees incurred in defense of such action. Notwithstanding the foregoing, no indemnification shall be provided from any liability for the fraud, intentional misconduct, gross negligence or a knowing violation of the law by any manager of officer which was material to the cause of action.

The organizational documents of Alenco Building Products Management, L.L.C., Alenco Extrusion Management, L.L.C., Glazing Industries Management, L.L.C., Alenco Extrusion GA, L.L.C., Aluminum Scrap Recycle, L.L.C., Alenco Window GA, L.L.C., Foundation Labs by Ply Gem, LLC, and Simonton Building Products LLC contain similar provisions.

Great Lakes Window, Inc. (“Great Lakes”) is an Ohio corporation. Section 1701.13 of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. However, no indemnification is to be made in connection with any proceeding by or in the right of the corporation where (a) except as ordered by a court, the person involved is adjudged to be liable to the corporation for negligence or misconduct in performance of his duty to the corporation or (b) the action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code, which provides for liability for loans, dividends and distributions of assets.

Article 7 of Great Lakes’ by-laws provides that the it shall, to the maximum extent permitted from time to time under the laws of the state of its incorporation, indemnify, and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, fiduciary, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Great Lakes also has the power to provide indemnification and advance expenses to any other person, including employees and agents of the corporation and stockholders purporting to act on behalf of the corporation, to the extent permitted by the law of the state of its incorporation.

Variform, Inc. (“Variform”) is a Missouri corporation. Generally, under Missouri law, a corporation may indemnify a director or officer against expenses (including attorneys’ fees), judgments, fines and settlement payments actually and reasonably incurred in connection with an action, suit or proceeding (other than by or in the right of the corporation) to which he is made a party by virtue of his service to the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to an action or suit by or in the right of a corporation, the corporation may generally indemnify a director or officer against expenses and settlement payments actually and reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted, unless a court otherwise determines it proper, to the extent such person is found liable for negligence or misconduct. Missouri law further states that a corporation shall indemnify a director or officer against expenses actually and reasonably incurred in any of the above actions, suits, or proceedings to the extent such person is successful on the merits or otherwise in defense of the same.

Missouri law generally grants a corporation the power to adopt broad indemnification provisions with respect to its directors and officers, but it places certain restrictions on a corporation’s ability to indemnify its officers and directors against conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have involved willful misconduct.

Article 7 of Variform’s by-laws provide that it shall, to the maximum extent permitted from time to time under the laws of the state of its incorporation, indemnify, and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, fiduciary, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Variform has the power to provide indemnification and advance expenses to any other person, including employees and agents of the corporation and stockholders purporting to act on behalf of the Corporation, to the extent permitted by the law of the state of its incorporation.

New Alenco Extrusion, Ltd. (“New Alenco Extrusion”) is a Texas Limited Partnership. Section 8.101 of the Texas Business Organizations Code (the “TBOC”) provides that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding if it is determined that the person: (1) acted in good faith; (2) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (3) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. TBOC includes general partner of the limited partnership and the board of directors of the corporation in the definition of the governing person.

TBOC provides that indemnification of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including, an excise tax assessed against the person with respect to the employee benefit plan, and (3) may not be made with respect to a proceeding in which the person is found liable for (i) wilful or intentional misconduct in the performance of the person’s duty to the enterprise, (ii) breach of the person’s duty of loyalty owed to the enterprise, or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

Section 8.104 of the TBOC provides that an enterprise may pay or reimburse reasonable expenses incurred by a present governing person or delegate who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding after the enterprise receives: (1) a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification, and (2) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited. A provision in the governing documents of the enterprise, a resolution of the owners, or governing authority, or an agreement that requires the payment or reimbursement authorizes the payment or reimbursement after the enterprise receives an affirmation and undertaking. With respect to a limited partnership, a vote of a majority-in-interest of the limited partners in a vote that excludes the interest held by each general partner who is not disinterested and independent constitutes an authorization of such affirmation or undertaking.

To the extent consistent with law, an enterprise may indemnify and advance expenses to a person who is not a governing person, including an officer, employee, or agent as provided by the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, resolution of the enterprise’s owners, contract, or common law. An officer, employee or agent may seek indemnification or advancement of expenses from an enterprise to the same extent that a governing person may seek indemnification or advancement of expenses.

Section 4.5 of the Agreement of Limited Partnership of New Alenco Extrusion provides that the general partner and its affiliates shall not be liable to the partnership or the partners for any loss or damage incurred by the partnership or any partner by reason of any act or omission (whether negligent or not) performed or omitted by the general partner or its affiliates in good faith and in a manner reasonably believed by the general partner to be within the scope of the authority granted to the general partner by the partnership agreement. The partnership shall indemnify and save harmless the general partner and its affiliates to the fullest extent permitted by the TBOC. The Agreement of Limited Partnership further provides that legal expenses and other costs incurred by the general partner and its affiliates shall be reimbursed on a monthly basis by the partnership in advance of the final disposition of claims for which the general partner or its affiliates may be entitled to be indemnified or held harmless, provided that each person to whom reimbursement is to be made undertakes to repay funds so advanced if it is later determined that such person is not entitled to be indemnified or held harmless by the partnership.

The agreement of limited partnership of both New Alenco Window, Ltd. and New Glazing Industries, Ltd. contains similar provisions.

SimEx, Inc. (“SimEx”) is a West Virginia corporation. Section 31D-8-851 of the West Virginia Code permits a corporation to indemnify an individual who is a party to a proceeding because he or she is a director or officer against liability incurred in the proceeding if (1) he or she conducted himself or herself in good faith and (2) reasonably believed that his or her conduct was in the best interests of the corporation or at least not opposed to the best interests of the corporation and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. However, no indemnification is to be made (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which not entitled, whether or not involving action in official capacity.

Article 5 of SimEx’s by-laws provides that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The by-laws further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of West Virginia or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of West Virginia or such other court shall deem proper. To the extent that a director, officer, employee or agent of the corporation, or a person serving in any other enterprise at the request of the corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct.

The organizational documents of Simonton Windows, Inc. contain similar provisions.

Simonton Industries, Inc. (“Simonton Industries”) is a California corporation. Section 317 of the California Corporations Code provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than in certain derivative actions as described below, by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, against expenses, including attorneys’ fees, judgments, fines, settlements and other amounts actually or reasonably incurred by such person in connection with such action, suit or proceeding if (1) such person acted in good faith and (2) in a manner he or she reasonably believed to be in the best interests of the corporation and (3) with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of a derivative action, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders unless and only to the extent that the court in which action or suit is or was pending shall determine that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for these expenses which the court shall deem proper. Section 317 further provides that to the extent that the director, officer, employee or agent of a corporation has been successful on the merits in defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection with such defense.

Article 5 of Simonton Industries’ by-laws provides that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The by-laws further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of California or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of California or such other court shall deem proper. To the extent that a director, officer, employee or agent of the corporation, or a person serving in any other enterprise at the request of the corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct.

Pursuant to Section 5 of the Registration Rights Agreement, dated September 19, 2014, among Ply Gem Industries, the guarantors party thereto and the initial purchasers named therein relating to the initial notes, the holders of the initial notes and each participating broker-dealer have agreed to indemnify Ply Gem Industries, the guarantors and controlling persons of Ply Gem Industries or the guarantors within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against certain losses, claims, damages or liabilities that may be incurred in connection with the registration of the initial notes, to the extent that such losses, claims, damages or liabilities arise from an omission or untrue statement contained in written information furnished to Ply Gem Industries by the holders of the notes or a participating broker dealer.

The Purchase Agreement, dated September 15, 2014, among Ply Gem Holdings, Inc., Ply Gem Industries, each of the direct and indirect domestic subsidiaries of Ply Gem Industries and the initial purchasers named therein, contains provisions by which the initial purchasers agree to indemnify Ply Gem Holdings, Ply Gem Industries, the guarantors, their respective directors and officers and each person, if any, who controls Ply Gem Holdings, Ply Gem Industries or the guarantors within the meaning of Section 15 of the Securities Act against certain losses, claims, damages or liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain directors’ and officers’ liability insurance for our officers and directors.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)   Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of August 19, 2014, by and among Ply Gem Industries, Inc., Fortune Brands Home & Security, Inc. and Fortune Brands Windows & Doors, Inc. (incorporated by reference from Exhibit 2.1 to the Company’s Form 10-Q, dated November 7, 2014 (File No. 001-35930)).

3.1	Amended and Restated Certificate of Incorporation of Ply Gem Industries, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.2	Amended By-laws of Ply Gem Industries, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.3	Articles of Incorporation of Great Lakes Window, Inc. (f/k/a GLW Acquisition Corp.) (incorporated by reference from Exhibit 3.5 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.4	Certificate of Amendment to Articles of Great Lakes Window, Inc. (f/k/a GLW Acquisition Corp.) (incorporated by reference from Exhibit 3.6 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.5	By-laws of Great Lakes Window, Inc. (incorporated by reference from Exhibit 3.7 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.6	Restated Certificate of Incorporation of Kroy Building Products, Inc. (incorporated by reference from Exhibit 3.8 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.7	By-laws of Kroy Building Products, Inc. (f/k/a KBP Acquisition Corp., Inc.) (incorporated by reference from Exhibit 3.9 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.8	Certificate of Incorporation of Napco, Inc. (f/k/a PGI Investments, Inc.) (incorporated by reference from Exhibit 3.10 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.9	Certificate of Amendment of the Certificate of Incorporation of Napco, Inc. (f/k/a/ PGI Investments, Inc.) (incorporated by reference from Exhibit 3.11 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.10	Certificate of Merger, merging Napco, Inc. and NVP, Inc. with and into 2001 Investments, Inc., under the name Napco, Inc. (incorporated by reference from Exhibit 3.12 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.11	By-laws of Napco, Inc. (f/k/a 2001 Investments, Inc.) (incorporated by reference from Exhibit 3.13 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.12	Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.16 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.13	Certificate of Merger and Articles of Merger, merging Ayers Plastics Company, Inc. into Variform Plastics Inc. (incorporated by reference from Exhibit 3.17 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

Exhibit Number	Description

3.14	Certificate of Amendment of the Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.18 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.15	Certificate of Amendment of the Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.19 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.16	By-laws of Variform, Inc. (incorporated by reference from Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.17	Certificate of Incorporation of MWM Holding, Inc. (incorporated by reference from Exhibit 3.23 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.18	Bylaws of MWM Holding, Inc. (incorporated by reference from Exhibit 3.24 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.19	Certificate of Incorporation of MW Manufacturers Inc. (incorporated by reference from Exhibit 3.27 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.20	By-laws of MW Manufacturers Inc. (incorporated by reference from Exhibit 3.28 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.21	Certificate of Incorporation of AWC Holding Company (incorporated by reference from Exhibit 3.23 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.22	Bylaws of AWC Holding Company (incorporated by reference from Exhibit 3.24 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.23	Certificate of Incorporation of Alenco Holding Corporation (incorporated by reference from Exhibit 3.25 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.24	Bylaws of Alenco Holding Corporation (incorporated by reference from Exhibit 3.26 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.25	Certificate of Incorporation of AWC Arizona, Inc. (incorporated by reference from Exhibit 3.27 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.26	By-laws of AWC Arizona, Inc. (incorporated by reference from Exhibit 3.28 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.27	Certificate of Formation of Alenco Interests, L.L.C. (incorporated by reference from Exhibit 3.29 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.28	Limited Liability Company Agreement of Alenco Interests, L.L.C. (incorporated by reference from Exhibit 3.30 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.29	Certificate of Formation of Alenco Extrusion Management, L.L.C. (incorporated by reference from Exhibit 3.31 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.30	Limited Liability Company Agreement of Alenco Extrusion Management, L.L.C. (incorporated by reference from Exhibit 3.32 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.31	Certificate of Formation of Alenco Building Products Management, L.L.C. (incorporated by reference from Exhibit 3.33 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

Exhibit Number	Description

3.32	Limited Liability Company Agreement of Alenco Building Products Management, L.L.C. (incorporated by reference from Exhibit 3.34 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.33	Certificate of Incorporation of Alenco Trans, Inc. (incorporated by reference from Exhibit 3.35 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.34	Bylaws of Alenco Trans, Inc. (incorporated by reference from Exhibit 3.36 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.35	Certificate of Formation of Glazing Industries Management, L.L.C. (incorporated by reference from Exhibit 3.37 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.36	Limited Liability Company Agreement of Glazing Industries Management, L.L.C. (incorporated by reference from Exhibit 3.38 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.37	Certificate of Limited Partnership of New Alenco Extrusion, Ltd. (incorporated by reference from Exhibit 3.39 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.38	Agreement of Limited Partnership of New Alenco Extrusion, Ltd. (incorporated by reference from Exhibit 3.40 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.39	Certificate of Limited Partnership of New Alenco Window, Ltd. (incorporated by reference from Exhibit 3.41 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.40	Agreement of Limited Partnership of New Alenco Window, Ltd. (incorporated by reference from Exhibit 3.42 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.41	Certificate of Limited Partnership of New Glazing Industries, Ltd. (incorporated by reference from Exhibit 3.43 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.42	Agreement of Limited Partnership of New Glazing Industries, Ltd. (incorporated by reference from Exhibit 3.44 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.43	Certificate of Formation of Alenco Extrusion GA, L.L.C. (incorporated by reference from Exhibit 3.45 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.44	Limited Liability Company Agreement of Alenco Extrusion GA, L.L.C. (incorporated by reference from Exhibit 3.46 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.45	Certificate of Formation of Aluminum Scrap Recycle, L.L.C. (incorporated by reference from Exhibit 3.47 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.46	Limited Liability Company Agreement of Aluminum Scrap Recycle, L.L.C. (incorporated by reference from Exhibit 3.48 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.47	Certificate of Formation of Alenco Window GA, L.L.C. (incorporated by reference from Exhibit 3.49 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

Exhibit Number	Description

3.48	Limited Liability Company Agreement of Alenco Window GA, L.L.C. (incorporated by reference from Exhibit 3.50 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.49	Articles of Incorporation of Mastic Home Exteriors, Inc. (f/k/a The Stolle Corporation) (incorporated by reference from Exhibit 3.51 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.50	Certificate of Amendment of the Articles of Incorporation of Mastic Home Exteriors, Inc. (f/k/a The Stolle Corporation) (incorporated by reference from Exhibit 3.52 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.51	Certificate of Amendment of the Articles of Incorporation of Mastic Home Exteriors, Inc. (f/k/a The Stolle Corporation) (incorporated by reference from Exhibit 3.53 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.52	Certificate of Amendment of the Articles of Incorporation of Mastic Home Exteriors, Inc. (f/k/a The Stolle Corporation) (incorporated by reference from Exhibit 3.54 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.53	Certificate of Amendment of the Articles of Incorporation of Mastic Home Exteriors, Inc. (f/k/a Alcoa Building Products, Inc.) (incorporated by reference from Exhibit 3.55 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.54	Regulations of Mastic Home Exteriors, Inc. (f/k/a Alcoa Home Exteriors, Inc.) (incorporated by reference from Exhibit 3.56 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.55	Certificate of Amendment of the Articles of Incorporation of Mastic Home Exteriors, Inc. (f/k/a Alcoa Home Exteriors, Inc.) (incorporated by reference from Exhibit 3.57 to the Company’s Registration Statement on Form S-4 (File No. 333-174962)).

3.56	Certificate of Incorporation of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation) (incorporated by reference from Exhibit 3.57 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.57	Certificate of Amendment of the Certificate of Incorporation of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation) (incorporated by reference from Exhibit 3.58 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.58	By-laws of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation) (incorporated by reference from Exhibit 3.59 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.59	Certificate of Formation of Foundation Labs by Ply Gem, LLC, dated June 28, 2012 (incorporated by reference from Exhibit 3.61 to the Company’s Registration Statement on Form S-4 (File No. 333-185386)).

3.60	Limited Liability Company Agreement of Foundation Labs by Ply Gem, LLC, dated June 28, 2012 (incorporated by reference from Exhibit 3.62 to the Company’s Registration Statement on Form S-4 (File No. 333-185386)).

3.61**	Articles of Incorporation of SimEx, Inc.

3.62**	Amended and Restated By-laws of SimEx, Inc.

3.63**	Certificate of Formation of Simonton Building Products LLC.

Exhibit Number	Description

3.64**	Limited Liability Company Agreement of Simonton Building Products LLC.

3.65**	Articles of Incorporation of Simonton Industries, Inc.

3.66**	Amended and Restated By-laws of Simonton Industries, Inc.

3.67**	Articles of Incorporation of Simonton Windows, Inc.

3.68**	Amended and Restated By-laws of Simonton Windows, Inc.

3.69**	Certificate of Incorporation of Simonton Windows & Doors, Inc.

3.70**	By-laws of Simonton Windows & Doors, Inc.

4.1	Indenture, dated as of January 30, 2014, among Ply Gem Industries, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K, dated January 30, 2014 (File No. 001-35930)).

4.2**	Form of Exchange Note (included as Exhibit A of Exhibit 4.1 of this Registration Statement).

4.3	Registration Rights Agreement, dated September 19, 2014, among Ply Gem Industries, Inc., the Guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K, dated September 19, 2014 (File No. 001-35930)).

4.4**	Joinder, dated October 3, 2014, to the Registration Rights Agreement among Ply Gem Industries, Inc., the Guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers.

4.5**	First Supplemental Indenture, dated as of October 3, 2014, among Ply Gem Industries, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Noteholder Collateral Agent.

5.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange notes and guarantees.

5.2**	Opinion of Marshall & Melhorn, LLC as to certain legal matters of Ohio law relating to the validity of the securities being registered.

5.3**	Opinion of Lathrop & Gage LLP as to certain legal matters of Missouri law relating to the validity of the securities being registered.

5.4**	Opinion of Adams and Reese LLP as to certain legal matters of Texas law relating to the validity of the securities being registered.

5.5**	Opinion of Dinsmore & Shohl LLP as to certain legal matters of West Virginia law relating to the validity of securities being registered.

5.6**	Opinion of Barnes & Thornburg LLP as to certain legal matters of California law relating to the validity of securities being registered.

8.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.

10.1**	Amendment No. 2 and Incremental Assumption Agreement to Amended and Restated Credit Agreement, dated November 6, 2014, by and among Ply Gem Holdings, Inc., Ply Gem Industries, Inc., Gienow Canada Inc. and Mitten Inc., each other Loan Party signatory thereto, each Lender providing an increase to its Revolving Credit Commitment or a new Revolving Credit Commitment, as the case may be, and UBS AG, Stamford Branch, as U.S. Administrative Agent.

Exhibit Number	Description

12.1**	Statement of Computation of Ratios of Earnings of Fixed Charges.

21.1**	List of Subsidiaries.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2**	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).

23.3**	Consent of Marshall & Melhorn, LLC (included in Exhibit 5.2 to this Registration Statement).

23.4**	Consent of Lathrop & Gage LLP (included in Exhibit 5.3 to this Registration Statement).

23.5**	Consent of Adams and Reese LLP (included in Exhibit 5.4 to this Registration Statement).

23.6**	Consent of Dinsmore & Shohl LLP (included in Exhibit 5.5 to this Registration Statement).

23.7**	Consent of Barnes & Thornburg LLP (included in Exhibit 5.6 to this Registration Statement).

24**	Powers of Attorney.

25**	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Indenture.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

101	The following financial statements from Ply Gem Holdings, Inc. Registration Statement on Form S-4 for the quarter ended September 27, 2014 and the year ended December 31, 2013, were formatted in XBRL (Extensible Business Reporting Language): (i) Condensed Consolidated Balance Sheets; (ii) Condensed Consolidated Statements of Operations; (iii) Condensed Consolidated Statements of Cash Flows; and (iv) Notes to Condensed Consolidated Financial Statements (incorporated by reference from Exhibit 101 to the Company’s Form 10-K, dated March 14, 2014 (File No. 001-35930) and from Exhibit 101 to the Company’s Form 10-Q, dated November 7, 2014 (File No. 001-35930)).

*	Filed herewith
**	Previously filed

(b)	Financial statement schedules included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 are as follows:

Schedule II—Valuation and Qualifying Accounts for the Years Ended December 31, 2013, 2012, and 2011.

Schedules I, III, IV, and V are not applicable and have therefore been omitted.

ITEM 22.	UNDERTAKINGS.

(a)	The undersigned registrants hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Gary E. Robinette	President, Chief Executive Officer, Vice Chairman of the Board and Director (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

* Frederick J. Iseman	Chairman of the Board and Director

* Steven M. Lefkowitz	Director

* Timothy T. Hall	Director

* Michael P. Haley	Director

* Jeffrey T. Barber	Director

* Mary K. Rhinehart	Director

* Janice E. Stipp	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

PLY GEM INDUSTRIES, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Gary E. Robinette	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

* Frederick J. Iseman	Chairman of the Board and Director

* Steven M. Lefkowitz	Director

* Timothy T. Hall	Director

* Michael P. Haley	Director

* Jeffrey T. Barber	Director

* Mary K. Rhinehart	Director

* Janice E. Stipp	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

GREAT LAKES WINDOW, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

KROY BUILDING PRODUCTS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* John Buckley	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

NAPCO, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* John Buckley	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

VARIFORM, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* John Buckley	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

MWM HOLDING, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

MW MANUFACTURERS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

*By:	/s/ Shawn K. Poe
Shawn K. Poe Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

AWC HOLDING COMPANY

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

ALENCO HOLDING CORPORATION

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

AWC ARIZONA, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

ALENCO INTERESTS, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President and Secretary (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman and Manager

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

ALENCO EXTRUSION MANAGEMENT, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President and Secretary (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman and Manager

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

ALENCO BUILDING PRODUCTS MANAGEMENT, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President and Secretary (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman and Manager

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

ALENCO TRANS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

GLAZING INDUSTRIES MANAGEMENT, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President and Secretary (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman and Manager

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

NEW ALENCO EXTRUSION, LTD.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

/s/ Shawn K. Poe Alenco Extrusion Management, L.L.C.	General Partner (Principal Executive Officer and Principal Financial and Accounting Officer)
By: Shawn K. Poe Title: Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

NEW ALENCO WINDOW, LTD.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

/s/ Shawn K. Poe Alenco Building Products Management, L.L.C.	General Partner (Principal Executive Officer
By: Shawn K. Poe Title: Vice President	and Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

NEW GLAZING INDUSTRIES, LTD.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

/s/ Shawn K. Poe Glazing Industries Management, L.L.C.	General Partner (Principal Executive Officer
By: Shawn K. Poe Title: Vice President	and Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

ALENCO EXTRUSION GA, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President and Secretary (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman and Manager

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

ALUMINUM SCRAP RECYCLE, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

*	President
Art Steinhafel	(Principal Executive Officer)

/s/ Shawn K. Poe	Vice President and Secretary
Shawn K. Poe	(Principal Financial and Accounting Officer)

*	Chairman and Manager
Gary E. Robinette

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

ALENCO WINDOW GA, L.L.C.

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President and Secretary (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman and Manager

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

MASTIC HOME EXTERIORS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* John Buckley	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

PLY GEM PACIFIC WINDOWS CORPORATION

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe Title: Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Art Steinhafel	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

FOUNDATION LABS BY PLY GEM, LLC

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe Title: Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Gary E. Robinette	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

Ply Gem Industries, Inc.	Sole Member

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe Title: Vice President, Treasurer and Secretary

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

SIMEX, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Sidney Spear	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

SIMONTON BUILDING PRODUCTS LLC

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Sidney Spear	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

Simonton Windows & Doors, Inc.	Sole Member

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

SIMONTON INDUSTRIES, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Sidney Spear	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

SIMONTON WINDOWS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Sidney Spear	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 12, 2014.

SIMONTON WINDOWS & DOORS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 12th day of December, 2014.

Signature	Title

* Sidney Spear	President (Principal Executive Officer)

/s/ Shawn K. Poe Shawn K. Poe	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

* Gary E. Robinette	Chairman of the Board and Director

* Timothy D. Johnson	Director

* By:	/s/ Shawn K. Poe
Shawn K. Poe
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of August 19, 2014, by and among Ply Gem Industries, Inc., Fortune Brands Home & Security, Inc. and Fortune Brands Windows & Doors, Inc. (incorporated by reference from Exhibit 2.1 to the Company’s Form 10-Q, dated November 7, 2014 (File No. 001-35930)).

3.1	Amended and Restated Certificate of Incorporation of Ply Gem Industries, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.2	Amended By-laws of Ply Gem Industries, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.3	Articles of Incorporation of Great Lakes Window, Inc. (f/k/a GLW Acquisition Corp.) (incorporated by reference from Exhibit 3.5 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.4	Certificate of Amendment to Articles of Great Lakes Window, Inc. (f/k/a GLW Acquisition Corp.) (incorporated by reference from Exhibit 3.6 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.5	By-laws of Great Lakes Window, Inc. (incorporated by reference from Exhibit 3.7 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.6	Restated Certificate of Incorporation of Kroy Building Products, Inc. (incorporated by reference from Exhibit 3.8 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.7	By-laws of Kroy Building Products, Inc. (f/k/a KBP Acquisition Corp., Inc.) (incorporated by reference from Exhibit 3.9 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.8	Certificate of Incorporation of Napco, Inc. (f/k/a PGI Investments, Inc.) (incorporated by reference from Exhibit 3.10 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.9	Certificate of Amendment of the Certificate of Incorporation of Napco, Inc. (f/k/a/ PGI Investments, Inc.) (incorporated by reference from Exhibit 3.11 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.10	Certificate of Merger, merging Napco, Inc. and NVP, Inc. with and into 2001 Investments, Inc., under the name Napco, Inc. (incorporated by reference from Exhibit 3.12 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.11	By-laws of Napco, Inc. (f/k/a 2001 Investments, Inc.) (incorporated by reference from Exhibit 3.13 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.12	Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.16 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

Exhibit Number	Description
3.13	Certificate of Merger and Articles of Merger, merging Ayers Plastics Company, Inc. into Variform Plastics Inc. (incorporated by reference from Exhibit 3.17 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.14	Certificate of Amendment of the Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.18 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.15	Certificate of Amendment of the Articles of Incorporation of Variform, Inc. (f/k/a Variform Plastics Inc.) (incorporated by reference from Exhibit 3.19 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.16	By-laws of Variform, Inc. (incorporated by reference from Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.17	Certificate of Incorporation of MWM Holding, Inc. (incorporated by reference from Exhibit 3.23 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.18	Bylaws of MWM Holding, Inc. (incorporated by reference from Exhibit 3.24 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.19	Certificate of Incorporation of MW Manufacturers Inc. (incorporated by reference from Exhibit 3.27 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.20	By-laws of MW Manufacturers Inc. (incorporated by reference from Exhibit 3.28 to the Company’s Registration Statement on Form S-4 (File No. 333-114041)).

3.21	Certificate of Incorporation of AWC Holding Company (incorporated by reference from Exhibit 3.23 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.22	Bylaws of AWC Holding Company (incorporated by reference from Exhibit 3.24 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.23	Certificate of Incorporation of Alenco Holding Corporation (incorporated by reference from Exhibit 3.25 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.24	Bylaws of Alenco Holding Corporation (incorporated by reference from Exhibit 3.26 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.25	Certificate of Incorporation of AWC Arizona, Inc. (incorporated by reference from Exhibit 3.27 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.26	By-laws of AWC Arizona, Inc. (incorporated by reference from Exhibit 3.28 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.27	Certificate of Formation of Alenco Interests, L.L.C. (incorporated by reference from Exhibit 3.29 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.28	Limited Liability Company Agreement of Alenco Interests, L.L.C. (incorporated by reference from Exhibit 3.30 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

Exhibit Number	Description
3.29	Certificate of Formation of Alenco Extrusion Management, L.L.C. (incorporated by reference from Exhibit 3.31 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.30	Limited Liability Company Agreement of Alenco Extrusion Management, L.L.C. (incorporated by reference from Exhibit 3.32 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.31	Certificate of Formation of Alenco Building Products Management, L.L.C. (incorporated by reference from Exhibit 3.33 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.32	Limited Liability Company Agreement of Alenco Building Products Management, L.L.C. (incorporated by reference from Exhibit 3.34 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.33	Certificate of Incorporation of Alenco Trans, Inc. (incorporated by reference from Exhibit 3.35 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.34	Bylaws of Alenco Trans, Inc. (incorporated by reference from Exhibit 3.36 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.35	Certificate of Formation of Glazing Industries Management, L.L.C. (incorporated by reference from Exhibit 3.37 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.36	Limited Liability Company Agreement of Glazing Industries Management, L.L.C. (incorporated by reference from Exhibit 3.38 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.37	Certificate of Limited Partnership of New Alenco Extrusion, Ltd. (incorporated by reference from Exhibit 3.39 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.38	Agreement of Limited Partnership of New Alenco Extrusion, Ltd. (incorporated by reference from Exhibit 3.40 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.39	Certificate of Limited Partnership of New Alenco Window, Ltd. (incorporated by reference from Exhibit 3.41 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.40	Agreement of Limited Partnership of New Alenco Window, Ltd. (incorporated by reference from Exhibit 3.42 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.41	Certificate of Limited Partnership of New Glazing Industries, Ltd. (incorporated by reference from Exhibit 3.43 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

Exhibit Number	Description
3.42	Agreement of Limited Partnership of New Glazing Industries, Ltd. (incorporated by reference from Exhibit 3.44 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.43	Certificate of Formation of Alenco Extrusion GA, L.L.C. (incorporated by reference from Exhibit 3.45 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.44	Limited Liability Company Agreement of Alenco Extrusion GA, L.L.C. (incorporated by reference from Exhibit 3.46 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.45	Certificate of Formation of Aluminum Scrap Recycle, L.L.C. (incorporated by reference from Exhibit 3.47 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.46	Limited Liability Company Agreement of Aluminum Scrap Recycle, L.L.C. (incorporated by reference from Exhibit 3.48 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.47	Certificate of Formation of Alenco Window GA, L.L.C. (incorporated by reference from Exhibit 3.49 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.48	Limited Liability Company Agreement of Alenco Window GA, L.L.C. (incorporated by reference from Exhibit 3.50 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.49	Articles of Incorporation of Mastic Home Exteriors, Inc. (f/k/a The Stolle Corporation) (incorporated by reference from Exhibit 3.51 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.51	Certificate of Amendment of the Articles of Incorporation of Mastic Home Exteriors, Inc. (f/k/a The Stolle Corporation) (incorporated by reference from Exhibit 3.53 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.52	Certificate of Amendment of the Articles of Incorporation of Mastic Home Exteriors, Inc. (f/k/a The Stolle Corporation) (incorporated by reference from Exhibit 3.54 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.53	Certificate of Amendment of the Articles of Incorporation of Mastic Home Exteriors, Inc. (f/k/a Alcoa Building Products, Inc.) (incorporated by reference from Exhibit 3.55 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.54	Regulations of Mastic Home Exteriors, Inc. (f/k/a Alcoa Home Exteriors, Inc.) (incorporated by reference from Exhibit 3.56 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.55	Certificate of Amendment of the Articles of Incorporation of Mastic Home Exteriors, Inc. (f/k/a Alcoa Home Exteriors, Inc.) (incorporated by reference from Exhibit 3.57 to the Company’s Registration Statement on Form S-4 (File No. 333-174962)).

3.56	Certificate of Incorporation of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation) (incorporated by reference from Exhibit 3.57 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

Exhibit Number	Description
3.57	Certificate of Amendment of the Certificate of Incorporation of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation) (incorporated by reference from Exhibit 3.58 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.58	By-laws of Ply Gem Pacific Windows Corporation (f/k/a CertainTeed Pacific Windows Corporation) (incorporated by reference from Exhibit 3.59 to the Company’s Registration Statement on Form S-4 (File No. 333-153262)).

3.59	Certificate of Formation of Foundation Labs by Ply Gem, LLC, dated June 28, 2012 (incorporated by reference from Exhibit 3.61 to the Company’s Registration Statement on Form S-4 (File No. 333-185386)).

3.60	Limited Liability Company Agreement of Foundation Labs by Ply Gem, LLC, dated June 28, 2012 (incorporated by reference from Exhibit 3.62 to the Company’s Registration Statement on Form S-4 (File No. 333-185386)).

3.61**	Articles of Incorporation of SimEx, Inc.

3.62**	Amended and Restated By-laws of SimEx, Inc.

3.63**	Certificate of Formation of Simonton Building Products LLC.

3.64**	Limited Liability Company Agreement of Simonton Building Products LLC.

3.65**	Articles of Incorporation of Simonton Industries, Inc.

3.66**	Amended and Restated By-laws of Simonton Industries, Inc.

3.67**	Articles of Incorporation of Simonton Windows, Inc.

3.68**	Amended and Restated By-laws of Simonton Windows, Inc.

3.69**	Certificate of Incorporation of Simonton Windows & Doors, Inc.

3.70**	By-laws of Simonton Windows & Doors, Inc.

4.1	Indenture, dated as of January 30, 2014, among Ply Gem Industries, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K, dated January 30, 2014 (File No. 001-35930)).

4.2**	Form of Exchange Note (included as Exhibit A of Exhibit 4.1 of this Registration Statement).

4.3	Registration Rights Agreement, dated September 19, 2014, among Ply Gem Industries, Inc., the Guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K, dated September 19, 2014 (File No. 001-35930)).

4.4**	Joinder, dated October 3, 2014, to the Registration Rights Agreement, among Ply Gem Industries, Inc., the Guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers.

Exhibit Number	Description
4.5**	First Supplemental Indenture, dated as of October 3, 2014, among Ply Gem Industries, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Noteholder Collateral Agent.

5.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange notes and guarantees.

5.2**	Opinion of Marshall & Melhorn, LLC as to certain legal matters of Ohio law relating to the validity of the securities being registered.

5.3**	Opinion of Lathrop & Gage LLP as to certain legal matters of Missouri law relating to the validity of the securities being registered.

5.4**	Opinion of Adams and Reese LLP as to certain legal matters of Texas law relating to the validity of the securities being registered.

5.5**	Opinion of Dinsmore & Shohl LLP as to certain legal matters of West Virginia law relating to the validity of securities being registered.

5.6**	Opinion of Barnes & Thornburg LLP as to certain legal matters of California law relating to the validity of securities being registered.

8.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.

10.1**	Amendment No. 2 and Incremental Assumption Agreement to Amended and Restated Credit Agreement, dated November 6, 2014, by and among Ply Gem Holdings, Inc., Ply Gem Industries, Inc., Gienow Canada Inc. and Mitten Inc., each other Loan Party signatory thereto, each Lender providing an increase to its Revolving Credit Commitment or a new Revolving Credit Commitment, as the case may be, and UBS AG, Stamford Branch, as U.S. Administrative Agent.

12.1**	Statement of Computation of Ratios of Earnings of Fixed Charges.

21.1**	List of Subsidiaries.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2**	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).

23.3**	Consent of Marshall & Melhorn, LLC (included in Exhibit 5.2 to this Registration Statement).

23.4**	Consent of Lathrop & Gage LLP (included in Exhibit 5.3 to this Registration Statement).

23.5**	Consent of Adams and Reese LLP (included in Exhibit 5.4 to this Registration Statement).

23.6**	Consent of Dinsmore & Shohl LLP (included in Exhibit 5.5 to this Registration Statement).

23.7**	Consent of Barnes & Thornburg LLP (included in Exhibit 5.6 to this Registration Statement).

Exhibit Number	Description
24**	Powers of Attorney.

25**	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Indenture.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

101	The following financial statements from Ply Gem Holdings, Inc. Registration Statement on Form S-4 for the quarter ended September 27, 2014 and the year ended December 31, 2013, were formatted in XBRL (Extensible Business Reporting Language): (i) Condensed Consolidated Balance Sheets; (ii) Condensed Consolidated Statements of Operations; (iii) Condensed Consolidated Statements of Cash Flows; and (iv) Notes to Condensed Consolidated Financial Statements (incorporated by reference from Exhibit 101 to the Company’s Form 10-K, dated March 14, 2014 (File No. 001-35930) and from Exhibit 101 to the Company’s Form 10-Q, dated November 7, 2014 (File No. 001-35930)).

*	Filed herewith
**	Previously filed